UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REPUBLIC SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

REPUBLIC SERVICES

We'll handle it from here.

Protecting our Blue Planet.
This truck runs on natural gas for a cleaner world.
REPUBLIC SERVICES

REPUBLIC(R) SERVICES We'll handle it from here. Notice of the 2020 Annual Meeting of Shareholders and 2020 Proxy Statement

SUSTAINABILITY AT REPUBLIC SERVICES The Five Elements of Our Sustainability Platform Safety Nothing is more important than safety. The nature of our business model requires us to be uncompromising on safety. A sustainable planet is only possible if everyone works and lives together...safely. People We believe an engaged and diverse workforce is the greatest indicator of our success. Our people make Republic a preferred place to work and help our communities to be strong and vibrant. Operations With one of the largest fleets in the nation and an average of 5 million pickups per day, we known it's important for us to continuously leverage technology to reduce emissions while increasing efficiency. Materials Management Our experience, passion and high ethical standards drive us to do more, solve more, innovate more and turn waste into solutions that deliver a valuable product or service while also protecting our planet. Communities Investing in the communities where we live and work is important to us. We provide financial support, volunteer our time and provide in-kind donations to help our communities thrive. Awards & Recognition for Our Blue Planet Sustainability Initiatives For more information about our Sustainability Platform and our new 2030 Sustainability Goals, please visit RepublicServices.com/sustainability.

REPUBLIC(R) SERVICES We'll handle it from here(R).

March 24, 2020

Dear Shareholder:

Republic Services is the second largest solid waste and recycling services company in North America as measured by revenue, and our vision is to be America’s preferred provider and partner. Under the leadership of the Company’s Board of Directors and management team, our 36,000 employees continued to advance our strategy of Profitable Growth through Differentiation throughout 2019. We do this through a consistent focus on strong performance and innovation in five strategic pillars: Market Position, Operating Model, People and Talent Agenda, Customer Zeal, and Digital Platform. Our collective commitment to these strategic pillars has generated sustainable earnings and cash flow growth while continually improving return on invested capital. We remain focused on creating value for all our stakeholders — our customers, employees, communities and shareholders.

Our Blue Planet: 2030 Goals

As our business continues to grow, so too does our potential to make a meaningful positive impact on the environment and society. Over the past several years, we have been steadily enhancing the way that we measure and manage our sustainability performance. In 2019, we unveiled a new set of ambitious, long-term sustainability goals that build on the success of the time-bound goals we achieved in 2018. These new goals are designed to significantly benefit the environment and society while enhancing the foundation and profitability of our business for the long term.

We developed our new 2030 goals through a comprehensive assessment that included an analysis of global trends, identification of business model dependencies, and engagement with key stakeholders, including our shareholders. This resulted in an ambitious set of objectives that align with the United Nations’ Sustainable Development Goals, which address critical global macrotrends. Notably, our new greenhouse gas goal has been approved by the Science Based Targets Initiative.

In addition to setting new goals in 2019, we also increased our level of sustainability disclosure and transparency. We released our fifth Sustainability Report in 2019, published our second annual SASB report and updated our GRI report to the latest standard. All of these reports are available on our website at RepublicServices.com/sustainability.

Culture and Human Capital Management

We know that building an engaged workforce requires a commitment that extends throughout the entire organization. We demonstrate our commitment to diversity through our actions and through the people who guide our Company. We are proud to report that seven of the 12 current members of our Board are women or diverse. Our Board is actively involved in overseeing the Company’s human capital management program, which includes talent development, inclusion and diversity, employee wellness, and other important initiatives. We are committed to creating a company that attracts and engages its employees every day. We do this by combining meaningful experiences and programs that develop and motivate employees with attractive total rewards packages.

The bottom line is that we believe an engaged and diverse workforce is vital to our success. We measure employee engagement annually and compensate many of our leaders based on their teams’ scores. While we continue to outperform industry benchmarks and receive national awards for our accomplishments in these areas, we are committed to raising the bar even higher. We know that our business units with higher employee engagement experience fewer safety incidents, provide better customer service, and deliver better financial performance.

Robust Risk Oversight

Our Board is actively involved in risk oversight and works closely with our executive team to manage and mitigate the risks and opportunities facing the Company. Areas of current focus include:

•	Cybersecurity and privacy risk

•	Safety

•	Environmental risk, including climate change

•	Compensation

•	Financial risk

•	Reputational risk

We also maintain a strong governance profile that aligns with the Investor Stewardship Group’s Corporate Governance Principles. Highlights include an independent Board chairman structure, proxy access right, comprehensive director and management succession planning processes and a best-in-class code of business ethics and conduct.

Shareholder Engagement

Our broad-based shareholder outreach program provides us with valuable feedback throughout the year. During 2019, independent members of our Board and members of our management team engaged with shareholders representing approximately 53% of our investment base. The input we receive from shareholders is shared with our full Board, and informs our best practices around executive compensation, corporate governance and sustainability.

As part of that engagement, it is our pleasure to invite you to our 2020 annual shareholder meeting at 10:30 a.m. local time on Friday, May 8, 2020 at the Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260.

Thank you for your support and investment in Republic Services.

Manuel Kadre Chairman of the Board

Donald W. Slager Chief Executive Officer

For further information about the 2020 Annual Meeting, please call (800) 248-3170	Republic Services, Inc. 2020 Proxy Statement | 3

REPUBLIC
SERVICES
RepublicServices.com
REPUBLIC
SERVICES
RepublicServices.com

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 8, 2020. This Proxy Statement relating to the 2020 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

To the Shareholders of Republic Services, Inc.:

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Services, Inc., a Delaware corporation, will be held at the Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260, on May 8, 2020, at 10:30 a.m., local time, for the following purposes:

Items of Business

1.	To elect the 10 directors listed in this proxy statement to serve until the 2021 annual meeting of shareholders or until their respective successors are duly elected and qualified;

2.	To hold an advisory vote to approve our named executive officer compensation;

3.	To ratify the appointment of our independent registered public accounting firm for 2020;

4.	To approve the Republic Services, Inc. 2021 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date

Only shareholders of record at the close of business on March 11, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it. A list of such shareholders will be available commencing March 24, 2020 and may be examined prior to the Annual Meeting at our corporate headquarters during normal business hours.

Availability of Proxy Materials

We are pleased to utilize Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K in digital form online. Shareholders of record will be mailed a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the proxy materials and our Annual Report on Form 10-K online and, if they prefer, how to request paper copies of these materials. We believe providing these materials online enables us to reduce the environmental impact of our Annual Meeting and lower our printing and delivery costs while providing shareholders with the information they need more quickly and efficiently.

Proxy Voting

Your participation at our Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, please vote your shares as instructed in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card at your earliest convenience. Your prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19), and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at https://investor.republicservices.com/annual-meeting for updated information. If you are planning to attend our meeting, please check the website at least ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,

Manuel Kadre Chairman of the Board	Donald W. Slager Chief Executive Officer

Phoenix, AZ

March 24, 2020

Republic Services, Inc. 2020 Proxy Statement    |    5

Proxy Statement Table of Contents

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 8, 2020: This Proxy Statement relating to the 2020 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

PROXY SUMMARY BOARD GOVERNANCE EXCUTIVE COMPENSATION AUDIT COMMITTEE MATTERS PROPOSALS MEETING INFORMATION ANNEX

PROXY SUMMARY

PROXY SUMMARY

We are providing this Proxy Statement (“Proxy Statement”) to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of Republic Services, Inc., a Delaware corporation (“Republic,” “Republic Services,” the “Company,” “we,” “us” or “our”), of proxies to be voted at the annual meeting of shareholders to be held in Scottsdale, Arizona on May 8, 2020 (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy summary is intended to provide an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Annual Meeting of Shareholders

Date and Time: Friday, May 8, 2020, at 10:30 a.m., local time

Location:	Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260

Record Date: Shareholders as of March 11, 2020 are entitled to vote

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19), and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at https://investor.republicservices.com/annual-meeting for updated information. If you are planning to attend our meeting, please check the website at least ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Proposals and Board Recommendations		BOARD’S RECOMMENDATION	PAGE REFERENCE

Proposal 1	Election of the 10 Directors in this Proxy Statement	FOR	92

Proposal 2	Advisory Vote on Named Executive Officer Compensation	FOR	93

Proposal 3	Ratification of Independent Registered Public Accounting Firm for 2020	FOR	94

Proposal 4	Proposal to Approve the Republic Services, Inc. 2021 Stock Incentive Plan	FOR	95

                              10    |    Republic Services, Inc. 2020 Proxy Statement

2019 Business and Performance Highlights

During 2019, we continued to create value for our shareholders. Our strong performance reflects our focus on executing our strategy designed to profitably grow our business, manage our cost structure, generate consistent earnings and free cash flow growth, improve return on invested capital, and increase cash returns to our shareholders. Highlights of the year include:

•	Outperformed our upwardly revised adjusted earnings per share (“EPS”) and adjusted free cash flow (“FCF”) guidance despite continued headwinds from lower recycled commodity prices;

•	Full-year diluted EPS was $3.33 per share and full-year adjusted EPS[1] was $3.34 per share. Adjusted EPS increased 8 percent over the prior year;

•	Full-year cash provided by operating activities was $2.4 billion and adjusted free cash flow[1] was $1.2 billion;

•	Invested $526 million in acquisitions during 2019;

•	Returned $891 million to shareholders in 2019 through dividends and share repurchases, representing a cash yield of 3.3 percent;

•	Total shareholder return was 27 percent for the full year; and

•	Received numerous notable awards for our continued leadership in Environmental, Social and Governance (ESG) matters in 2019, as discussed in more detail in the “Environmental, Social and Governance (ESG) Leadership” section below.

(1) Adjusted EPS and adjusted free cash flow are non-GAAP financial measures. For a reconciliation of these non-GAAP measures to the comparable measures in accordance with GAAP, see “Reconciliation of GAAP to Non-GAAP Financial Measures” in Annex A on page 108.

Environmental, Social and Governance (ESG) Leadership

Our sustainability goals and practices are core to our business and are integrated into our business strategy as well as our long-term financial targets. Sustainable business practices are embedded in our day-to-day operations, which improve our profitability and support long-term value creation for our shareholders. The Board, through its Sustainability & Corporate Responsibility Committee, is responsible for overseeing our management’s handling of environmental, social and enterprise risks, including environmental and corporate sustainability related risks and opportunities posed to the Company. As a result of this ongoing commitment to sustainable business practices, we have been recognized for our leading performance in several key areas including employee engagement, ethics, innovation, climate change and sustainability.

Shareholder Engagement

We have a well-developed shareholder engagement program that emphasizes year-round shareholder engagement and direct communication with our Board. During 2019, we engaged directly with shareholders representing approximately 53% of shares outstanding, as well as one proxy advisor. Key areas of discussion with shareholders in the past year included:

•	Our continued commitment to sustainable business practices, including an overview of our new 2030 sustainability goals.

•	Our Board’s commitment to director refreshment and strong governance practices. This included our ongoing efforts to add new members to our Board — focusing on individuals who provide a diversity of background, skills, and viewpoints to oversee our Company’s strategic direction.

•	Our Board’s oversight of human capital management, including safety, employee engagement, inclusion and diversity, and talent development. Based on these discussions and the Company’s commitment to these initiatives, we added a new “Human Capital Management” section to our Proxy Statement on page 33.

Our Board and our management team highly value these shareholder discussions and consider this feedback in Board deliberations and decisions. The feedback we received from our shareholders during these discussions was positive, and we look forward to continuing these conversations and engagement efforts.

Republic Services, Inc. 2020 Proxy Statement    |    11

DIRECTOR NOMINEES AND CORPORATE GOVERNANCE HIGHLIGHTS

Board Nominees

The table below lists the names of our director nominees and the standing committees on which they serve as of the mailing date of this Proxy Statement.

DIRECTOR NAME	AGE	DIRECTOR SINCE	COMMITTEES	INDEPENDENT

Manuel Kadre (Chairman)	54	2014	—

Tomago Collins	48	2013	Sustainability & Corporate Responsibility Committee (Chair) and Audit Committee

Thomas W. Handley	65	2016	Management Development & Compensation Committee (Chair) and Nominating & Corporate Governance Committee

Jennifer M. Kirk	45	2016	Audit Committee (Chair) and Sustainability & Corporate Responsibility Committee

Michael Larson	60	2009	Nominating & Corporate Governance Committee (Chair) and Management Development & Compensation Committee

Kim S. Pegula	50	2017	Management Development & Compensation Committee and Sustainability & Corporate Responsibility Committee

Donald W. Slager (CEO)	58	2010	—

James P. Snee	53	2018	Nominating & Corporate Governance Committee and Management Development & Compensation Committee

Sandra M. Volpe	52	2016	Nominating & Corporate Governance Committee and Sustainability & Corporate Responsibility Committee

Katharine B. Weymouth	53	2018	Audit Committee and Management Development & Compensation Committee

                              12    |    Republic Services, Inc. 2020 Proxy Statement

Board Highlights

Our Board is comprised of highly engaged and skilled directors with varied experiences and backgrounds who bring diverse perspectives to their oversight of our business while representing the long-term interests of our shareholders.

The Board has a director retirement age of 72; however, the Board retains the discretion to request a member to remain on the Board if circumstances warrant. In 2019, the Board exercised this discretion and requested Ramon A. Rodriguez and John M. Trani remain on the Board for an additional year to ensure optimal expertise and continuity of the Board. Mr. Rodriguez and Mr. Trani are retiring and will not stand for re-election in 2020. Mr. Rodriguez has served on the Board for over twenty years, with prior positions including Chairman of the Board and Chair of the Audit Committee. Mr. Trani has served on the Board of Republic or its predecessor companies for over thirteen years. Messrs. Rodriguez and Trani have been valuable members of the Company’s Board, and we greatly appreciate their many years of service.

We are committed to maintaining a Board that has a balanced mix of skills and attributes, and we accomplish this through our active refreshment and director succession planning process. While the Board did not add any new directors in 2019, we continue to seek highly qualified candidates who will bring additional skills and perspectives to the Board.

Board Practices

Our Board has developed a robust set of practices to help ensure appropriate composition and effective functioning. The Board maintains a regular board evaluation process that is closely linked with ongoing succession planning practices, as well as a commitment to regular board refreshment based on the Company’s current and future needs and strategic priorities.

Corporate Governance Practices

We continuously monitor developments and best practices in corporate governance and enhance our practices as warranted and based on shareholder feedback. Key features of our corporate governance practices are noted below:

CORPORATE GOVERNANCE HIGHLIGHTS

Shareholder Engagement Program	Board Sustainability & Corporate Responsibility Committee

Proxy Access Right	Thoughtful Board Evaluation Process

Independent Board Chairman	Formal Onboarding Program for New Directors

Director and Executive Succession Planning	Majority Vote Standard

Substantial Majority Independent Board (9 of 10 director nominees)	Deferral of Compensation for Directors (restricted stock units or cash)

No Supermajority Vote Requirements	Code of Business Ethics and Conduct

Shareholder Action by Written Consent	Political Contributions Policy

Independent Board Committees	Stock Ownership Guidelines for Directors and Senior Management

Annual Director Elections	Anti-Hedging and Anti-Pledging Policies

Human Rights Policy	One Share, One Vote Structure

Republic Services, Inc. 2020 Proxy Statement    |    13

EXECUTIVE COMPENSATION OVERVIEW

Components of Our Executive Compensation Program

The Management Development & Compensation Committee (the “Compensation Committee”) is committed to a performance-based executive compensation program that enables us to attract, retain and motivate our leadership team in a way that drives financial success and sustained shareholder value creation. The core compensation elements for the executive officers listed in the Summary Compensation Table (referred to as “named executive officers” or “NEOs”) are:

•	base salary;

•	annual cash incentive bonus based on target; and

•	long-term incentive awards based on target, which are delivered in performance shares (“PSUs”) and restricted stock units (“RSUs”).

Executive Compensation Link to Strategy

We maintain rigorous performance goals on a bottom-up basis, reflecting management initiatives and the impact of anticipated external factors. To align management incentives, our metrics and performance targets focus on factors that management can impact, rather than external factors that are outside of management’s control or ability to mitigate.

MANAGEMENT INITIATIVES Profitable Revenue Growth Controllable Operating Expenses Capital Investment M&A (Tuck-in) SELECTED EXTERNAL FACTORS Volume/Macroeconomic Environment CPI Impact on Pricing Diesel/Other Commodity Prices Regulatory and Tax Law Changes FINANCIAL RESULTS EPS Free Cash Flow Cash Flow Value Creation ROIC VALUE CREATION Stock Price Appreciation Shareholder Return Our compensation program is focused on achieving key financial results that support shareholder value creation.

                              14    |    Republic Services, Inc. 2020 Proxy Statement

2019 METRICS: ALIGNED WITH STRATEGY AND SHAREHOLDER INTERESTS

ANNUAL CASH BONUS Earnings Per Share 50% Free Cash Flow 50% PERFORMANCE-BASED LTI AWARD Return On Invested Capital 40% Cash Flow Value Creation 40% Relative Total Shareholder Return 20% Our annual incentive metrics are designed to encourage profitable growth and are widely accepted by the investment community as important performance metrics. Our LTI metrics are designed to grow our business with an emphasis on cash flow while maximizing investment returns and aligning interests between our executives and shareholders.

The Compensation Committee believes that the metrics used in our incentive programs should align with our strategic goals and motivate our executives to drive financial and operational performance that will build long-term value for our shareholders. We believe that the metrics used in our annual and long-term incentive (“LTI”) programs are aligned with our strategic goals.

Compensation Governance Practices

We have established a number of compensation best practices that help ensure our compensation program remains aligned with shareholder interests.

COMPENSATION GOVERNANCE HIGHLIGHTS

Pay-for-Performance Incentive Structures	Active Management of Dilution from Equity Plans

Stock Ownership Guidelines for Directors	No Dividends on Unearned PSUs

Annual Risk Assessment of Compensation Program	Limited Perquisites

Independent Compensation Consultant	No Excise Tax Gross-Ups

Clawback Policy	No Hedging, Pledging or Short Sales

Double Trigger Change in Control Provisions	Updated Stock Ownership Guidelines for Senior Management

We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Republic Services, Inc. 2020 Proxy Statement    |    15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Republic’s Board of Directors

Republic’s Board currently consists of 12 directors; however, Ramon A. Rodriguez and John M. Trani are retiring and not standing for re-election to the Board at the Annual Meeting. Mr. Rodriguez has served on the Board for over twenty years, with prior positions including Chairman of the Board and Chair of the Audit Committee. Mr. Trani has served on the Board of Republic or its predecessor companies for over thirteen years. Messrs. Rodriguez and Trani have been valuable members of the Company’s Board, and we greatly appreciate their many years of service. Since Messrs. Rodriguez and Trani are not standing for re-election, the Board has adopted a resolution reducing the size of the Board to ten directors effective upon the Annual Meeting date.

Our 10 director nominees are each highly engaged and skilled professionals who recognize that strong corporate governance contributes to long-term shareholder value.	The Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) evaluated our director nominees in accordance with the Governance Committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the full Board for approval. We believe that each of our director nominees is highly qualified and collectively they represent the best mix of experience, wisdom, integrity, and ability to advance Republic’s strategy and serve the interests of all our stakeholders.

Top row, from left to right: Tomago Collins, Michael Larson, Katharine B. Weymouth, Donald W. Slager, John M. Trani, Sandra M. Volpe, James P. Snee, and Manuel Kadre. Bottom row, from left to right: Ramon A. Rodriguez, Jennifer M. Kirk, Thomas W. Handley, and Kim S. Pegula.

                              18    |    Republic Services, Inc. 2020 Proxy Statement

Biographical Information Regarding Director Nominees

Director Nominees

Manuel Kadre Chairman of the Board since 2017; Director since June 2014 Committees: None

RELEVANT SKILLS AND QUALIFICATIONS

•  Chief Executive and Management experience gained as Chief Executive Officer of Gold Coast Caribbean Importers and MBB Auto, LLC

•  Financial and Strategy experience from his leadership roles in acquiring and managing several businesses as well as running successful businesses that are focused on positioning well-known brands in highly regulated markets

CAREER HIGHLIGHTS

MBB Auto, LLC, 2012 – Present

•	Chief Executive Officer

Gold Coast Caribbean Importers, 2005 – 2014

•	Chief Executive Officer

CC1 Companies, 1995 – 2009

•	President, Vice President, General Counsel and Secretary

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Mednax, Inc., 2007 – Present (Lead Independent Director, Member of the Executive Committee, Audit Committee, and Chair of the Nominating and Corporate Governance Committee)
•	The Home Depot, Inc., 2018 – Present (Member of the Audit Committee and the Finance Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board of Trustees, University of Miami
•	Board of Directors, University of Miami Health System

Tomago Collins Director since August 2013; Committees: Sustainability & Corporate Responsibility (Chair), Audit

RELEVANT SKILLS AND QUALIFICATIONS

•  Communications and Public Affairs experience gained as the strategic public affairs and communications executive for all Kroenke Sports & Entertainment-owned sports, entertainment, media, real estate, ranch and vineyard products, including Arsenal Football Club, Los Angeles Rams, Denver Nuggets, Altitude Sports & Entertainment network and the Pepsi Center

•  Strategy and M&A experience gained from his role with Kroenke, where Mr. Collins works closely with senior management on business development, mergers and acquisitions, and strategic planning

CAREER HIGHLIGHTS

Kroenke Sports & Entertainment, 2003 – Present

•	Strategic Communications and Public Affairs Executive

The (Louisville) Courier-Journal and CNN International

•	Journalist

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	AutoNation, Inc., 2014 – 2019

ADDITIONAL EXPERIENCE AND SERVICE

•	Director, Global Down Syndrome Foundation

Republic Services, Inc. 2020 Proxy Statement    |    19

Thomas W. Handley Director since July 2016; Committees: Management Development & Compensation (Chair), Nominating & Corporate Governance

RELEVANT SKILLS AND QUALIFICATIONS

•  Operations and Management experience gained as the Chief Operating Officer for the investment operations of William H. Gates III, responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust, and from his former role as the President and Chief Operating Officer of Ecolab, Inc.

•  Strategy and Marketing experience from his extensive history with Procter & Gamble, which focused on marketing and strategic planning for a global business unit

CAREER HIGHLIGHTS

William H. Gates III, 2019 – Present

•	Chief Operating Officer
•	Includes management of investment operations for personal assets and for the Bill & Melinda Gates Foundation Trust

Ecolab Inc., 2003 – 2019

•	Special Advisor to the CEO responsible for the spin off of Ecolab’s upstream energy business, April 2019 – August 2019
•	President and Chief Operating Officer, 2012 – March 2019
•	Various executive positions with increasing responsibility

Procter & Gamble, 1981 – 2003

•	Vice President, Global Planning, Marketing and Always Global Franchise
•	Various positions in general and brand management both in the United States and internationally

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	HB Fuller Company, 2010 – Present (Member of the Compensation Committee and the Audit Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board Member, 5th Avenue Theater Association
•	Former Director and Member, National Association of Manufacturers Executive Board (organization’s governing board)
•	Former Board Member and Former Chair, Ordway Center for Performing Arts

Jennifer M. Kirk Director since July 2016; Committees: Audit (Chair), Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Accounting and Financial experience gained from over 20 years in finance, accounting and compliance, including her current position as Senior Vice President, Integration and Value Capture at Occidental Petroleum Corporation

•  Management experience from her leadership roles in large global organizations

CAREER HIGHLIGHTS

Occidental Petroleum Corporation, 1999 – Present

•	Senior Vice President, Integration and Value Capture
•	Vice President, Controller and Chief Accounting Officer
•	Controller, Oil and Gas Division
•	Various Operational and HQ positions with increasing responsibility

Arthur Andersen LLP, 1996 – 1999

•	Responsibilities encompassed all areas of financial statement audits including planning, supervision and financial statement reporting at both a staff and senior level

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Western Midstream Partners, LP, 2019 – Present

ADDITIONAL EXPERIENCE AND SERVICE

•	Director, Boys and Girls Club of Greater Houston, 2017 – Present
•	Director, Women’s Chamber of Commerce Houston, 2017 – Present
•	Member, Chief Accounting Officer Network and the American Institute of Certified Public Accountants
•	Volunteer, Juvenile Diabetes Research Foundation

                              20    |    Republic Services, Inc. 2020 Proxy Statement

Michael Larson Director since October 2009; Committees: Nominating & Corporate Governance (Chair), Management Development & Compensation

RELEVANT SKILLS AND QUALIFICATIONS

•  Financial experience gained as Chief Investment Officer to William H. Gates III, responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust

•  Investment and Leadership experience gained from over 37 years of making investments and acquiring a broad understanding of the capital markets, business cycles, capital investment and allocation and an appreciation of the interests of long-term shareholders (including the perspective of our largest shareholder, Mr. Gates’ Cascade Investment, L.L.C.)

CAREER HIGHLIGHTS

William H. Gates III, 1994 – Present

•	Chief Investment Officer
•	Includes investment management for personal assets and for the Bill & Melinda Gates Foundation Trust

Additional Experience, Prior to 1994

•	Harris Investment Management
•	Putnam Investments
•	ARCO

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Ecolab Inc., 2012 – Present (Vice Chair of the Finance Committee and Member of the Safety, Health and Environment Committee)
•	Fomento Económico Mexicano, S.A.B.de C.V., 2011 – Present
•	AutoNation, Inc., 2010 – 2018

ADDITIONAL EXPERIENCE AND SERVICE

•	Chairman of the Board of Trustees of two funds within the Western Asset Management fund complex
•	Member of their respective Audit Committees and Governance and Nominating Committees

Kim S. Pegula Director since July 2017; Committees: Management Development & Compensation, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as President and Chief Executive Officer of Pegula Sports & Entertainment, a multifaceted management company that oversees the business operations of a variety of professional sports, entertainment, real estate, financial and hospitality entities

•  Marketing and Strategy experience in creating, developing and operating successful brands and sports franchises that put meaningful customer engagement at the heart of their business model

CAREER HIGHLIGHTS

Pegula Sports & Entertainment, 2014 – Present

•	President, Chief Executive Officer and Owner

East Management Services and East Asset Management, 2010 – Present

•	Chief Operating Officer

East Resources, Inc. (Sold to Royal Dutch Shell in 2010)

•	Communications and Investor Relations Director, 1991 – 2010
•	Officer, 2000 – 2010

National Hockey League

•	Owner and member of the Board of Governors, 2011 – Present

ADDITIONAL EXPERIENCE AND SERVICE

National Football League

•	Owner and member of the Business Ventures, 2017 – Present
•	Foundation and Special Events Committee, 2015 – Present

Republic Services, Inc. 2020 Proxy Statement    |    21

Donald W. Slager Chief Executive Officer since January 2011; Director since June 2010 Committees: None

RELEVANT SKILLS AND QUALIFICATIONS

•  Industry, Management, and Operations experience as a 35-year veteran of the solid waste and recycling industry, including over 27 combined years with Republic Services, Inc. and Allied Waste Industries, Inc.

•  Chief Executive experience as Chief Executive Officer of Republic, a role Mr. Slager has held since January 2011

CAREER HIGHLIGHTS

Republic Services, Inc., 2008 – Present

•	Chief Executive Officer, 2019 – Present
•	President and Chief Executive Officer, 2011 – 2019
•	President and Chief Operating Officer, 2008 – 2010

Allied Waste Industries, Inc., 1992 – 2008

•	President and Chief Operating Officer
•	Senior Vice President Operations
•	Vice President Operations
•	Assistant Vice President Operations
•	Regional Vice President, Western Region
•	District Manager, Chicago Metro District

National Waste Services, 1985 – 1992

•	General Manager, among other management positions

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Martin Marietta Materials, Inc., 2016 – Present (Chair of the Nominating and Corporate Governance Committee and Member of the Finance Committee)
•	UTi Worldwide, Inc., 2009 – 2016 (served as Chairman of the Nominating and Corporate Governance Committee and Member of the Compensation Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Governing Board Member, Together for Safer Roads
•	Board of Directors, Arizona Commerce Authority

James P. Snee Director since July 2018; Committees: Management Development & Compensation, Nominating & Corporate Governance

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as Chairman and Chief Executive Officer of Hormel Foods Corporation, a publicly traded international Fortune 500 company

•  Strategy and Operations experience gained from senior operational roles at Hormel Foods Corporation, including as Chief Operating Officer from 2015 to 2016

CAREER HIGHLIGHTS

Hormel Foods Corporation, 1989 – Present

•	Chairman, President and Chief Executive Officer
•	President and Chief Operating Officer
•	Group Vice President and President, Hormel Foods International Corporation
•	Vice President and Senior Vice President, Hormel Foods International Corporation
•	Vice President, Affiliated Business Units

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Hormel Foods Corporation, 2015 – Present (Chairman of the Board)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board and Executive Committee Member, Grocery Manufacturers Association
•	Executive Board Member, North American Meat Institute
•	Board Member, The Hormel Foundation

                              22    |    Republic Services, Inc. 2020 Proxy Statement

Sandra M. Volpe Director since December 2016; Committees: Nominating & Corporate Governance, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Financial experience gained over a 25-year career in financial and strategic planning roles at large global companies including FedEx and Lender’s Service, Inc.

•  Strategy and Operations experience as Senior Vice President at FedEx where Ms. Volpe is responsible for strategy across FedEx Ground, internal and external communications, and business development solutions

CAREER HIGHLIGHTS

FedEx Ground, 2000 – Present

•	Senior Vice President, Strategic Planning, Communications and Business Development Solutions
•	Senior Vice President, Strategic Planning, Communications and Contractor Relations
•	Vice President, Strategic Planning
•	Vice President, Finance

Lender’s Service, Inc., 1993 – 2000

•	Director of Financial Planning and Analysis, Associate Vice President

ADDITIONAL EXPERIENCE AND SERVICE

•	Executive Leadership Chair, Go Red for Women
•	Former Board Chair, American Heart Association
•	FedEx 5 Star Award, FedEx Leadership Award, FedEx Corporation Bravo Zulu Award for Service, and Prudential Principle Player Award

Katharine B. Weymouth Director since October 2018; Committees: Management Development & Compensation, Audit

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained through numerous leadership positions at The Washington Post, including Publisher and Chief Executive Officer, and as Chief Operating Officer and former CEO of dineXpert, a group buying organization working with independent restaurants

•  Strategy and Marketing experience from her eight years in the advertising department at The Washington Post, where as Vice President of Advertising she led the transformation of The Washington Post from a print newspaper business to a digital content business

CAREER HIGHLIGHTS

dineXpert, 2017 – Present

•	Chief Operating Officer
•	Chief Executive Officer

The Washington Post, 1996 – 2014

•	Chief Executive Officer and Publisher
•	Director of Advertising Sales
•	Vice President of Advertising
•	Assistant General Counsel, and various other legal and advertising positions with increasing responsibility

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Cable One, Inc., 2015 – Present (Member of the Audit Committee and the Compensation Committee)
•	Graham Holdings Company, 2010 – Present (Member of the Finance Committee and the Compensation Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Trustee, Philip L. Graham Fund
•	Trustee, Greater Washington Community Foundation

Board Refreshment

We are committed to maintaining a Board that has a balanced mix of skills and attributes, and we accomplish this through our active refreshment and director succession planning process. We have added six new directors since 2016, and although the Board did not add any new directors in 2019, we continue to seek highly qualified candidates who will bring additional skills and perspectives to the Board.

Republic Services, Inc. 2020 Proxy Statement    |    23

Board of Directors and Corporate Governance Matters

We operate within a comprehensive corporate governance framework that defines responsibilities, sets high ethical standards of professional and personal conduct, and helps ensure compliance with these responsibilities and standards. The Board’s Corporate Governance Guidelines provide the framework for effective governance and are amended by the Board from time to time in response to changing regulations, evolving best practices, and shareholder input.

Shareholder Engagement

We value the perspectives and feedback provided by our shareholders. During 2019, we engaged directly with shareholders representing approximately 53% of shares outstanding as well as one proxy advisor. During these meetings, we discussed Republic’s business strategy, financial performance, new sustainability goals, and human capital management, as well as our governance practices and executive compensation program. The feedback we receive is shared with the Board and considered during deliberations, particularly with regard to Board governance, compensation and sustainability practices.

In these discussions, investors told us that they are pleased with the enhancements the Company has made to the governance, compensation, and sustainability framework over the last several years. We received specific feedback that our governance practices are fully aligned with Investor Stewardship Group’s corporate governance principles for U.S. listed companies.

I lead for Earth. Justin is passionate about leadership and innovation, mentoring people to forge new paths and pursue new ideas that make the world a better place. He champions recycling among our customers by inspiring our managers to lead the way. His work has a far-reaching impact, affecting change exponentially throughout the company and beyond. Justin | Senior Manager, Organizational Development Phoenix, Arizona

                              24    |    Republic Services, Inc. 2020 Proxy Statement

Investor Stewardship Group’s Corporate Governance Principles

Republic follows the corporate governance principles for U.S. listed companies set forth by the Investor Stewardship Group (“ISG”). We are committed to the corporate governance practices set forth below, and continue to monitor and implement developments in best practices that would enhance our governance model.

ISG PRINCIPLE	REPUBLIC PRACTICE

PRINCIPLE 1: Boards are accountable to shareholders.

•  All Board members are elected annually

•  Proxy access bylaw provision

•  In addition to proxy access, shareholders are entitled to recommend director candidates to the Governance Committee

•  Directors elected by majority of votes cast

•  Directors not receiving majority support must tender their resignation for consideration by the Board

•  No poison pill

PRINCIPLE 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• One share, one vote structure • No multi-class share structure

PRINCIPLE 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•  Have been conducting annual shareholder outreach since 2014

•  Outreach topics include Board composition, corporate governance practices, sustainability, director education, executive compensation, human capital management, among others

PRINCIPLE 4: Boards should have a strong, independent leadership structure.	• Independent Chairman of the Board • Corporate Governance Guidelines outline the roles and responsibilities of our independent Chairman

PRINCIPLE 5: Boards should adopt structures and practices that enhance their effectiveness.

•  All Board members other than our CEO are independent directors

•  60% of Director nominees are women or diverse

•  Board committees consist of the Audit Committee, the Compensation Committee, the Governance Committee, and the Sustainability & Corporate Responsibility Committee

•  The Sustainability & Corporate Responsibility Committee is responsible for overseeing environmental, social and governance topics

•  Board committees are comprised entirely of independent directors

•  Each director attended at least 75% of Board meetings in 2019

•  Board and committees have direct access to outside advisors and mid-level management

•  Independent directors meet regularly in executive session

•  Annual Board self-evaluation

•  Director resignation policy upon a change in circumstances impacting the director’s ability to fulfill his or her obligations to the Company

•  Deferral of non-employee director compensation (restricted stock units or cash) to align interests with shareholders

PRINCIPLE 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

•  Say-on-pay approval was 97.3% in 2019

•  Short-term and long-term compensation targets are tied to overall Company strategy as well as shareholder interests

•  Significant stock ownership guidelines for directors and senior management

•  Company strategy and compensation metrics are reviewed annually by the Board

•  Clawback policy that applies to all cash- and equity-based incentive compensation that is performance based

Republic Services, Inc. 2020 Proxy Statement    |    25

Director Skills and Experience

The Board is comprised of directors with broad and varied experience and expertise who are committed to representing the long-term interests of shareholders. The following summarizes the key skills and experiences represented on our Board:

Strategic planning	Industry experience	Current and former chief executive officers	Human capital management
Operations and marketing	Logistics	Shareholder perspective	Transportation
Finance and capital markets	Communications	Supply chain management	Customer engagement
Public company directorships	Digital sales/online commerce	Capital investment and allocation	Risk management
Business development and public affairs	Accounting and internal controls	M&A experience	Legal background

Formal Director Onboarding Process

Upon joining our Board, new directors are provided with a comprehensive orientation and participate in a formal onboarding process to facilitate their transition onto our Board. Our onboarding process familiarizes new directors with the Company’s business, strategic plans, governance program, Board policies, and the director’s responsibilities on assigned committees. New directors hold meetings with Republic’s senior leadership and key management representatives to learn about the Company. They also participate in site visits. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our Company’s business, and accelerates their ability to fully engage in Board discussions and decision-making. Additional training is also encouraged when a director assumes a leadership role as either our Chairman or as a committee chair.

Continuing Education

Our directors attend seminars and continuing education programs relating to corporate governance, audit, and compensation matters. In addition, site visits and external and in-house presentations are scheduled as part of the directors’ continuing education. Examples of continuing education programs attended by some of our directors in 2019 include Stanford Law School’s Directors’ College, NACD’s 2019 Global Board Leaders’ Summit, and Corporate Board Member’s Annual Boardroom Summit and Committee Peer Exchange, among others.

Thoughtful Board Evaluation Process

We recognize that Board and committee evaluations play an important role in ensuring the effective functioning of our Board. Therefore, the Board and each of its committees conduct annual self-assessments, which are overseen by the Governance Committee and include written evaluation forms to assess their effectiveness. Periodically, we will employ the services of an external advisor to assist with the evaluation process (as was the case in 2019). Regardless of whether an external advisor is involved in the evaluation process, the results of these assessments are compiled without attribution, into a single form and sent to the directors for a full Board assessment and to each committee member, for those committees on which they serve, to identify areas for future improvement. This feedback is also considered by the Governance Committee when searching for and evaluating potential future Board nominees to help ensure we are adding new directors with the proper mix of subject matter expertise and perspective consistent with the needs of our growing company.

Director Succession Planning

The Board, through the Governance Committee, engages in formal Board succession planning / forward planning discussions at regular intervals throughout the year, in which it considers and evaluates director tenure and the skill-sets of current directors. These discussions are supported by the formal evaluation process that identifies areas for improvement, including the need to add new members with unique expertise and experience that it believes will benefit our Company. These discussion topics are included as quarterly agenda items for the Governance Committee. The Governance Committee utilizes an executive search firm to identify potential director candidates and conducts interviews on an ongoing basis. The Board also established a mandatory director retirement age to promote continual refreshment and the addition of diverse perspectives. In 2019, the retirement age was reduced from 73 to 72. Notwithstanding this retirement age, the Board retains the discretion to request a member to remain on the Board if circumstances warrant. In 2019, the Board exercised this discretion and requested Ramon A. Rodriguez and John M. Trani remain on the Board for an additional year. Neither Mr. Rodriguez nor Mr. Trani will stand for re-election in 2020.

                              26    |    Republic Services, Inc. 2020 Proxy Statement

Our Board evaluation and succession planning processes are critical components of the Board’s commitment to and execution of its Board refreshment policy. The following graphic illustrates how these processes support our commitment to help ensure we have the right members on our Board:

Interconnected evaluation and succession planning practices ensure that our Board composition reflects the skills and experiences that best meet both the current and future needs of our business.

Executive Succession Planning

The Board, through the Governance Committee, also regularly reviews the Company’s executive management succession plan to help ensure business continuity in the event a key executive departs from the Company. This evaluation includes a thorough discussion on the Company’s senior leadership structure and focuses on key executive positions. The Board’s committees also frequently discuss the talent pipeline, and individuals identified as potential future leaders are given exposure to Board members through formal presentations and informal meetings or events. More broadly, the Board, through the Compensation Committee, is regularly updated on key talent indicators for the overall workforce, and recruiting and development programs. Republic is also cognizant of the impact our overall compensation program has on our succession planning process and has designed our program accordingly.

Stock Ownership Guidelines and Anti-Hedging and Anti-Pledging Policies

Our Board believes that ownership of our stock by directors, executive officers, and certain other members of management is important to align their interests with our shareholders’ interests and to demonstrate to the investing public and our employees their commitment to Republic.

Our Corporate Governance Guidelines reflect the Board’s belief that directors should be shareholders and have a financial stake in Republic. To support that philosophy, we pay our non-employee directors a significant portion of their compensation in the form of RSUs. Our non-employee directors receive RSUs that either (1) do not distribute until the director’s termination of service on the Board or (2) distribute three years after their grant date. To further demonstrate the Board’s commitment to align itself with our shareholders, our Board has a formal equity ownership guideline for independent directors, which requires each independent director to hold Republic stock or vested RSUs, or both, having a total value of $750,000 within five years from the date of the director’s first full annual grant. All of our independent directors who have been on the Board for at least five years meet this guideline.

We also maintain stock ownership guidelines for our executive officers and other members of management, and we recently updated these guidelines in February 2020. The new updated stock ownership guidelines for executive officers are: (1) CEO — five times salary; (2) President — four times salary; (3) Executive Officer EVP — three times salary; (4) Non-Executive Officer EVP and SVP — two times salary; and (5) Vice President, Area President and Market Vice President — one times salary. Each member of management has a five-year period from the time of promotion or hire into a covered position to meet the applicable guideline, and interim progress is expected. Members of management may meet their requirement by holding Republic stock or vested Republic stock equivalents in the Deferred Compensation Plan (“DCP”), or both, having the requisite value, and holding shares in the 401(k) plan.

Our insider trading policy prohibits all directors, officers and employees, and their immediate family members, from engaging in the following transactions relating to Republic securities or derivatives thereof: purchasing or selling puts or calls, short sales, placing standing orders (other than under approved 10b5-1 plans), engaging in short-term or “in-and-out” trading, and holding Republic securities or derivatives thereof in a margin account or pledging them.

Republic Services, Inc. 2020 Proxy Statement    |    27

Director Nomination Procedures and Diversity Relating to Board Candidacy

The Governance Committee is responsible for soliciting recommendations for candidates for the Board, reviewing background information for such candidates, and making recommendations to the Board with respect to such candidates. In evaluating candidates, the Governance Committee considers, among other things, the following attributes:

•	Independence (if required);

•	Personal and professional integrity;

•	Sound business judgment;

•	Relevant business and industry experience;

•	Proper mix of education and skills; and

•	Potential effectiveness as a director in serving the long-term interests of our shareholders.

With respect to diversity relating to Board candidacy, our Corporate Governance Guidelines state that directors will be selected in the context of assessing the Board’s needs at the time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board members. To assist in promoting such diversity, the Board shall take reasonable steps to ensure that new Board nominees are properly drawn from a pool that includes diverse candidates. The Board and the Governance Committee will continue to assess the need to expand the breadth of experience, expertise, and viewpoints represented collectively by our directors and continue to seek top-quality candidates to fill any identified gaps.

Mr. Slager is nominated for election to our Board at each annual meeting of shareholders pursuant to the terms of his employment agreement.

Director Independence

Our common stock is listed on the New York Stock Exchange (“NYSE”), which requires that a majority of our Board be comprised of “independent directors” according to the NYSE’s independence standards. The Governance Committee considers the “per se” disqualifications from director independence under NYSE rules when assessing the independence of a current director or a nominee for director. In addition, our Board has adopted categorical standards that provide that certain relationships are not material relationships that would prevent a director’s independence. The Board reviews director independence and considers relationships between each of the directors and their immediate family members and Republic and its subsidiaries, both in the aggregate and individually. Mr. Slager is not an “independent director” under the NYSE listing standards because he is an employee of Republic and is nominated for election to our Board at each annual meeting of shareholders pursuant to his employment agreement. The Board determined that the 11 remaining directors meet the NYSE standards for independence and the categorical standards adopted by our Board, and have no material relationships with us that impair their independence. In making its determination, the Board considered, in the case of Mr. Larson, his status as chief investment officer to William H. Gates III, who is the beneficial owner of Cascade Investment, L.L.C., our largest shareholder.

The following is a list of our independent directors as of the date of this Proxy Statement:
Manuel Kadre (Chairman)	Jennifer M. Kirk	Ramon A. Rodriguez	Sandra M. Volpe

Tomago Collins	Michael Larson	James P. Snee	Katharine B. Weymouth

Thomas W. Handley	Kim S. Pegula	John M. Trani

                              28    |    Republic Services, Inc. 2020 Proxy Statement

Board Leadership Structure, Role in Risk Oversight, Ethics and Compliance

Board Leadership Structure

We have a non-executive Chairman of the Board and a separate CEO. The Board believes that having a non-executive, independent director serving as the Chairman of the Board is in the best interests of Republic and its shareholders because it strengthens the Board’s independence and allows the CEO to focus his talents and attention on managing our business. The Chairman of the Board is also a valuable bridge between the Board and management. His role is to provide leadership to the Board, and his responsibilities include:

•	setting the agenda and procedures for Board meetings in collaboration with the CEO;

•	presiding over all Board meetings;

•	supervising the circulation of information to the directors;

•	after consulting with the CEO and other directors, providing input to the Governance Committee regarding revisions to our Corporate Governance Guidelines and the appointment of chairs and members of the Board’s committees;

•	coordinating periodic reviews of senior management’s strategic plan;

•	consulting with committee chairs about the retention of advisors and experts; and

•	performing such other duties and services as the Board may require.

The Chairman of the Board also has the authority to request access to any of our employees at any time. Our Board has four standing committees — the Audit Committee, the Compensation Committee, the Governance Committee and the Sustainability & Corporate Responsibility Committee. Each committee consists solely of independent directors and has its own chair who is responsible for directing the committee’s work in fulfilling its responsibilities.

Board of Directors Chairman of the Board: Manuel Kadre Audit Committee - 4 MEMBERS: All independent Compensation Committee - 6 MEMBERS: All independent Governance Committee - 5 MEMBERS: All independent Sustainability & Corporate Responsibility Committee - 5 MEMBERS: All independent

Role in Risk Oversight

We face a variety of risks, including credit and liquidity, operational, environmental, litigation, compliance, compensation and cyber security risks.

In accordance with NYSE requirements, our Audit Committee charter requires the Audit Committee to, among other things:

•	meet periodically with management and our independent registered public accounting firm to review our major financial risk exposures and the steps management has taken to monitor and control them;

•	discuss guidelines and policies with respect to financial risk assessment and financial risk management;

•	advise the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our Code of Business Ethics and Conduct (“Code of Ethics”);

•	review with our Chief Legal Officer legal matters that may have a material impact on our financial statements, our compliance policies, and any material reports or inquiries received from regulators or governmental agencies; and

•	at least annually, and otherwise as necessary, provide new and existing Audit Committee members an overview of our key financial risks and our legal and regulatory requirements.

Our Audit Committee meets at least quarterly and takes various steps to assist the Board in fulfilling its financial risk oversight function. For example, the agenda for each Audit Committee meeting typically includes a report by our Chief Legal Officer, who also serves as our Chief Ethics & Compliance Officer, and reports from our Vice President of Internal Audit and our Chief Accounting Officer.

Before each committee meeting, our Vice President of Internal Audit provides the Audit Committee with a comprehensive report on internal audit matters, including Sarbanes-Oxley Act testing results. At the meeting, the Chief Legal Officer and the Vice President of Internal Audit make oral presentations and respond to questions from committee members. Further, the chair of the Audit Committee reviews, discusses with our Vice President of Internal Audit and concurs in a program for field audits. Under the program, each field audit includes a financial review as well as an operations review. In addition, the Audit Committee also routinely receives a report regarding our employee hotline, the AWARE Line. The AWARE Line is an integral part of our compliance program and provides a way for our employees to confidentially provide information regarding concerns they may have with respect to compliance with policies or ethical and legal requirements. Our Chief Accounting Officer regularly reports on management’s evaluation of the effectiveness of our disclosure controls and procedures. Finally, our Risk Management Department periodically briefs the Audit Committee or the Board on our insurance coverage programs and related risks.

Republic Services, Inc. 2020 Proxy Statement    |    29

Our Sustainability & Corporate Responsibility Committee meets at least quarterly and takes various steps to assist the Board in fulfilling its oversight responsibility with respect to enterprise and other risks, including cyber security, climate change, safety, environmental and reputational risks, and the practices by which these risks are managed and mitigated. For example, at each quarterly meeting the Sustainability & Corporate Responsibility Committee receives an update from management on cyber security, and a detailed assessment of the cyber security program is conducted on an annual basis.

Our Board is actively involved in risk oversight. For example:

BOARD AND COMMITTEE INVOLVEMENT IN RISK OVERSIGHT

While the Board and its committees provide risk oversight, management is responsible for the day-to-day risk management processes. We believe our Board’s role is to ensure that:

•  the risk management processes designed and implemented by management are adapted to the overall corporate strategy;

•  those processes are functioning effectively;

•  management communicates material risks to the Board or the appropriate committee; and

•  actions are being taken to continue to foster a strong culture of compliance and risk-adjusted decision-making throughout Republic.

We further believe that the Board and committee leadership structure we have implemented and the division of responsibilities described herein constitute the most effective approach to address the risks we face.

Our management annually reports to the Board, through its Sustainability & Corporate Responsibility Committee, the results of its internal survey and analysis of enterprise risk management.
The agendas for our Board meetings include regular reports from our CFO and our Treasurer regarding the financial, credit and liquidity risks we face, including hedging programs.
Our management regularly discusses with the Board, and its committees, various operational and compliance risks, including pricing, recycled commodity prices, safety, environmental, and fleet risks.
Our independent registered public accounting firm provides regular reports to the Audit Committee on risk issues, and the Audit Committee then provides regular reports to the Board.
The Compensation Committee considers, evaluates, and addresses risks that may be raised by our compensation program.
The Board and individual Board members engage in periodic discussions with management regarding risks as they deem appropriate.

Ethics and Compliance

At Republic, it is our responsibility to lead by example and hold ourselves to the highest ethical standards and practices in all that we do. Our Code of Ethics, “Leading with Integrity,” applies to all of our directors, officers, employees, independent contractors, consultants, and other third parties acting on behalf of Republic. The Code of Ethics is an integral part of Republic’s ethics and compliance program and serves as the cornerstone of our commitment to conduct business with the highest ethical and legal standards. We do this by staying true to our values and embracing our priorities, as well as leading with integrity in every aspect of our business.

Our commitment to a strong ethical and compliant culture was recently acknowledged by being named to the 2020 World’s Most Ethical Companies® List by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices. This is the fourth consecutive year that Republic received this honor. The World’s Most Ethical Companies’ assessment is based upon the Ethisphere Institute’s Ethics Quotient® (EQ) framework which offers a quantitative way to assess a company’s performance in an objective, consistent, and standardized manner. Scores are generated in five key categories: ethics and compliance program (35%), culture of ethics (20%), corporate citizenship and responsibility (20%), governance (15%), and leadership and reputation (10%), and provided to all companies who participate in the process.

If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our CEO, Chief Financial Officer, Controller or Chief Accounting Officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The Code of Ethics can be viewed on the “Investors” section of our website at www.RepublicServices.com.

Shareholder Director Recommendation Policy

The Governance Committee will consider director candidates recommended by our shareholders unrelated to a recommendation under our proxy access bylaw provision, described below. A shareholder may propose a nominee to serve as a director before a meeting of shareholders by giving timely written notice and meeting the other requirements set forth in Section 2.12 of our Amended and Restated Bylaws (“Bylaws”).

                              30    |    Republic Services, Inc. 2020 Proxy Statement

The Governance Committee determines the eligibility of a proposed nominee to serve as a director, and may require additional information to determine such eligibility. Director candidates proposed by shareholders are evaluated on the same basis as all other director candidates. The Governance Committee may, in its discretion, interview any director candidate proposed by a shareholder.

Shareholders wishing to recommend director candidates for consideration by the Governance Committee may do so by sending the required information in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. To consider a candidate for nomination at the 2021 annual meeting of shareholders, we must receive the shareholder’s written notice no earlier than January 8, 2021 and no later than February 7, 2021. Refer to our Bylaws for additional information and notice requirements.

Proxy Access Director Nominations

In addition to the right to recommend directors to the Governance Committee, qualifying shareholders also have the right to nominate and include director candidates in our proxy materials by giving adequate and timely notice to the Corporate Secretary pursuant to the procedures and requirements contained in our proxy access bylaw. Any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous 3 years are permitted to include up to 25% of the number of director nominees in our proxy materials for our annual meeting of shareholders, provided that the shareholders and nominees satisfy the requirements specified in our Bylaws. In order for such nominees to be included in our proxy statement and form of proxy, shareholders and nominees must submit a notice of proxy access nomination together with certain related information required by our Bylaws.

Shareholders wishing to recommend director candidates using our proxy access bylaw may do so by sending the required information in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. To provide adequate time to assess shareholder-nominated candidates, requests to include these candidates in our proxy materials for our 2021 annual meeting of shareholders must be delivered or mailed and received at our principal executive offices no earlier than October 25, 2020 and no later than November 24, 2020.

Director Resignation Policy

Republic is a Delaware corporation. Under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, we have a director resignation policy in our Bylaws. Under this policy, the Board will nominate for further service on the Board only those incumbent candidates who tender, in advance, irrevocable resignations. Each irrevocable resignation is contingent on the failure to receive the required vote at any annual meeting at which the nominee is nominated for re-election and on Board acceptance of the resignation. The Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days after certification of the election results. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or reduce the size of the Board.

Communications with the Board of Directors

Any shareholder or other interested party who wishes to communicate with the Board, a Board committee, the Chairman of the Board or the non- management directors (as a group or individually) may send correspondence to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The Corporate Secretary will compile and submit such correspondence on a periodic basis to the entire Board or, if designated in the communication, to the appropriate Board committee, the Chairman of the Board or the non-management directors (as a group or the appropriate individual member(s)). The independent directors have approved this process.

Attendance at Annual Meetings Policy

We do not have a formal policy requiring our directors to attend the Annual Meeting. Mr. Slager attended and chaired our 2019 annual meeting of shareholders.

Additional Information Regarding Corporate Governance

Shareholders may obtain, free of charge, the current charters for the Audit Committee, Compensation Committee, Governance Committee, and Sustainability & Corporate Responsibility Committee, as well as our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Ethics, and Political Contributions Policy by written request to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. These documents also are available at the “Investors” section of our website at www.RepublicServices.com.

Republic Services, Inc. 2020 Proxy Statement    |    31

Sustainability, Corporate Responsibility, People and Talent

In addition to being committed to our customers, employees, and shareholders, we are also committed to the communities we serve and to the environment. As part of our ongoing Blue Planet® sustainability initiative, we continue to build durable practices and programs across our sustainability platform with the goal of a cleaner, safer, and healthier world.

Board and Committee Oversight of Sustainability

Our Board is directly involved in the oversight of Republic’s environmental and sustainability initiatives and conducts a comprehensive review of the Company’s recycling and sustainability performance on an annual basis. Republic’s commitment to corporate sustainability also led to the formation of a dedicated Sustainability & Corporate Responsibility Committee of the Board in 2015. This committee has oversight responsibility with respect to our sustainability performance, our corporate responsibilities, our role as a socially responsible organization, and our enterprise risk, including cyber security, climate change, safety, environmental, and reputational risks. The Sustainability & Corporate Responsibility Committee is focused on reviewing the Company’s sustainability performance and progress toward sustainability strategic goals and objectives as well as providing guidance to management with respect to significant sustainability and corporate responsibility initiatives.

Sustainability Focus

We are passionate about our role as responsible stewards of our nation’s waste, and we have been steadily building on our sustainability performance for several years. In 2018 we announced the achievement of our time-bound sustainability goals set in 2014. As a result of these achievements, we added more than 150,000 tons per year of recycling capacity; reduced absolute fleet emissions by three percent through the use of Compressed Natural Gas and Renewable Natural Gas; and brought multiple new landfill gas-to-energy projects online. We also continue to outperform the industry average for Occupational Safety and Health Administration recordable safety rates.

Building on the momentum from the achievement of our 2014 sustainability goals, in 2019 we unveiled a new set of ambitious, long-term goals. These new 2030 goals are designed to significantly benefit the environment and society while enhancing the foundation and profitability of our business for the long term. As we did with our prior sustainability goals, we focused our new 2030 goals on the five elements of our sustainability platform: Safety, People, Operations, Materials Management and Communities. These elements support and enable our business strategy of Profitable Growth through Differentiation. When we manage these elements of our sustainability program, we strengthen the foundation of our business for the long term and create value for all stakeholders.

In 2019 we unveiled a new set of ambitious, long-term goals. These new goals are designed to significantly benefit the environment and society while enhancing the foundation and profitability of our business for the long term. Safety Amplified 0 Zero employee fatalities Reduce our OSHA Total Recordable Incident Rate (TRIR) to 2.0 or less by 2030 Engaged Workforce 88% Achieve and maintain employee engagement scores at or above 88% by 2030 Climate Leadership 35% Reduce absolute Scope 1 and 2 greenhouse gas emissions 35% by 2030 (2017 baseline year) SBTi1 APPROVED* Circular Economy 40% Increase recovery of key materials by 40% on a combined basis by 2030 (2017 baseline year) Regenerative Landfills 50% Increase biogas sent to beneficial reuse by 50% by 2030 (2017 baseline year) Charitable Giving 20M Positively impact 20 million people by 2030

(1)	Science Based Targets initiative (SBTi) is a collaboration between CDP, the United Nations Global Compact (UNGC), World Resources Institute (WRI) and the World Wide Fund for Nature (WWF).

                              32    |    Republic Services, Inc. 2020 Proxy Statement

We developed our new 2030 goals through a comprehensive assessment that included an analysis of global trends, identification of business model dependencies and engagement with key stakeholders, including shareholders. This resulted in an ambitious platform that aligns with the United Nations’ Sustainable Development Goals, which address critical global macrotrends. Notably, our greenhouse gas goal has been approved by the Science Based Targets Initiative.

Industry Leadership

We have been steadily building on our sustainability progress and performance. We were named to the North American and World Dow Jones Sustainability Indices (“DJSI”) for a fourth consecutive year in 2019. We believe the DJSI is the gold standard for corporate sustainability. In addition, we were named to the CDP Climate A List, recognizing the Company’s commitment to sustainability, including the new goals, increased disclosures and achievements. These achievements demonstrate our ability to connect financial performance with environmental and social performance, including addressing various risks and opportunities posed by climate change. The rankings also highlight Republic’s leadership in corporate governance, environmental, social and financial aspects of sustainability. Finally, we released our fifth Sustainability Report in 2019, published our second annual SASB report and updated our GRI report to the latest standard. All of these reports are available on our website at RepublicServices.com/sustainability.

To view these reports and for more information about our Sustainability Platform and our new 2030 Sustainability Goals, visit RepublicServices.com/sustainability.

Human Capital Management

We believe our efforts around human capital management add long-term value to our business, differentiate us from our peers, and foster an inclusive culture for our employees. Building an engaged workforce starts at the top, and we have demonstrated a commitment to diversity through the people who guide our Company — seven of the 12 current members of our Board are women or diverse. Our Board and each committee plays a role in the active oversight of the Company’s human capital management program. This is accomplished by focusing on seven key areas: safety, talent development programs, inclusion and diversity, community engagement, ethics and compliance, talent acquisition and onboarding, and employee wellness.

•	Our Board receives annual updates and provides guidance on the Company’s talent development programs and the pipeline of future leaders within our Company.

•	Our Sustainability & Corporate Responsibility Committee engages in quarterly deep dives related to safety, employee wellness, inclusion and diversity, and community engagement.

•	Our Compensation Committee receives quarterly updates related to our learning and talent development programs, which includes talent acquisition and onboarding, talent development, and talent assessment.

•	Our Audit Committee receives quarterly updates on our ethics and compliance programs.

•	Our Governance Committee ensures that we are seeking director candidates who will bring a diversity of background, experience and viewpoints to our Board.

Board Oversight of Human Capital Management Our Board and committees are actively involved in overseeing the Companys human capital management program. BOARD AND COMMITTEESTalent Development Program Inclusion and Diversity Community Engagement SafetyTalent Acquisition and Onboarding Ethics and Compliance Employee Wellness

Republic Services, Inc. 2020 Proxy Statement    |    33

Our Commitment to Safety

Safety always tops our list of Company priorities, and we believe the success of our safety program is directly dependent on our people: employees with strong operational know-how, attention to detail and a consistent focus. We reinforce our Company’s safety culture through comprehensive safety management programs, which include our Focus Together foundational safety training program, new driver training programs, our non-negotiable absolutes and standards, as well as many others. As part of our continued commitment to the safety of our employees and communities, we included two specific safety goals in our 2030 sustainability goals under “Safety Amplified.” For more information on these goals and our plans for how we will achieve them, please see our 2018 Sustainability Report available at RepublicServices.com/sustainability.

An Engaged and Diverse Workforce

We believe an engaged and diverse workforce is vital to our success. We measure employee engagement annually and compensate many of our leaders based on their teams’ scores. In 2019, we improved our overall employee engagement score by over 100 basis points to 86 percent, which is well above national norms and is high-performing for the industry. We know that our business units with higher employee engagement have fewer safety incidents, better customer service and better financial performance. We continue to receive national awards for our accomplishments in these areas, and we aim to raise the bar even higher.

We are committed to creating a company where the best people come to work and are engaged every day, and we do this by combining meaningful experiences and programs that develop and motivate employees with attractive total rewards packages. Our engagement and retention programs are designed to sustain our high engagement levels. Through learning and talent development programs, we focus on ensuring our employees have the skills necessary to be successful in their current roles through targeted onboarding and experiential learning. We also provide our employees the opportunity to learn new skills and advance within the organization through our leadership training and development programs. Finally, we are proud of the progress we have made in creating a more inclusive culture for our employees. One way we have done this is through our active business resource groups, which are intended to connect, develop and empower our employees. These business resource groups include Women of Republic, VALOR (Veteran, Advocacy, Learning, Outreach and Recruiting), and the Black Employee Network.

ENGAGEMENT AND RETENTION PROGRAMS Measure and drive engagement and actions Bi-Annual ROAD-EO celebrating the best of the best LEARNING AND TALENT DEVELOPMENT Driver Training Center Supervisor Onboarding Sales Acceleration Program Leadership Fundamentals Republic Leadership Academy Leadership Trainee Program General Manager Acceleration Programs INCLUSION AND DIVERSITY PROGRAMS Inclusive Leadership Behaviors Recruiting Strategy Commitment to Veterans Prioritizing Female Drivers Business Resource Groups

                              34    |    Republic Services, Inc. 2020 Proxy Statement

Board Meetings and Committees

Meeting Participation

The Board held five meetings during 2019. Each director attended at least 75% of the total number of Board meetings and the total number of meetings of all Board committees on which he or she served and held during his or her term of service. The non-employee directors met regularly in executive sessions during 2019.

Committee Composition

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Sustainability & Corporate Responsibility Committee. Each committee operates under a written charter adopted by the Board and reviews its charter at least annually. Messrs. Kadre and Slager are not members of any of our standing committees. Additional information regarding each of the current standing committees and their composition as of the mailing date of this Proxy Statement appears in the table below.

DIRECTOR NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE

Tomago Collins				CHAIR

Thomas W. Handley		CHAIR

Jennifer M. Kirk*	CHAIR

Michael Larson			CHAIR

Kim S. Pegula

Ramon A. Rodriguez*

James P. Snee

John M. Trani

Sandra M. Volpe

Katharine B. Weymouth

* Audit Committee Financial Expert

Republic Services, Inc. 2020 Proxy Statement    |    35

Audit Committee

MEMBERS	KEY RESPONSIBILITIES

Jennifer M. Kirk*, CHAIR Tomago Collins Ramon A. Rodriguez* Katharine B. Weymouth *Audit Committee Financial Expert THE COMMITTEE HELD FIVE MEETINGS AND MET REGULARLY IN EXECUTIVE SESSIONS DURING 2019

•  Assists the Board in monitoring:

•  The integrity of financial statements;

•  Our compliance with legal and regulatory requirements; and

•  The independence and performance of our internal and external auditors on an annual basis.

•  Has the ultimate authority and responsibility to select, evaluate, terminate and replace our independent registered public accounting firm; and

•  Approves the Audit Committee Report on page 88.

•  Audit Committee Financial Experts: Our Board has determined that Ms. Kirk and Mr. Rodriguez qualify as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act.

Management Development & Compensation Committee

MEMBERS	KEY RESPONSIBILITIES

Thomas W. Handley, CHAIR Michael Larson Kim S. Pegula James P. Snee John M. Trani Katharine B. Weymouth THE COMMITTEE HELD FIVE MEETINGS AND MET REGULARLY IN EXECUTIVE SESSIONS DURING 2019

•  Establishes and regularly reviews our compensation and benefits philosophy and program in a manner consistent with corporate financial goals and objectives;

•  Determines the salaries and incentive compensation payable to executive officers, including annual and long-term incentive compensation under our shareholder-approved pay-for-performance program;

•  Administers our shareholder-approved stock incentive plan;

•  Evaluates our CEO’s performance and sets his compensation and in conjunction with this process, reviews the executive succession plan overseen by the Governance Committee;

•  Periodically reviews our talent acquisition and management development process to support Republic in maintaining a strong and diverse portfolio of talent to further our business strategy;

•  Approves the Compensation Committee Report on page 69;

•  Oversees the completion of an annual assessment of any risks that may be associated with our compensation policies and practices; and

•  Determines the breadth and scope of the external compensation consultant’s services and may engage the compensation consultant of its choice and terminate the engagement at any time.

The Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant, as further discussed on page 67.

                              36    |    Republic Services, Inc. 2020 Proxy Statement

Nominating & Corporate Governance Committee

MEMBERS	KEY RESPONSIBILITIES

Michael Larson, CHAIR Thomas W. Handley James P. Snee John M. Trani Sandra M. Volpe THE COMMITTEE HELD FOUR MEETINGS AND MET REGULARLY IN EXECUTIVE SESSIONS DURING 2019

•  Identifies:

•  Director candidates that it recommends to our Board for selection as the director nominees for the next annual meeting or to fill vacancies; and

•  Candidates that it recommends to our Board for selection as the Chairman of the Board.

•  Develops and recommends our corporate governance principles and reviews and provides oversight of the effectiveness of our governance practices;

•  Oversees the annual evaluation of the Board and its committees;

•  Makes recommendations to the Board related to the compensation of non-employee directors, and monitors the talent management and succession planning program for executive management; and

•  Considers nominations for the Board from shareholders that are entitled to vote for the election of directors, as described under “Shareholder Director Recommendation Policy.”

Sustainability & Corporate Responsibility Committee

MEMBERS	KEY RESPONSIBILITIES

Tomago Collins, CHAIR Jennifer M. Kirk Kim S. Pegula Ramon A. Rodriguez Sandra M. Volpe THE COMMITTEE HELD FOUR MEETINGS AND MET REGULARLY IN EXECUTIVE SESSIONS DURING 2019

•  Assists the Board in fulfilling its oversight responsibility and acts in an advisory capacity to management with respect to significant issues, strategic goals, objectives, policies and practices that pertain to:

•  Safety;

•  Republic’s sustainability performance;

•  Republic’s corporate responsibilities that are of significance to the Company and its role as a socially responsible organization, including charitable giving and community support;

•  Political contributions;

•  Enterprise and other risks, including cyber security, environmental and reputational risks facing Republic and the practices by which these risks are managed and mitigated;

•  Business continuity and crisis management;

•  Inclusion and diversity;

•  Employee wellness; and

•  Corporate security.

Republic Services, Inc. 2020 Proxy Statement    |    37

Director Compensation

When establishing and reviewing our directors’ compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies (“Peer Group”). In 2019, we compensated our directors as follows:

•	we paid each non-employee director an annual retainer of $100,000, plus an additional $165,000 in the case of our Chairman of the Board;

•	we paid each committee chair an annual retainer of $20,000; and

•	we granted each non-employee director RSUs based on a fair market value of $230,000 as of the date of grant (prorated for directors serving less than a full year).

Cash retainers are prorated if a director serves less than a full year in the applicable position. The annual grant of RSUs to a newly appointed, non- employee director is prorated to the number of days remaining in the year. We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings.

All RSUs granted to non-employee directors are fully vested upon grant. RSUs granted before 2012 will be settled upon the director’s termination of service from the Board. Beginning with grants in 2012, the RSUs are settled upon the earlier of the director’s termination of service from the Board or three years after they are granted, unless they are deferred into our DCP. RSUs are settled through the issuance of shares of our common stock. After any quarter in which dividends are distributed to shareholders, the non-employee directors receive additional RSUs with a value equal to the value of dividends they would have received had they owned the shares of stock underlying the RSUs on the dividend record date. The number of additional RSUs to be received by directors due to the declaration of dividends is based on the closing price of our stock on the dividend payment date.

All compensation paid by us during 2019 to our non-employee directors is detailed below. Mr. Slager’s compensation is reflected in the executive compensation tables contained in this Proxy Statement, and he received no additional compensation from us for his duties as a director.

Director Compensation in 2019

DIRECTOR NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)

Tomago Collins	120,000	230,040	350,040

Thomas W. Handley	120,000	230,040	350,040

Manuel Kadre (Chairman)	265,000(3)	230,040	495,040

Jennifer M. Kirk	117,945(4)	230,040	347,985

Michael Larson	120,000	230,040	350,040

Kim S. Pegula	100,000	230,040	330,040

Ramon A. Rodriguez	105,000(4)	230,040	335,040

James P. Snee	100,000	230,040	330,040

John M. Trani	100,000	230,040	330,040

Sandra M. Volpe	100,000	230,040	330,040

Katharine B. Weymouth	100,000	230,040	330,040

(1)	Includes annual cash retainers and Board and committee chairmanship retainers. We do not pay meeting fees for Board or committee meetings.
(2)

The amounts shown in this column represent the grant-date fair value of RSUs granted in 2019 calculated in accordance with FASB ASC Topic 718. See Note 12 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in making such calculations. This does not include the value of additional RSUs received in lieu of dividends. Each non-employee director received an annual grant of 3,216 RSUs on January 2, 2019 with a grant-date fair value of $71.53 per share, which was the closing price of our stock on the date of grant.

(3)	Mr. Kadre elected to defer a portion of his cash compensation in accordance with the DCP.
(4)

Mr. Rodriguez was Chair of the Audit Committee until February 2019. Ms. Kirk became Chair of the Audit Committee in February 2019. Their annual committee chair retainers were prorated to reflect this transition.

                              38    |    Republic Services, Inc. 2020 Proxy Statement

Certain Relationships and Related Party Transactions

Our Related Party Transactions Policy stipulates that any transaction for which disclosure is required under Item 404 of Regulation S-K (an “S-K Transaction”) be approved by both our CEO and the Audit Committee. Generally speaking, an S-K Transaction is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which Republic is a participant, the amount involved exceeds $120,000 in the aggregate, and a director, director nominee, executive officer, 5% shareholder, or immediate family member of any of the foregoing has a material interest in the transaction. The related party must disclose in writing to the Chief Legal Officer the material facts of the proposed S-K Transaction and the Chief Legal Officer (or designee) will then submit the written disclosure to the CEO and the Audit Committee for approval. If the proposed S-K Transaction involves the Chief Legal Officer, the written disclosure must be provided to the CEO. As part of its due diligence, the Audit Committee will review and determine, with the advice and assistance of such advisors as it deems appropriate, whether the S-K Transaction would present an improper conflict of interest. In making this determination, the Audit Committee may consider the following factors, among others: (1) whether the transaction terms are at least as favorable to us as those that could be obtained in a transaction between us and an unrelated party; (2) whether there are any compelling business reasons for us to enter into the transaction; and (3) whether the transaction would impair the independence of an otherwise independent director.

Entities Affiliated with Kim S. Pegula

During 2016, Allied Waste Services of North America LLC, a subsidiary of the Company, entered into separate multi-year sponsorship agreements with HarborCenter Operating, LLC (“HOC”) and Buffalo Bills, LLC (“Buffalo Bills”), two entities that are co-owned by Ms. Pegula and her husband. Each of the multi-year sponsorship agreements relate to a sustainability initiative whereby the Company promotes various sustainability projects and provides recycling and waste services in exchange for certain promotional rights. In July 2017, Ms. Pegula became a member of our Board. Pursuant to the agreements with HOC and Buffalo Bills, the Company paid these entities an aggregate of $252,000 in 2019 for in-stadium signage, sponsorship, hospitality and all other services received in 2019.

In addition, through several of the Company’s subsidiaries, the Company provides waste and/or recycling collection services to nine facilities in which Ms. Pegula or her immediate family members have an ownership interest. In 2019, the Company received an aggregate of approximately $477,356 for services provided to these facilities. Ms. Pegula did not initiate or negotiate any of the arrangements we have with the affiliated entities, all of the business dealings were entered into in the ordinary course of business prior to Ms. Pegula assuming her role on our Board, and our arrangements with such entities are on terms no more favorable to them than terms that would be available to unaffiliated third parties under the same or similar circumstances.

I replenish for earth. Not only does Alton's role provide a meaningful service to his community, but in his own home as well. Alton hauls the organic byproducts of food waste to a compost facility that turns it into organic topsoil. He's part of a process that supports and renews our environment - and he gets a first-hand look at the results of this work while enjoying his hobbies of gardening and cooking the food he's grown for his family. Alton Driver Lillington, North Carolina

Republic Services, Inc. 2020 Proxy Statement    |    39

Security Ownership of the Board of Directors and Management

The following table shows certain information as of March 11, 2020 with respect to the beneficial ownership of common stock and RSUs by (1) our current directors, (2) each of the named executive officers, and (3) all of our current directors and all executive officers as a group. We have adjusted share amounts and percentages shown for each individual in the table to give effect to shares of common stock that are not outstanding but which the individual may acquire upon exercise of options exercisable within 60 days after March 11, 2020. However, we do not deem these shares to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual listed on the table.

RSUs and PSUs are not considered common stock that is beneficially owned for SEC disclosure purposes. We have included RSUs in this table because they are similar to or track our common stock, they represent an investment risk in the performance of our common stock, they are settled through the issuance of shares of our common stock, and they receive dividend equivalents in the form of additional RSUs each time a dividend is paid on our common stock. The Board has considered the use of RSUs as opposed to common stock for directors and believes that RSUs align the directors with our shareholders’ long-term interests as much as common stock would.

	SHARES BENEFICIALLY OWNED(a)			RESTRICTED STOCK UNITS(d)(e)
NAME OF BENEFICIAL OWNER	NUMBER(b)		PERCENT(c)

Manuel Kadre	4,245	(1)	—	27,617

Tomago Collins	14,819	(2)	—	13,599

Thomas W. Handley	1,949	(3)	—	13,599

Jennifer M. Kirk	3,449	(4)	—	13,599

Michael Larson	42,430	(5)	—	42,786

Kim S. Pegula	—		—	11,033

Ramon A. Rodriguez	—		—	68,939	*

Donald W. Slager	518,594	(6)	—	89,507

James P. Snee	—		—	7,441

John M. Trani	10,058	(7)	—	113,977

Sandra M. Volpe	—		—	13,599

Katharine B. Weymouth	—		—	6,685

Catharine D. Ellingsen	15,919	(8)	—	16,943

Jeffrey A. Hughes	6,770	(9)	—	83,045

Charles F. Serianni	71,220	(10)	—	44,370

Timothy E. Stuart	18,965	(11)	—	71,656

Jon Vander Ark	16,246	(12)	—	119,061

All current directors and all current executive officers as a group (18 persons)	738,168	(13)	0.2%	827,093

                              40    |    Republic Services, Inc. 2020 Proxy Statement

(a)	Excludes the units in the last column of this table.
(b)	All share numbers have been rounded to the nearest whole share number and include any restricted shares.
(c)

Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 319,153,454 shares of common stock issued and outstanding at the close of business on March 11, 2020. Each of our directors and named executive officers beneficially owns less than 1% of our outstanding common stock.

(d)

The numbers in this column represent outstanding RSUs, both vested and unvested, including RSUs represented as units in the DCP’s Stock Unit Fund, and earned PSUs held in the DCP. For further discussion of RSUs and PSUs refer to “Director Compensation” and “Executive Compensation — Components of Executive Compensation.” RSUs noted with an asterisk (*) include units held under a limited liability partnership rather than directly by the beneficial owner.

(e)

Excluded from this column are units in the DCP’s stock investment fund, a measurement fund under which units are equal in value to shares of the Company’s common stock and are settled in cash. These units apply for purposes of our stock ownership guidelines, and Ms. Ellingsen and Messrs. Hughes, Serianni and Stuart hold 19,201, 7,346, 7,312 and 13,413 units, respectively.

(1)	The aggregate amount of common stock beneficially owned by Mr. Kadre consists of 4,245 shares owned directly by him.
(2)	The aggregate amount of common stock beneficially owned by Mr. Collins consists of 14,819 shares owned directly by him.
(3)	The aggregate amount of common stock beneficially owned by Mr. Handley consists of 1,949 shares owned directly by him.
(4)	The aggregate amount of common stock beneficially owned by Ms. Kirk consists of 3,449 shares owned directly by her.
(5)	The aggregate amount of common stock beneficially owned by Mr. Larson consists of 42,430 shares owned directly by him.
(6)

The aggregate amount of common stock beneficially owned by Mr. Slager consists of 342,279 shares owned directly by him, exercisable options to purchase 176,057 shares and 258 shares owned through our 401(k) Plan.

(7)	The aggregate amount of common stock beneficially owned by Mr. Trani consists of 10,058 shares owned directly by him.
(8)	The aggregate amount of common stock beneficially owned by Ms. Ellingsen consists of 15,919 shares owned directly by her.
(9)	The aggregate amount of common stock beneficially owned by Mr. Hughes consists of 6,770 shares owned directly by him.
(10)

The aggregate amount of common stock beneficially owned by Mr. Serianni consists of 48,656 shares owned directly by him, exercisable options to purchase 18,685 shares, 1,426 shares owned through our Employee Stock Purchase Plan (“ESPP”) and 2,453 shares owned through our 401(k) Plan.

(11)

The aggregate amount of common stock beneficially owned by Mr. Stuart consists of 13,008 shares owned directly by him, exercisable options to purchase 5,282 shares, and 675 shares owned through our ESPP.

(12)	The aggregate amount of common stock beneficially owned by Mr. Vander Ark consists of 16,246 shares owned directly by him.
(13)

The aggregate amount of common stock beneficially owned by all current directors and all executive officers as a group consists of (a) 533,332 shares owned directly, (b) exercisable options to purchase 200,024 shares, (c) 2,101 shares owned through our ESPP, and (d) 2,711 shares owned through our 401(k) Plan.

Republic Services, Inc. 2020 Proxy Statement    |    41

Security Ownership of Five Percent Shareholders

The following table shows certain information as of March 11, 2020 with respect to the beneficial ownership of common stock by each of our shareholders who we know is a beneficial owner of more than 5% of our outstanding common stock.

	SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER		PERCENT(1)

William H. Gates III Cascade Investment, L.L.C. 2365 Carillon Point, Kirkland, WA 98033	108,802,519	(2)	34.1%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	23,156,870	(3)	7.3%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	19,071,686	(4)	6.0%

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 319,153,454 shares of common stock outstanding at the close of business on March 11, 2020.
(2)

Based on a Schedule 13D/A and Form 4s filed with the SEC by Mr. Gates and Cascade Investment, L.L.C. (“Cascade”). All shares of our common stock held by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade. Mr. Gates’ address is 500 5th Ave North, Seattle, WA 98109.

(3)

Based on a Schedule 13G/A filed with the SEC, BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, is the beneficial owner of 23,156,870 shares through various of its subsidiaries: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co, Ltd., and BlackRock Life Limited. BlackRock has sole voting power with respect to 21,063,667 shares and sole dispositive power with respect to 23,156,870 shares.

(4)

Based on a Schedule 13G/A filed with the SEC, The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355, is the beneficial owner of 19,071,686 shares. The Vanguard Group has sole voting power with respect to 316,370 shares and sole dispositive power with respect to 18,631,564 shares.

Delinquent Section 16(a) Reports

Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during our fiscal year ended December 31, 2019, (2) any Form 5’s and amendments to each form furnished to us with respect to such fiscal year, and (3) any written representations referred to us under subparagraph (b)(1) of Item 405 of Regulation S-K under the Exchange Act with respect to such fiscal year, no person who at any time during such fiscal year was a director, Section 16(a) officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during such fiscal year.

                              42    |    Republic Services, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

CD&A Table of Contents

                              46    |    Republic Services, Inc. 2020 Proxy Statement

Republic Services, Inc. 2020 Proxy Statement    |    47

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation program for 2019. This CD&A focuses on the compensation of the named executive officers listed in the Summary Compensation Table.

EXECUTIVE OFFICERS

Our executive officers serve at the Board’s pleasure and are subject to annual appointment by the Board. Our current executive officers are as follows:

EXECUTIVE NAME	AGE	POSITION HELD

Donald W. Slager	58	Chief Executive Officer

Charles F. Serianni	58	Executive Vice President, Chief Financial Officer

Brian A. Bales	57	Executive Vice President, Chief Development Officer

Catharine D. Ellingsen	55	Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer, and Corporate Secretary

Jeffrey A. Hughes	63	Executive Vice President, Chief Administrative Officer

Timothy E. Stuart	52	Executive Vice President, Chief Operating Officer

Jon Vander Ark	44	President

Donald W. Slager For biographical information about Mr. Slager, see “Board of Directors and Corporate Governance — Biographical Information Regarding Director Nominees.”

Charles F. Serianni

Mr. Serianni was appointed Executive Vice President, Chief Financial Officer in August 2014. Mr. Serianni has over 30 years of experience in a variety of roles of increasing responsibility. He was named Vice President, Region Controller for the Company’s former West Region in July 2013. Before that, Mr. Serianni served as our Assistant Controller starting in June 1998 and progressed to Senior Vice President, Chief Accounting Officer in December 2008. He served as the Accounting Operations Director for Republic Industries, Inc. (AutoNation) from February 1997 to June 1998. Before that, Mr. Serianni served as the Accounting Operations Director for Sunglass Hut International, Inc. from May 1993 to February 1997, and as Manager, Accounting and Auditing Services for Deloitte & Touche from September 1984 to May 1993. Mr. Serianni serves on the Board of Directors of Daseke, Inc.

Brian A. Bales

Mr. Bales was named Executive Vice President, Chief Development Officer in February 2015. Mr. Bales has been with Republic for over 20 years, serving as Executive Vice President, Business Development from December 2008 to February 2015, and Vice President, Corporate Development from 1998 until the acquisition by Allied Waste Industries, Inc. (“Allied”) in December 2008. Prior to his time at Republic, Mr. Bales held roles of increasing responsibility in finance and business development for Ryder System, Inc. from 1993 to 1998, and served as chief financial officer for EDIFEX & VTA Communications from 1988 through 1993. Prior to that, Mr. Bales was an accountant for PwC (formerly Price Waterhouse) from 1986 to 1988. Mr. Bales serves on the Board of Directors of Insurance Auto Auctions, Inc.

                              48    |    Republic Services, Inc. 2020 Proxy Statement

Catharine D. Ellingsen

Ms. Ellingsen was named Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer, and Corporate Secretary in June 2016. Ms. Ellingsen joined Allied as Corporate Counsel in August 2001 and has experience in a variety of roles of increasing responsibility. She was named Managing Corporate Counsel in January 2003, Director, Legal and Associate General Counsel in January 2005, and Vice President and Deputy General Counsel in June 2007. Ms. Ellingsen continued as Vice President and Deputy General Counsel at Republic following the Allied acquisition in December 2008. She was then named Senior Vice President, Human Resources in August 2011 and served in that position until June 2016. Before joining Allied, Ms. Ellingsen was an attorney at Steptoe & Johnson LLP from 1996 to 2001 and at Bryan Cave LLP from 1993 to 1996. Ms. Ellingsen serves on the Boards of Directors of AMCON Corporation and Nebraska Distributing Company.

Jeffrey A. Hughes

Mr. Hughes was named Executive Vice President, Chief Administrative Officer in December 2008. Before that, Mr. Hughes served as Senior Vice President, Eastern Region Operations for Allied from 2004 until the Allied acquisition in December 2008. Mr. Hughes served as Assistant Vice President of Operations Support for Allied from 1999 to 2004 and as a District Manager for Allied from 1988 to 1999. Mr. Hughes has over 30 years of experience in the solid waste industry. On February 27, 2020, Mr. Hughes submitted notice of his intent to retire from his current position effective March 1, 2021.

Timothy E. Stuart

Mr. Stuart was named Executive Vice President, Chief Operating Officer in May 2019. Prior to his current role, Mr. Stuart served as Executive Vice President, Operations from January 2016 to May 2019, where he was responsible for maximizing field performance, executing the operating plan, and achieving financial and operational results across the Company. Mr. Stuart previously served as the Company’s East Region President from September 2013 to January 2016. He joined Republic in April 2006 as Director of Operations, and has held a variety of roles with the Company, including Area President, Vice President of Customer Experience, and Region Vice President. Mr. Stuart has over 20 years of experience in the waste industry.

Jon Vander Ark

Mr. Vander Ark was named President in May 2019, and is responsible for overseeing the Company’s operations, sales, marketing and business development. Mr. Vander Ark served as the Company’s Executive Vice President, Chief Operating Officer from January 2018 to May 2019. Prior to that, Mr. Vander Ark served as the Company’s Executive Vice President, Operations from March 2016 to January 2018. Mr. Vander Ark joined the Company in January 2013 as Executive Vice President, Chief Marketing Officer. Prior to joining the Company, he served as a partner at McKinsey & Company’s Detroit office, managing clients across a variety of industries, including transportation, logistics, manufacturing and consumer products.

Republic Services, Inc. 2020 Proxy Statement    |    49

EXECUTIVE SUMMARY

Business and Strategy Overview

Republic is a leading provider of non-hazardous solid waste collection, transfer, disposal, recycling, and energy services in the United States. As of December 31, 2019, we operated facilities in 41 states and Puerto Rico through 340 collection operations, 212 transfer stations, 189 active landfills, 79 recycling processing centers, seven treatment, recovery and disposal facilities, 15 salt water disposal wells, and four deep injection wells. We are engaged in 75 landfill gas-to-energy and renewable energy projects and had post-closure responsibility for 130 closed landfills.

Business Profile	Our strategy is designed to generate consistent earnings and cash flow growth, while continually improving ROIC.
Republic provides an essential service in the recycling and solid waste industry. Some of our unique strengths include:
• a national vertically integrated operating platform;
• strong visibility into future earnings streams with approximately 80% of our revenue secured through multi-year contracts;
• the ability to expand margins through increasing route density and implementing fleet-based productivity initiatives;
• a business culture centered around return on invested capital (“ROIC”) and FCF growth, which we believe are the drivers of long-term shareholder value; and
• dedication to an efficient cash utilization strategy that includes increasing cash returns to shareholders, with a long-term commitment to investment-grade credit ratings.

Business Strategy

We believe our products and services are valuable, and by developing a superior team and delivering best-in-class products, we differentiate ourselves from our competitors. Differentiation allows us to attract and retain the best talent, win more customers, increase loyalty, and drive increased revenue, profits, and cash flow, which ultimately creates long-term shareholder value. Our strategy of Profitable Growth through Differentiation is built on five key pillars, outlined below:

Driving Profitable Growth Through Differentiation

MARKET POSITION	OPERATING MODEL	PEOPLE AND TALENT AGENDA	CUSTOMER ZEAL	DIGITAL PLATFORM
Develop the best vertically integrated infrastructure to build density, expand margins and improve returns	Deliver the Republic Way: standardized best practices to deliver a consistent, high level of service to all of our customers	Create an environment to attract and retain the best talent	Drive customer loyalty by offering differentiated products and services that specifically meet their needs	Provide consistent experience across our business and enable customers to do business with us the way they prefer
• Focus on tuck-in acquisitions in existing markets • Managing the evolving ton (growth in diversion)	• Taking advantage of alternative fuel technology • Automating portions of our business • Piloting new in-cab fleet technology	• Industry-leading safety training • Learning and development opportunities for employees • Programs to drive inclusion and diversity	• Understand wants/needs of customer segments • Expand products through suite of services and alliance partners • Increase net promoter score and retention	• Website and app to enhance customer connectivity • eCommerce capabilities • Digital pricing tool to enhance revenue quality

                              50    |    Republic Services, Inc. 2020 Proxy Statement

2019 Business and Performance Highlights

During 2019, we continued to create value for our shareholders. Our strong performance reflects our focus on executing our strategy designed to profitably grow our business, manage our cost structure, generate consistent earnings and free cash flow growth, improve return on invested capital, and increase cash returns to our shareholders. Highlights of the year include:

•	Outperformed our upwardly revised adjusted earnings per share (“EPS”) and adjusted free cash flow (“FCF”) guidance despite continued headwinds from lower recycled commodity prices;

•	Full-year diluted EPS was $3.33 per share and full-year adjusted EPS[1] was $3.34 per share. Adjusted EPS increased 8 percent over the prior year;

•	Full-year cash provided by operating activities was $2.4 billion and adjusted free cash flow[1] was $1.2 billion;

•	Invested $526 million in acquisitions during 2019;

•	Returned $891 million to shareholders in 2019 through dividends and share repurchases, representing a cash yield of 3.3 percent;

•	Total shareholder return was 27 percent for the full year; and

•	Received many notable awards for our continued leadership in Environmental, Social and Governance (ESG) matters in 2019, including:

•	Named to Barron’s 2019 “100 Most Sustainable Companies” list

•	Earned the RobecoSAM Sustainability Yearbook “Bronze Class” award

•	Included in the Dow Jones Sustainability World and North America Indices for the fourth consecutive year

•	Listed as one of the “World’s Most Ethical Companies” by the Ethisphere Institute

•	Named to the Forbes 2019 list of Best Employers for Women

(1)

Adjusted EPS and adjusted free cash flow are non-GAAP financial measures. For a reconciliation of such non-GAAP measures to the comparable measures calculated in accordance with GAAP, see “Reconciliation of GAAP to Non-GAAP Financial Measures” in Annex A on page 108.

(1)	See “Reconciliation of GAAP to Non-GAAP Financial Measures” in Annex A on page 108.
(2)	Annualized Q4 dividend per share declared.

Republic Services, Inc. 2020 Proxy Statement    |    51

Focused Capital Allocation Strategy to Increase Shareholder Value Creation

Our balanced capital allocation practices prioritize reinvesting into the business and then returning cash to shareholders while maintaining an investment-grade credit rating.

Internal Growth and Acquisitions Dividends Share Repurchase Strong Capital Structure INCREASE SHAREHOLDER VALUE

Structural Alignment of Pay and Performance

In 2019, we compensated each NEO using three key forms of compensation:

•	base salary;

•	annual cash incentive bonus based on target; and

•	long-term incentive awards based on target (PSUs and RSUs).

The annual and long-term incentives are variable and the amount realized is based on achieving specific performance objectives or on the performance of Republic’s stock.

⬛	Long-term(1)	⬛	Base Salary	⬛	Annual Bonus(2)

(1)   PSU target award for the performance cycle beginning in 2019 and target value of RSU awards, as approved by the Compensation Committee.

(2)   Variable annual bonus target award for 2019.

(3)   For Messrs. Hughes, Serianni, Stuart and Vander Ark and Ms. Ellingsen, the percentages reflect their 2019 Target TDCs, as approved by the Committee. Due to their promotions in May 2019, the percentages for Messrs. Vander Ark and Stuart were increased to reflect their base salaries and annual bonus targets as of the end of the fiscal year.

I advocate for Earth. Kristin is inspired by environmental sustainability - motivated to help revitalize and regenerate our natural resources. She's especially interested in waste diversion, figuring out the best ways to gather recyclable and organic material that would otherwise go into landfills, and reuse them to nourish the soil, and replenish our supply. The action she takes every day affects the environment right now - and has a lasting impact on our future. Kristin | General Manager Bend, Oregon

                              52    |    Republic Services, Inc. 2020 Proxy Statement

Performance Metrics Used and Why We Use Them

We believe the performance metrics we use for our executive compensation program are strongly aligned with shareholder interests and support our business strategy. For the past several years, our executive compensation program has used an EPS measure (“EPS Measure”) and a FCF measure (“FCF Measure”) as metrics for our annual cash incentive plan, and ROIC, cash flow value creation (“CFVC”), and relative total shareholder return (“RTSR”) as metrics for our long-term incentives. Our shareholders have told us that these metrics align well with their interests. The following describes the performance metrics applied to both the annual and LTI plans in 2019 as well as how they align with our strategic goals:

2019 Metrics and Alignment with Strategy

ANNUAL CASH BONUS Earnings Per Share 50% Free Cash Flow 50% Our annual incentive metrics are designed to encourage profitable growth and are widely accepted by the investment community as important performance metrics. PERFORMANCE-BASED LTI AWARD Return On Invested Capital 40% Cash Flow Value Creation 40% Relative Total Shareholder Return 20% Our LTI metrics are designed to grow our business with an emphasis on cash flow while maximizing investment returns and aligning interests between our executives and shareholders.

•	Annual bonus metrics are designed to encourage profitably growing the business, and are widely accepted by the investment community as two important ways to measure a company’s worth. They are:

•	EPS Measure (50%):

•	focused on growth drivers that management can control or influence; and

•	computed on a per-share basis, which incorporates the dilutive impact to shareholders from issuing equity.

•	FCF Measure (50%):

•	emphasizes the quality of earnings; and

•	incorporates the level of capital expenditures deployed to generate future growth.

•	Long term incentive compensation metrics are designed to grow our capacity to generate future earnings rather than “harvesting the business.” This is accomplished by focusing on three-year goals rather than short-term gains as follows:

•	ROIC (40% in 2019):

•	emphasizes maximizing investment returns;

•	focuses management on cost controls and margin expansion; and

•	incentivizes management to make better use of existing assets.

•	CFVC – a measure of economic value added (40% in 2019):

•	focuses on building the business with an emphasis on cash flow;

•	includes a capital charge to promote disciplined capital spending; and

•	ensures alignment of goals and objectives at all levels of the organization.

•	RTSR (20% in 2019):

•	aligned with the investment community; and

•	a relative measure so management is not rewarded or penalized for broader market conditions.

Republic Services, Inc. 2020 Proxy Statement    |    53

Although the FCF Measure used for our annual bonus and the CFVC used for our LTIs may appear similar, the measures are discrete and support different objectives.

	FREE CASH FLOW	CASH FLOW VALUE CREATION

Calculation	FCF = Cash Flow from Operations – Net Capital Expenditures	CFVC = Net Operating Profit After Tax – (Average Net Assets x Capital Charge)

Rationale for Use as Performance Metric	• Reflects strength of Company’s cash flows on an annual basis and quality of Company’s earnings • Measures Company’s ability to generate cash flow in excess of capital expenditures	• Includes a capital charge on net assets to promote business growth through disciplined investments • Reflects creation of value over the long term

Please refer to the CD&A Appendix in Annex A on page 108 for details regarding the calculation of our actual results for 2017, 2018, and 2019 for the EPS Measure, FCF Measure, CFVC, and ROIC.

Setting Robust Performance Targets

We develop rigorous performance metrics on a bottom-up basis – reflecting both management initiatives and the impact of external factors. To align management incentives, our metrics and performance targets focus on factors that management can impact rather than on external factors not under management’s control or ability to mitigate.

The performance metrics used in the annual bonus plan and the PSUs (other than the RTSR metric used for the PSUs and weighted at 20%) are directly tied to management’s ability to increase shareholder value. In setting performance targets for the annual bonus plan and for the three-year PSU performance cycle, the Compensation Committee considers the macro-economic environment, industry-specific conditions, prior-year actual performance, and changes in regulations and laws. The Compensation Committee also considers recent trends and developments in the business that are expected to impact financial results. It confirms that performance targets align with our published earnings guidance, which assures that they are transparent and reward management only if management is successful in achieving financial results that align with the expectations we communicate externally. Based on this due diligence, the Compensation Committee sets rigorous, but reasonable, performance goals for the business.

The following table sets forth the process for setting rigorous performance targets that are aligned closely with shareholder value creation.

MANAGEMENT INITIATIVES Profitable Revenue Growth Controllable Operating Expenses Capital Investment M&A (Tuck-in) SELECTED EXTERNAL FACTORS Volume/Macroeconomic Environment CPI Impact on Pricing Diesel/Other Commodity Prices Regulatory and Tax Law Changes FINANCIAL RESULTS EPS Free Cash Flow Cash Flow Value Creation ROIC VALUE CREATION Stock Price Appreciation Shareholder Return Our compensation program is focused on achieving key financial results that support shareholder value creation.

                              54    |    Republic Services, Inc. 2020 Proxy Statement

The tables below compare targeted metrics with actual outcomes for each performance measure in the 2017 through 2019 NEO compensation program.

LINKING PAY TO MANAGEMENT PERFORMANCE
		2017	2018	2019
• Republic’s financial performance is driven by both management performance and external factors • We use performance metrics that ensure alignment between management and shareholders by primarily focusing on value-creating measures within management’s control • Majority of CEO’s total compensation is performance-based • Our goal is to create shareholder value, regardless of the business environment	EPS MEASURE TARGET	$2.34	$3.08	$3.25
	EPS MEASURE ACTUAL	$2.41	$3.13	$3.33
		$875M	$1,065	$1,130
	FCF MEASURE TARGET

GOAL SETTING PROCESS	FCF MEASURE ACTUAL	$934M	$1,152	$1,173

•  Metrics with proven record of driving shareholder value are selected for annual and long-term incentive plans, including EPS, FCF, ROIC, CFVC and RTSR

•  Budget, strategy, long-term performance history, macro-economic and other external factors are considered in setting each year’s targets

•  Input from shareholders, the Compensation Committee, and management is considered in setting incentive performance targets and ranges

	ANNUAL BONUS PAYOUT	144%	125%	140%

ANNUAL CASH BONUS Earnings Per Share Measure Free Cash Flow Measure ($M) PERFORMANCE BASED LTI AWARD Cash Flow Value Creation ($M) Return on Invested Capital (3-year Average) Relative Total Shareholder Return

The annual bonus for our NEOs has paid out at 143.75% of target in 2017, 125.0% of target in 2018, and 140.0% of target in 2019. Please refer to the CD&A Appendix in Annex A on page 108 for details regarding the calculation of our actual results for 2017, 2018 and 2019 for the EPS Measure, FCF Measure, CFVC and ROIC.

Republic Services, Inc. 2020 Proxy Statement    |    55

Shareholder Engagement and Compensation Committee Consideration of 2019 Shareholder Vote on Executive Compensation

Republic has an active shareholder outreach program and regularly engages with shareholders on a number of matters, including executive compensation, governance and sustainability. The Compensation Committee continues to consider feedback received from shareholders on executive compensation when designing and reviewing our compensation program.

Although the Compensation Committee was pleased that our 2019 non-binding advisory vote on named executive officer compensation (“say-on-pay vote”) received support from 97.3% of the shares voted, we continued our shareholder outreach program in fall 2019 to seek shareholders’ views on various executive compensation, governance and sustainability issues. Throughout 2019, we engaged directly with shareholders representing approximately 53% of shares outstanding, as well as one proxy advisor. Members of our Board actively participated in this outreach, including the independent Chairman of the Board, an independent member of our Compensation Committee, and an independent member of our Sustainability & Corporate Responsibility Committee. Specific areas of discussion included our new sustainability goals, director refreshment and education, human capital management, and our executive compensation practices.

Our shareholders, both via the say-on-pay vote at the 2019 Annual Meeting and in our engagement sessions, spoke favorably of both our overall compensation program and of the changes we previously made to it as a direct result of prior shareholder feedback. Accordingly, the Compensation Committee has decided not to make further changes to the structure of the compensation program in 2020. The Compensation Committee continues to seek shareholder input on our compensation program to ensure that it is well-designed to incentivize our management team to drive shareholder value.

I serve for Earth. Paul is a six-year veteran in the Army Reserves. At Republic Services, he wears a different uniform but the mission is the same: reporting for duty and working with pride to protect the environment and keep our neighborhoods healthy, safe, and clean. As a driver, he's able to connect with his community to serve them in an important new way. Paul | Driver Savannah, Georgia

                              56    |    Republic Services, Inc. 2020 Proxy Statement

Key Compensation Governance Practices

The Compensation Committee independently governs the executive compensation program with the support of an independent compensation consultant and management. Our compensation program demonstrates strong governance through the following principles and characteristics:

COMPENSATION PRACTICE	REPUBLIC POLICY

Pay-for-Performance	A significant percentage of both the target total direct compensation opportunity and the LTI opportunity is performance-based.

Relevant Performance Metrics	Annual bonus awards and LTI awards are based on value-driving financial metrics and are capped.

Benchmarking	The Compensation Committee uses a well-structured Peer Group, consisting of companies with which Republic competes for business or key executive talent.

Stock Ownership Guidelines	We have stock ownership guidelines of 5x salary for our CEO, 4x salary for our President, and 3x salary for other NEOs.

Annual Shareholder Say-on-Pay Vote	We value our shareholders’ input on our named executive officer compensation program. Our Board seeks an annual non-binding advisory vote from shareholders to approve the named executive officer compensation program disclosed in our CD&A.

Annual Risk Assessment of Compensation Programs	The Compensation Committee annually reviews our compensation program, including our incentive program, to ensure that they do not encourage excessive or inappropriate risk-taking.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.

Compensation Recoupment (Clawback) Policy	Our clawback policy allows recovery of certain incentive cash and equity compensation that is performance-based if it is earned based on inaccurate financial statements.

Double Trigger Provisions	We have double trigger provisions for all severance and equity awards following a change in control.

Consideration of Shareholder Dilution and Burn Rates	We consider overall dilution and burn rates when determining annual equity awards to manage the impact of dilution on our shareholders.

No Dividends on Unearned PSUs	We do not pay dividends on unearned PSU awards.

Modest Use of Perquisites	Our NEOs and other executives receive the same benefits as other employees, with a limited exception for airplane use for the CEO.

No Excise Tax Gross-Up	We do not provide a gross-up for excise tax payments made in the event of a change in control.

No Hedging, Pledging or Short Sales of Republic Stock	Our Insider Trading Policy prohibits all directors, officers and employees, and their immediate family members, from engaging in the following transactions related to Republic securities (or derivatives): purchasing or selling puts or calls, short sales, placing standing orders (other than under an approved 10b5-1 plan), short-term trading, and holding Republic securities (or derivatives) in a margin account or pledging them.

No Repricing or Exchange of Underwater Options	Our Stock Incentive Plan does not permit repricing or exchange of underwater options without shareholder approval.

Republic Services, Inc. 2020 Proxy Statement    |    57

Our strong compensation governance structure helps ensure management and Board accountability while encouraging long-term value creation.

EXECUTIVE COMPENSATION GOALS AND OBJECTIVES

Our executive compensation philosophy and practices reflect our strong commitment to paying for performance — both short-term and long-term. A primary component of our human resources strategy is to identify, recruit, place, develop and retain key management talent to help ensure that we have the highest caliber leadership. The Compensation Committee and the executive management team believe that a critical aspect of being able to successfully execute this strategy is maintaining a comprehensive, integrated and well-balanced executive compensation program. We believe such a program provides competitive and differentiated levels of pay based on corporate performance and aligns executives’ interests with shareholders’ interests.

EXECUTIVE COMPENSATION PROGRAM GOALS

ATTRACT AND RETAIN EXECUTIVES	Attract and retain the highest caliber executives by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent

We define performance as the achievement of results against our challenging internal financial targets, which take into account industry and market conditions.

Our executive compensation program has an integrated focus on short- and long-term financial metrics and provides an effective framework by which progress against strategic goals may be appropriately measured and rewarded.

The Compensation Committee continues to place great emphasis on performance indicators that executive management can influence or control, including profitability and sound financial management of our capital, to drive sustained shareholder value creation and reward executives when they are successful.

ACHIEVE BUSINESS GOALS	Communicate, support and drive achievement of our business strategies and goals
MOTIVATE PERFORMANCE	Motivate strong performance from executive management in an incentive-driven culture by delivering greater rewards for superior performance and reduced rewards for underperformance
REWARD ACHIEVEMENT	Reward achievement of both short-term results and long-term shareholder value creation
ALIGN INTERESTS	Closely align executives’ interests with our shareholders’ interests and foster an equity-based ownership environment

                              58    |    Republic Services, Inc. 2020 Proxy Statement

COMPONENTS OF EXECUTIVE COMPENSATION

For 2019, the target total direct compensation (“Target TDC”), comprised of annualized base salary, annual bonus and LTI awards (consisting of PSUs and RSUs), but not including retirement contributions, for Republic’s current NEOs was as follows:

⬛	Long-term(1)	⬛	Base Salary	⬛	Annual Bonus(2)

(1)   PSU target award for the performance cycle beginning in 2019 and target value of RSU awards, as approved by the Compensation Committee.

(2)   Variable annual bonus target award for 2019.

(3)   For Messrs. Hughes, Serianni, Stuart and Vander Ark and Ms. Ellingsen, the percentages reflect their 2019 Target TDCs, as approved by the Committee. Due to their promotions in May 2019, the percentages for Messrs. Vander Ark and Stuart were increased to reflect their base salaries and annual bonus targets as of the end of the fiscal year.

The Compensation Committee set Mr. Slager’s Target TDC significantly below the median of his peers when he was promoted to CEO in 2011. The Compensation Committee has increased Mr. Slager’s Target TDC over time to reflect his strong performance and increasing tenure in the position. For 2019, Mr. Slager’s Target TDC was at the 76th percentile when compared to his peers. The Compensation Committee believes that Mr. Slager has done an excellent job since he became CEO, and intends to manage his Target TDC to provide award opportunities relative to the external market that are appropriate for his tenure and performance.

Variable and Performance-Based Compensation Overview

The annual bonus plan, equity award program and PSUs link the majority of compensation to management’s performance against the plans’ financial metrics and the performance of Republic stock over the vesting periods of the equity-based awards. The performance metrics for the annual bonus and the PSUs and the range of opportunity relative to target payouts are consistent for all NEOs, including the CEO. These programs have both minimum performance thresholds below which no payments will be made and capped maximum payments.

Each year, management recommends that the Board approve financial performance targets that are challenging and, if achieved, can deliver superior value to shareholders. Consistent with the setting of ambitious performance targets, Republic looks to have its aggregate total Target TDC for its NEOs near or at the median of our Peer Group, taking into account experience, tenure and overall position responsibility. The Compensation Committee believes it is appropriate to reward the executive management team with compensation above the target opportunity within the performance-based incentive plan if the rigorous financial targets associated with the variable pay programs are exceeded. Conversely, if those targets are not met, awards are reduced to levels that result in variable compensation below target. Thus, our NEOs generally may be paid above the median of our Peer Group only if the targets are exceeded.

Long-Term Incentive (Performance-Based and Equity) Awards

The Compensation Committee strongly believes in using LTI compensation to reinforce key objectives that drive financial progress and sustained shareholder value creation:

•	focus on the importance of shareholder returns;

•	promote the achievement of long-term performance goals;

•	encourage executive retention; and

•	promote meaningful levels of Republic stock ownership by executives.

To determine the overall opportunity and appropriate mix of LTI awards, the Compensation Committee considers a variety of factors, including competitive market positioning against comparable executives in the Peer Group, Peer Group LTI award practices, potential economic value realized, timing of vesting, and taxation. The key components of our LTI program are an annual RSU grant and PSU grant that reward financial successes over a three-year performance period.

Equity Compensation

The Compensation Committee believes that long-term, stock-based incentive compensation contributes to our ability to attract and retain high-caliber executive talent and motivates executives to sustain our long-term financial performance and increase shareholder value. We also believe that equity awards offer significant motivation to our executives and other employees and align their interests with shareholders’ interests. Beginning in 2015, our LTI awards for NEOs consist of (1) an RSU grant that vests ratably over four years and (2) a PSU grant that vests based on performance over a three-year period and is payable half in cash and half in shares of common stock.

Restricted Stock Units

In February 2019, the Compensation Committee approved equity awards to our NEOs in the form of RSUs that vest ratably over four years. The full grant date fair value of RSUs granted to each NEO during 2019 is shown in the Summary Compensation Table on page 70.

Republic Services, Inc. 2020 Proxy Statement    |    59

Additional information, including the number of shares subject to each award, is shown in the Grants of Plan-Based Awards in 2019 table on page 72.

Generally, our executives and other employees who receive grants of RSUs receive dividend equivalents for any dividends we declare on our common stock following the date on which they are granted RSUs. The dividend equivalents are in the form of additional RSUs with a value equal to the value of dividends they would have received on the shares of the common stock underlying the RSUs they hold on the dividend record date.

Performance Shares

In addition to RSUs, we also grant PSUs. The PSUs are performance-based because the number of shares of common stock ultimately earned depends on performance against pre-determined goals over a three-year period and the value of the PSUs fluctuates based on our stock price. The opportunity to earn PSUs is based on two key financial metrics — CFVC and ROIC — plus the addition of RTSR as a third metric.

The Compensation Committee previously established the performance and payout targets for PSU grants for the 2017-2019, 2018-2020 and 2019-2021 performance periods. We believe that the CFVC and ROIC targets for these performance periods are rigorous and appropriately reflect the Compensation Committee’s consideration of the business, and operational and regulatory environment as it existed when the targets were set. Additionally, we believe the RTSR target established by the Compensation Committee ensures that management is not rewarded or penalized for broader market conditions. Each of the components align all NEOs to performance against the financial metrics and to increasing shareholder value. Additional information, including the threshold, target, and maximum awards payable to each of the NEOs for the 2019-2021 performance period, is shown in the Grants of Plan-Based Awards in 2019 table on page 72.

Dividends on PSUs are accrued but not earned and granted to the executives until the shares of common stock underlying the PSUs are earned, if at all, based on the achievement of the performance metrics as determined following the end of the three-year performance period.

The target award value for RSUs and PSUs granted to each NEO in 2019, as approved by the Compensation Committee, are shown below and may be different from the amounts reflected in the Summary Compensation Table in the “Stock Awards” column.

EXECUTIVE NAME	RSU AWARDS(1) TARGET VALUE	PSU AWARDS(2) TARGET VALUE

Donald W. Slager	$2,800,000	$5,900,000

Charles F. Serianni	$ 620,000	$ 900,000

Catharine D. Ellingsen	$ 500,000	$ 650,000

Jeffrey A. Hughes	$ 500,000	$ 650,000

Timothy E. Stuart	$ 560,000	$ 840,000

Jon Vander Ark	$ 675,000	$1,425,000

(1)	The target value of RSUs will differ from the grant date fair value of RSUs shown in the Summary Compensation Table, as we do not grant fractional shares.
(2)

The target value of PSUs will differ from the grant date fair value of PSUs shown in the Summary Compensation Table. A portion of the grant date fair value of PSUs shown in the Summary Compensation Table reflect total shareholder return relative to the S&P 500, and are based on a Monte Carlo valuation model.

Eighty percent of the PSU payout is based on the CFVC and ROIC performance to target. In 2017, the Compensation Committee set the CFVC and ROIC performance targets for the 2017-2019 performance period. In 2018, the Compensation Committee, in accordance with the performance targets originally established, modified the performance targets to address the impacts of tax reform and accounting standards changes to prevent any unintended windfall to NEOs that otherwise may have occurred without such adjustments. As modified, the performance targets for CFVC and ROIC for the 2017-2019 performance period were $3,260 million and 7.9%, respectively.

                              60    |    Republic Services, Inc. 2020 Proxy Statement

The chart below shows the performance targets and the potential payouts for PSUs granted in 2017 with a performance period of 2017–2019, for performance above and below target. It also shows the actual performance of CFVC and ROIC during the performance period of $3,277 million and 7.8%, respectively. Because our actual CFVC was above the target, and our actual ROIC was slightly below target, the resulting payout based on CFVC and ROIC was 98.8% of the target payout amount. We will disclose the performance targets, potential payouts, and actual results for the 2018–2020 and 2019–2021 performance periods once the applicable performance period has concluded.

2017-2019 CFVC/ROIC EARNED PERCENTAGE

T = Target level for 100% payout | A = Actual results for 2017-2019  Performance Period

CUMULATIVE 3-YEAR CFVC ($ IN MILLIONS) $3,749 or greater 75% 100% 125% 150% 98.8% (A); CFVC $3,277; ROIC: 7.8% $3,260 (T) 50% 75% 100% 125% $2,771 25% 50% 75% 100% < $2,771 0% 25% 50% 75% < 6.7% 6.7% 7.9% (T) 9.1% AVERAGE ROIC% T = Target level for 100% payout | A = Actual results for 2017-2019 Performance Period

Twenty percent of the PSU payout is based on the RTSR
performance to target. In 2017, the Compensation
Committee set the RTSR performance target for the 2017-
2019 performance period at the 56th percentile.

The chart to the right shows the performance target and
the potential payouts for performance above and below
target. It also shows the actual performance of RTSR
during the performance period of 68th percentile. Because
our actual performance was above the target level of
performance, consistent with our pay-for-performance
philosophy, the resulting payout based on RTSR was
124.3% of the target payout amount.

2017-2019 RTSR EARNED PERCENTAGE
RTSR ATTAINED DURING THE PERFORMANCE PERIOD	RTSR EARNING PERCENTAGE
Less than 20th Percentile	0%

20th Percentile	25%

40th Percentile	67%

56th Percentile (T)	100%

60th Percentile	108%

68th Percentile	124.3%(A)

80th Percentile or higher	150%

T = Target level for 100% payout A = Actual results for 2017-2019 Performance Period

Taking into consideration the combined performance of CFVC, ROIC and RTSR for the 2017-2019 performance period, the combined PSU payout was 103.9% of target. The actual payout amounts are reflected in the Option Exercises and Stock Vested in 2019 table on page 75.

Republic Services, Inc. 2020 Proxy Statement    |    61

Annual Cash Bonus

Republic maintains an annual bonus program for its NEOs and certain other members of management. This reflects our pay-for-performance philosophy by linking a significant portion of the NEOs’ compensation to Company performance. Actual annual bonus awards earned are a function of performance relative to Compensation Committee-approved financial targets. The Compensation Committee may apply (and in some years has applied) negative discretion to adjust actual performance downward if it believes that actual results reflect the benefit of matters that, although valuable to Republic, are not the type of benefit the annual bonus plan was designed to reward.

The annual bonus program rewards the NEOs based on performance relative to predetermined targets for the EPS Measure and the FCF Measure. For 2019 compensation purposes, we defined the EPS Measure, which is not a measure determined in accordance with GAAP, as our reported EPS, adjusted to remove the impact of: (a) the loss on extinguishment of debt; (b) gains or losses (or related impairments) from divestitures, net of tax; (c) costs associated with withdrawal from or termination of multi-employer pension plans; and (d) restructuring charges. We defined the FCF Measure, which is not a measure determined in accordance with GAAP, as cash provided by operating activities, less property and equipment received in 2019, plus proceeds from sales of property and equipment, adjusted to remove the impact of: (1) cash taxes arising from debt extinguishment; (2) tax payments related to business unit divestitures; (3) costs associated with withdrawal from or termination of multi-employer pension plans; and (4) restructuring payments, net of tax.

The tables below illustrate our 2019 targets, threshold and maximum awards for the annual bonus. For performance at and below target, the two measures are equally weighted and a participant may earn a percentage of the target award for each measure based on performance for that measure. If the EPS Measure target is exceeded, and the FCF Measure at least meets target, the annual bonus award earned may be increased above target (up to a maximum of 200% of the target amount), based on the extent to which the EPS Measure target is exceeded. No additional amount above target will be earned based on exceeding the FCF Measure target.

2019 PERCENT OF ANNUAL BONUS AWARD EARNED IF EITHER MEASURE IS LESS THAN TARGET

T = Target level for 100% payout

(Actual results for both measures in 2019 were above Target and therefore the table above did not govern the payout determination.)

FCF MEASURE ($ IN MILLIONS) >$1,130 (T) 50% 62.5% 75% 87.5% 100% $1,073 37.5% 50% 62.5% 75% 87.5% $1,017 25% 37.5% 50% 62.5% 75% $960 (threshold) 12.5% 25% 37.5% 50% 62.5% < $960 0% 12.5% 25% 37.5% 50% <$3.05 (threshold) $3.10 $3.15 $3.20 >$3.25 (T) EPS MEASURE (PER SHARE) T = Target level for 100% payout (Actual results for both measures in 2019 were above Target and therefore the table above did not govern the payout determination.)

2019 PERCENT OF ANNUAL BONUS AWARD EARNED IF BOTH MEASURES ARE AT OR ABOVE TARGET

FCF MEASURE ($ IN MILLIONS)	≥$1,130 (T)	100%	125%	140% (A)	150%	175%	200%

		$3.25 (T)	$3.30	$3.33	$3.35	$3.40	$3.45 (maximum)

		EPS MEASURE (PER SHARE)
	T = Target level for 100% payout | A = Actual achievement in 2019 FCF Measure was $1,173 million and EPS Measure was $3.33 per share

                              62    |    Republic Services, Inc. 2020 Proxy Statement

For 2019, the actual EPS Measure performance was $3.33 per share against a target of $3.25 per share. The actual FCF Measure performance was $1,173 million against a target of $1,130 million. The above target performance on both the EPS Measure and the FCF Measure resulted in the NEOs receiving a bonus payment of 140% of target. Please refer to the CD&A Appendix in Annex A on page 108 for details regarding the calculation of our actual results for 2017, 2018 and 2019 for the EPS Measure and the FCF Measure.

The following table shows the NEOs’ 2019 annual bonus opportunity as a percentage of salary at various performance levels and the actual payout as a percentage of salary and in dollars. The payout amount is also reflected in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” Further, the annual cash incentive payouts that would have been earned if the minimum, target and maximum performance level were achieved are reflected in the Grants of Plan-Based Awards in 2019 Table under the column titled “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and associated footnotes.

2019 ANNUAL BONUS OPPORTUNITY AS A PERCENTAGE OF SALARY AND ACTUAL PAYOUT AS A PERCENTAGE OF SALARY AND IN DOLLARS

NAME	Below Threshold Performance Level	At Threshold Performance Level	At Target Performance Level	At Maximum Performance Level	Actual Annual Bonus Payout as a Percentage of Salary(1)	Actual Annual Bonus Payout in $

Donald W. Slager	0%	16.9%	135%	270%	189%	$2,211,300

Charles F. Serianni	0%	10%	80%	160%	112%	$ 688,800

Catharine D. Ellingsen	0%	10%	80%	160%	112%	$ 576,800

Jeffrey A. Hughes	0%	10%	80%	160%	112%	$ 576,800

Timothy E. Stuart	0%	10.6%	85%	170%	115%	$ 715,983	(2)

Jon Vander Ark	0%	11.9%	95%	190%	129%	$ 997,500	(2)

(1)	Percentage is calculated utilizing base salary as of the end of the fiscal year.
(2)

Due to their promotions in May 2019, Messrs. Stuart’s and Vander Ark’s actual annual bonus payouts for the 2019 performance period is the sum of their annual bonus and supplemental bonus payments. Their annual bonus and supplemental bonus payments were prorated based on their base salaries for their time in their respective roles during the year.

For 2020, the annual bonus plan design remains very similar to prior years with the measures again consisting of the EPS Measure and the FCF Measure.

Fixed Compensation and Benefits

Base Salary

We believe a competitive base salary attracts and retains high-caliber executive talent while providing a fixed level of compensation commensurate with the position’s responsibilities and level. The Compensation Committee annually reviews each NEO’s base salary to determine if any adjustment is warranted. This review consists of a comparison of the compensation paid to incumbents in comparable positions in our Peer Group, taking into account individual qualifications and responsibilities, internal salary levels, and individual and company performance. Base salary levels may be adjusted when the Compensation Committee believes there is a competitive need to do so, in light of an individual’s promotion or taking into account an individual performance. In 2019, increases to base salaries for each of the NEOs (except for Messrs. Vander Ark and Stuart) were based on Peer Group benchmarking as well as individual performance. Messrs. Vander Ark’s and Stuart’s base salary increases were a result of their promotions to President and Chief Operating Officer, respectively, in May 2019. The table below shows the annual base salary for each NEO in 2018 and 2019, as approved by the Compensation Committee, which may be different from the amounts reflected in the Summary Compensation Table in the “Salary” column.

NAME	2018 BASE SALARY	2019 BASE SALARY

Donald W. Slager	$1,135,000	$1,170,000

Charles F. Serianni	$ 600,000	$ 615,000

Catharine D. Ellingsen	$ 480,000	$ 515,000

Jeffrey A. Hughes	$ 500,000	$ 515,000

Timothy E. Stuart	$ 535,000	$ 625,000

Jon Vander Ark	$ 625,000	$ 775,000

Republic Services, Inc. 2020 Proxy Statement    |    63

Other Benefits

Republic makes available medical, dental and vision insurance, life insurance and short- and long-term disability insurance programs for our employees. The NEOs are eligible to participate in these programs on the same basis and with the same level of financial subsidy as our general employee population (other than those employees who are subject to different terms under a collective bargaining agreement). Like our other employees, our NEOs may participate in our 401(k) plan and may defer a portion of their base salary and annual bonus, to the maximum defined level specified by the IRS, which in 2019 was $19,000 plus an additional $6,000 for those age 50 and above. Republic matches 100% of the first three percent of pay contributed and 50% of the next two percent of pay contributed by an employee. Republic’s matching contributions into the 401(k) plan for the NEOs who participated are reported in the All Other Compensation for 2019 table on page 71.

Deferred Compensation Plan and Deferred Compensation Savings Program Contributions

Eligible employees are limited by federal law as to the amount they may contribute to their 401(k) accounts. Accordingly, we have established a Deferred Compensation Plan that permits participants, including the NEOs, to defer additional amounts of compensation, including RSUs and PSUs, in a tax efficient manner for retirement savings. Under the DCP, most participants are eligible for matching contributions. The matching contribution under the DCP is equal to the lesser of two percent of the participant’s eligible compensation over the established 401(k) limit ($280,000 in 2019) or 50% of the participant’s annual deferrals, excluding deferred RSUs and stock-settled PSUs.

In addition, we make discretionary retirement contributions to certain of our senior executives’ deferred compensation accounts (“DCSP Contributions”). The Compensation Committee reviews the DCSP Contributions annually, and may change the amounts or discontinue the contributions at any time. Each DCSP Contribution is a fixed dollar amount that depends on the participant’s title and position in the organization, among other considerations. Unless otherwise specified, DCSP Contributions vest in one of four ways: (1) upon a participant satisfying the age and service requirements necessary to qualify for retirement; (2) in the event of death or disability, the retirement contributions vest immediately; (3) if a participant’s employment is terminated “without cause,” the retirement contributions vest immediately but are not available to the participant until the earlier of the fifth anniversary of the termination date or the date the participant would have become eligible for retirement; or (4) if we complete a transaction that is deemed a change in control, all retirement contributions vest immediately and may be paid out depending upon the original election of the participant. Messrs. Serianni, Hughes, Stuart and Vander Ark and Ms. Ellingsen each received a contribution of $65,000 in each of 2017, 2018 and 2019.

Mr. Slager did not receive a DCSP Contribution in 2019. He is, however, entitled to a Supplemental Retirement Benefit, which was preserved in his employment agreement with Republic from previous agreements with Allied and which requires us to pay him a specified amount after termination of his employment for any reason. This payment is an amount equal to $2,287,972, increased at an annual rate of 6%, compounded annually from December 5, 2008 until his date of termination. In 2019, the Supplemental Retirement Benefit increased by $246,848. As of December 31, 2019, Mr. Slager’s Supplemental Retirement Benefit equaled $4,360,980.

The individual contributions of the participating NEOs, including earnings on those contributions and total account balances as of the end of 2019, are shown in the Nonqualified Deferred Compensation in 2019 table on page 76. Republic’s matching contributions and the DCSP contributions are shown in the All Other Compensation for 2019 table on page 71.

Modest Perquisites

With the exception of (1) certain gross-up payments pursuant to our relocation policy that is applicable to all eligible employees, (2) a stipend to cover a portion of monthly health club dues that is offered on the same terms to all employees at our corporate office, and (3) concierge medical services available to vice presidents, senior vice presidents, and executive vice presidents in our corporate office for a nominal charge paid by the Company, Republic generally does not offer perquisites or other personal benefits other than the aircraft usage discussed below. All associated relocation expenses, if any, are reported in the All Other Compensation for 2019 table on page 71. We also do not provide any additional cash compensation to any of the NEOs to reimburse them for income tax liability as a result of the receipt of any cash or equity compensation, benefit or perquisite.

Our CEO may use our airplane for personal travel. Other NEOs may use it for personal use if the CEO is aboard. On a quarterly basis, the Audit Committee reviews the personal use of our airplane by our CEO and other NEOs for reasonableness. The amount reflected in the All Other Compensation for 2019 table as “Perquisites and Other Personal Benefits” includes the incremental cost of providing aircraft to an NEO for personal travel.

                              64    |    Republic Services, Inc. 2020 Proxy Statement

Other Compensation Policies

Stock Ownership Guidelines

The Board recognizes the importance of equity ownership by our executives to further link their interests with shareholders’ interests. Accordingly, the Board maintains stock ownership guidelines for all senior management employees (defined as CEO, President, Chief Operating Officer, CFO, Chief Legal Officer, Executive Vice President, Senior Vice President, Vice President, Area President, and Market Vice President), and recently updated these guidelines in February 2020, as set forth below. The guidelines require that senior management employees achieve compliance with the ownership guidelines within five years of becoming a covered employee and maintain their ownership level thereafter. Shares included in the calculation to assess compliance with the ownership guidelines include shares owned outright, shares held in the 401(k) plan, and vested stock equivalents held in the DCP. The Compensation Committee believes that these requirements emphasize the importance of equity ownership for management employees, which reinforces alignment with our shareholders’ interests.

NAME	MULTIPLE OF SALARY REQUIRED (PRIOR GUIDELINES)	MULTIPLE OF SALARY REQUIRED (UPDATED GUIDELINES)	IN COMPLIANCE OR ON TRACK

Donald W. Slager	5x	5x	Yes

Charles F. Serianni	3x	3x	Yes

Catharine D. Ellingsen	3x	3x	Yes

Jeffrey A. Hughes	2x	3x	Yes

Timothy E. Stuart	3x	3x	Yes

Jon Vander Ark	3x	4x	Yes

Securities Trades by Employees

Executive management and the Board take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to buying and selling Republic stock. All transactions by any director or NEO (“Insiders”) must be pre-cleared by the Chief Legal Officer. Further, Insiders generally are prohibited from trading any Republic stock during quarterly blackout periods or while in possession of material non-public information.

Additionally, our insider trading policy prohibits all Insiders, and members of their immediate family, from engaging in the following transactions relating to Republic securities or derivatives of Republic securities:

•	purchasing or selling puts or calls

•	short sales

•	placing standing orders, other than under approved 10b5-1 plans

•	engaging in short-term or “in-and-out” trading

•	holding Republic securities or derivatives of Republic securities in a margin account

•	pledging Republic securities or derivatives of Republic securities

Compensation Recoupment (Clawback) Policy

Our Board has established a Clawback Policy to encourage sound financial reporting and increase individual accountability. As more fully described in the Clawback Policy, which was filed as an exhibit to the Form 8-K filed with the SEC on October 30, 2014:

•	the policy applies to Republic’s Section 16 officers (“Covered Officers”);

•	the policy applies to all cash and equity-based incentives that are performance-based;

•	the policy is triggered by an accounting restatement we must make due to material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”);

•	if a Restatement occurs, the Compensation Committee generally must seek to claw back both vested and unvested performance-based awards, including gains on equity, during the 3-year period preceding the restatement date to the extent they exceed what would have been paid to the Covered Officer under the restated financial statements; and

•	this clawback applies if either (1) the applicable Covered Officer engaged in fraud or intentional misconduct that materially contributed to the need for the Restatement or (2) future SEC or NYSE rules require Republic to seek forfeiture.

Republic Services, Inc. 2020 Proxy Statement    |    65

COMPENSATION PROCESS

Peer Group and Competitive Benchmarking

The Compensation Committee, in consultation with its independent compensation consultant, annually reviews the composition of the Peer Group used as a reference for executive compensation decisions to ensure that the companies included are comparable in terms of business mix and complexity, revenue, market capitalization, geographic footprint, assets and number of employees. The following table reflects the Peer Group used by the Compensation Committee to establish 2019 compensation. Our Peer Group remained unchanged from 2018 except for the removal of Hertz Global Holdings, Inc.

Air Products and Chemicals, Inc.	Norfolk Southern Corporation

Canadian National Railway Company	Praxair, Inc.

Canadian Pacific Railway Limited	Ryder System, Inc.

CSX Corporation	Stericycle, Inc.

FedEx Corporation	Sysco Corporation

W.W. Grainger, Inc.	Waste Connections, Inc.

J.B. Hunt Transport Services, Inc.	Waste Management, Inc.

The Compensation Committee considers data and analyses prepared by its independent compensation consultant based on our current and prior performance, and the historical NEO pay and the appropriateness of that compensation compared to the NEO compensation in the Peer Group. The Compensation Committee also considers general compensation surveys compiled by external consulting firms and takes into account recommendations of our CEO for executives other than himself. The Compensation Committee uses the Peer Group and other surveys as a reference, but does not target a specified percentile of compensation to be paid. After taking into account all data, and factors such as company performance and an individual’s contribution, experience and potential, the Compensation Committee makes compensation decisions. Based on the independent consultant’s analysis, our CEO’s 2019 Target TDC placed 5th out of 15 companies in the Peer Group and was at the 76th percentile.

Evaluating Company and Executive Performance

The Compensation Committee has established a process for evaluating Republic’s performance, as well as the performance of each of the NEOs. Each year, the Compensation Committee approves strategic and financial objectives for the NEOs for the upcoming year and for the long term. It also reviews and evaluates the performance against these strategic and financial objectives for the prior year, and reviews the interim progress on all open three-year performance periods under the PSUs. Our CEO provides his assessment of the performance against the strategic objectives and on the individual contributions of the NEOs. The Compensation Committee considers all of these factors in reaching its compensation decisions. The Compensation Committee routinely meets in executive session without the presence of any management when considering compensation matters.

EVALUATING COMPANY AND EXECUTIVE PERFORMANCE

COMPENSATION COMMITTEE Approves strategic and financial objectives Reviews and evaluates performance from prior year Reviews interim progress on open 3-year performance periods under the PSUs CEO Provides assessment of NEO performance against strategic objectives and individual contributions COMPENSATION COMMITTEE Considers all factors when making compensation decisions Makes final compensation decisions

                              66    |    Republic Services, Inc. 2020 Proxy Statement

Role of the Independent Compensation Consultant and Other Advisors

Since 2003, the Compensation Committee has retained Pearl Meyer to assist with its review of compensation for the NEOs and other related matters. The Compensation Committee retains Pearl Meyer directly, supervises all work done by Pearl Meyer, and reviews and approves all work invoices. While Pearl Meyer provides data and analyses and makes recommendations on the form and amount of compensation, the Compensation Committee makes all decisions regarding the compensation of our NEOs.

During 2019, Pearl Meyer advised the Compensation Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, peer group benchmarking and other related matters. Pearl Meyer reports directly to the Compensation Committee, participates in meetings as requested and communicates with the Compensation Committee chair between meetings, as necessary. Pearl Meyer also provides advice to the Governance Committee and its chair regarding director compensation. Pearl Meyer did not provide any other services during 2019 and is considered independent and free from conflict under the Dodd-Frank Wall Street Reform and Consumer Protection Act and associated standards set forth by the SEC and NYSE.

The Compensation Committee also may use market data provided by Equilar and Aon Hewitt for benchmarking and other purposes. This benchmark data consists of information that is generally available to other Towers Watson, Aon Hewitt and Mercer clients. None of these consulting firms made recommendations to the Compensation Committee or management on peer group composition or on the form, amount or design of executive compensation in 2019.

Republic Services, Inc. 2020 Proxy Statement    |    67

OTHER CONSIDERATIONS

Employment Agreements and Executive Separation Policy

Except in limited circumstances, Republic does not enter into employment agreements. Messrs. Slager and Hughes have employment agreements, which the Board and the Compensation Committee believe are in the best interest of Republic and its shareholders given, among other things, their importance to Republic and the fact that they had legacy agreements with Allied before the Republic/Allied merger in December 2008. These agreements help ensure the continued leadership of the executives, clarify their employment rights and responsibilities, and impose certain post-employment limitations on their right to compete with us or solicit our customers or employees. Ms. Ellingsen and Messrs. Serianni, Stuart and Vander Ark do not have employment agreements but instead are eligible to participate in the Executive Separation Policy. They also have non-competition and non-solicitation agreements with Republic. For more information regarding the employment agreements and Executive Separation Policy, see “Executive Compensation — Employment Agreements and Post-Employment Compensation.”

Annual Risk Assessment

We believe our compensation programs effectively align our corporate and field management teams with our overall goals. Our programs do this by motivating employees to increase shareholder value on both an annual and a long-term basis, primarily by improving our earnings and ROIC and generating increasing levels of free cash flow. We achieve this alignment by using simple and measurable metrics to determine incentive pay. We do not believe our compensation programs for our NEOs or other employees encourage excessive or inappropriate risk-taking or create risks that would be reasonably likely to have a material adverse effect on us.

Our annual incentives for executives and corporate managers are based on achieving the EPS Measure and the FCF Measure established by the Compensation Committee, which is comprised solely of independent directors. LTI compensation for executives and senior managers is based on achieving ROIC and CFVC goals established by the Compensation Committee. Beginning with 2016, PSUs for executive officers and executive vice presidents are based on achieving ROIC, CFVC and RTSR goals established by the Compensation Committee. In addition, PSUs for senior vice presidents and vice presidents are based on achieving ROIC and CFVC goals established by the Compensation Committee. We also provide executives and senior managers equity awards that are approved by the Compensation Committee to reinforce each manager’s commitment to shareholder return.

Area Presidents and other key managers participate in the management incentive plan and receive equity awards as their LTI. Their annual bonus compensation is tied to corporate financial results and the financial and operating metric results for the areas they manage. Their primary financial performance measure is area incentive operating income. Key area operating metrics may include safety, employee engagement, pricing, customer service and net sales growth. PSUs for Area Presidents and other key managers are based on achieving ROIC and CFVC goals established by the Compensation Committee. We also provide them equity awards that are approved by the Compensation Committee to reinforce commitment to shareholder return.

General Managers in our field organizations receive equity awards as their LTI to align them with our shareholders. General Managers and their teams also receive salary and annual bonus tied to achieving incentive operating income and operating metrics defined during our budget process. Operating metrics may include any combination of safety, employee engagement, employee turnover, price increase, productivity improvements, net sales growth, environmental compliance, customer service and capital budget management, depending on the current year priorities as set by their senior managers and approved by executive management.

We compensate our field sales organization with salary and sales commissions tied to selling or retaining profitable business.

All of our annual bonus plans and LTI plans contain maximum payout limits to ensure that windfall gains in business outcomes do not lead to exaggerated compensation results or to inappropriate risk-taking. The majority of our sales employees are compensated under commission plans that have mechanisms in place to cap payments. In addition, for all sales employees, the Company has the ability to adjust sales goals based on business changes.

In addition, we maintain stock ownership guidelines for our executive officers and other members of senior management, along with anti-hedging and anti-pledging policies, all of which emphasize long-term performance rather than short-term windfalls.

Equity Usage (Burn Rate and Dilution)

Under our current Amended and Restated 2007 Stock Incentive Plan, as approved by our shareholders in May 2013 (the “SIP”), the total number of shares of equity-based awards issued in 2019 was approximately 0.20% of the diluted weighted average number of shares outstanding for the year and within the limitations set by the SIP. As of December 31, 2019, the total number of shares that could be issued under the SIP, and all predecessor plans, was approximately 4.0% of the diluted weighted average number of shares outstanding for the year. Republic’s diluted EPS reflects all potentially dilutive shares.

Tax Considerations

Beginning in 2018, Section 162(m) of the Internal Revenue Code limited the federal income tax deduction for annual individual compensation

                              68    |    Republic Services, Inc. 2020 Proxy Statement

to $1 million for the NEOs, subject to a transition rule for written binding contracts in effect on November 2, 2017 and not materially modified after that date. In the past, Section 162(m)’s deduction limit included an exception for “performance-based” compensation. Certain elements of the Company’s compensation programs were generally designed to qualify for this performance-based exception. To accomplish this, the Company previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-related limitations or provisions or request shareholder approval for this purpose, and may not generally attempt to meet the requirements previously included in our plans related to the exception; however, the Company intends to comply with the transition rule for written binding contracts in effect on November 2, 2017 as long as the Compensation Committee determines that to be in the Company’s best interest. However, given the ambiguities and uncertainties as to the application of that rule, no assurances can be made that compensation, including compensation that was previously intended to satisfy the requirements for deductibility, would, in fact, be deductible.

Compensation Committee Interlocks and Insider Participation

Messrs. Handley, Larson, Snee and Trani and Mses. Pegula and Weymouth served as members of the Compensation Committee during 2019. No member of the Compensation Committee is, or has ever been, an officer or employee of Republic. During 2019, none of our named executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served either on our Board or on our Compensation Committee.

Compensation Committee Report

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not otherwise be deemed filed under either of these Acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee as of March 13, 2020:

Thomas W. Handley (Chair)

Michael Larson

Kim S. Pegula

James P. Snee

John M. Trani

Katharine B. Weymouth

I care for Earth. Having grown up on a farm, Katina cares about protecting the environment. As a swing driver, she can drive any truck and covers a lot of ground. Keeping our planet clean while driving for Republic Services is a match that allowed her passion and profession to coexist in way that satisfies her - and benefits our planet for years to come. Katina | Driver Winston-Salem, North Carolina

Republic Services, Inc. 2020 Proxy Statement    |    69

2019 Summary Compensation Table

The following Summary Compensation Table shows information about the compensation we paid to our CEO, CFO and other named executive officers during 2019, 2018 and 2017. We refer to the individuals shown in the table below as the NEOs.

NAME AND PRINCIPAL 2019 POSITIONS	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Donald W. Slager Chief Executive Officer	2019	1,169,192	—	8,652,410	—	2,211,300	584,392	12,617,294
	2018	1,134,327	—	8,319,389	—	1,915,313	477,720	11,846,749
	2017	1,100,000	—	8,048,044	—	2,055,625	411,393	11,615,062

Charles F. Serianni Executive Vice President, Chief Financial Officer	2019	614,654	—	1,512,826	—	688,800	109,140	2,925,420
	2018	599,038	—	1,507,305	—	600,000	106,581	2,812,924
	2017	549,279	—	1,306,720	—	632,500	99,930	2,588,429

Catharine D. Ellingsen Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary	2019	514,192	—	1,144,792	—	576,800	95,206	2,330,990
	2018	479,423	—	892,959	—	692,510	98,661	2,163,553
	2017	450,000	—	753,637	—	906,325	86,112	2,196,074

Jeffrey A. Hughes Executive Vice President, Chief Administrative Officer	2019	514,654	—	1,144,792	—	576,800	103,402	2,339,648
	2018	499,846	—	1,091,523	—	500,000	103,191	2,194,560
	2017	491,812	—	1,305,003	—	565,800	110,155	2,472,770

Timothy E. Stuart(5) Executive Vice President, Chief Operating Officer	2019	596,385		1,393,308		715,983	93,693	2,799,369
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—

Jon Vander Ark(6) President	2019	746,731	—	2,088,516	—	1,326,517	105,813	4,267,577
	2018	623,077	—	1,808,044	—	982,730	103,185	3,517,036
	2017	—	—	—	—	—	—	—

(1)	Amounts reflect base salary paid in the year.
(2)

Included in the Stock Awards column are the grant-date fair values of RSU awards granted in 2019, 2018 and 2017 and PSU awards granted in 2019, 2018 and 2017, determined in accordance with FASB ASC Topic 718. See Note 12 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating grant-date fair value. The amounts shown in the table above reflect grant-date fair value and may not correspond to the actual value that will be realized by the NEOs. For purposes of calculating the grant-date fair value of PSU awards, we have assumed that we will achieve target performance levels.

(3)

The amounts shown for each of the years reflect the annual cash incentive earned for the year and, if applicable, the three-year long-term cash incentive earned for the performance cycle that ended in that year. In connection with her promotion to Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary in June 2016, Ms. Ellingsen was granted long-term cash incentives (“Supplemental LTIP”) for the 2015-2017 and 2016-2018 performance periods as if the awards were granted under the Executive Incentive Plan and had the same performance measures as PSUs for the 2015-2017 and 2016-2018 performance periods. At the time of his promotion to Executive Vice President, Chief Operating Officer in January 2018, Mr. Vander Ark was granted Supplemental LTIP awards for the 2016-2018 and 2017-2019 performance periods. In connection with Mr. Vander Ark’s promotion to President and Mr. Stuart’s promotion to Executive Vice President, Chief Operating Officer in May 2019, Mr. Vander Ark and Mr. Stuart were each granted an annual cash incentive award (“Supplemental Bonus”) as if the award was granted under the Executive Incentive Plan and had the same performance measures as the 2019 annual cash incentive. The Supplemental LTIP and Supplemental Bonus awards were granted in addition to their PSU and annual cash incentive awards for the applicable performance periods and increased their target awards for such periods to take into account their time in their new roles for a portion of the applicable performance periods.

                              70    |    Republic Services, Inc. 2020 Proxy Statement

The amounts earned by each of the NEOs for 2019 are shown below:

NAME	2019 ANNUAL CASH INCENTIVE ($)	2019 SUPPLEMENTAL BONUS ($)	2017 – 2019 SUPPLEMENTAL LTIP ($)

Donald W. Slager	2,211,300	—	—

Charles F. Serianni	688,800	—	—

Catharine D. Ellingsen	576,800	—	—

Jeffrey A. Hughes	576,800	—	—

Timothy E. Stuart	673,866	42,117	—

Jon Vander Ark	945,000	52,500	329,017

(4)

The amounts shown for each NEO for 2018 and 2017 have been revised to reflect the incremental cost of providing company-owned aircraft for personal travel and inclusion of perquisites and personal benefits received by a NEO, to the extent that the total value of such perquisites and personal benefits was at least $10,000, in a manner consistent with the current year. See “All Other Compensation for 2019” table for more information regarding amounts shown in this column for 2019.

(5)	Mr. Stuart was named Chief Operating Officer, effective May 1, 2019. Mr. Stuart was not an NEO for 2018 and 2017.
(6)	Mr. Vander Ark served as Chief Operating Officer from January 1, 2018 – April 30, 2019, and was named President, effective May 1, 2019. Mr. Vander Ark was not an NEO for 2017.

All Other Compensation for 2019

NAME	Matching Contribution to 401(k) Plan ($)	Matching Contribution to Deferred Compensation Plan ($)	Retirement Contribution to Deferred Compensation Plan ($)		Value of Life Insurance Premiums ($)	Perquisites and Other Personal Benefits ($)(2)	Total ($)(3)

Donald W. Slager	11,200	174,133	246,848	(1)	676	151,535	584,392

Charles F. Serianni	11,200	32,357	65,000		583	—	109,140

Catharine D. Ellingsen	11,200	18,534	65,000		472	—	95,206

Jeffrey A. Hughes	11,200	26,715	65,000		487	—	103,402

Timothy E. Stuart	11,200	16,971	65,000		522	—	93,693

Jon Vander Ark	11,200	28,989	65,000		624	—	105,813

(1)

Per the provisions of his employment agreement, Mr. Slager will receive a benefit, payable to him following the 6-month anniversary of his termination of employment for any reason. This contractual payment is $2,287,972, increased at an annual rate of 6% compounded annually, from December 5, 2008 until the date of his termination. The amount shown for him in this column reflects the annual increase to the payment.

(2)

Includes perquisites and personal benefits received by a NEO, to the extent that the total value of such perquisites and personal benefits was at least $10,000. The amount shown for Mr. Slager reflects the incremental cost of providing company-owned aircraft for personal travel. This valuation differs from the valuation under applicable tax guidelines. Aggregate incremental cost includes the cost of in-flight catering, landing and ground handling fees, hangar or parking costs, and fuel costs based on the average annual cost of fuel per hour flown. Fixed costs that do not change based on usage are not included.

(3)

NEOs and other executives are entitled to participate in a concierge medical services program at an estimated cost per participant of $162. The cost is paid by the Company on behalf of the participant and it is not included in the table shown above.

Republic Services, Inc. 2020 Proxy Statement    |    71

Grants of Plan-Based Awards in 2019

The following table sets forth information concerning each grant of an award to an NEO during the year ended December 31, 2019 under the Executive Incentive Plan or the SIP. Information regarding our awards under these plans also is included in our Compensation Discussion and Analysis.

NAME	Award Type(1)	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Donald W. Slager	RSUs	2/8/2019							36,516	2,800,047
	PSUs	2/8/2019				3,847	76,944	115,416		5,852,363
	Annual Cash Incentive Compensation		39,488	1,579,500	3,159,000

Charles F. Serianni	RSUs	2/8/2019							8,086	620,034
	PSUs	2/8/2019				587	11,738	17,607		892,792
	Annual Cash Incentive Compensation		12,300	492,000	984,000

Catharine D. Ellingsen	RSUs	2/8/2019							6,521	500,030
	PSUs	2/8/2019				424	8,477	12,716		644,762
	Annual Cash Incentive Compensation		10,300	412,000	824,000

Jeffrey A. Hughes	RSUs	2/8/2019							6,521	500,030
	PSUs	2/8/2019				424	8,477	12,716		644,762
	Annual Cash Incentive Compensation		10,300	412,000	824,000

Timothy E. Stuart	RSUs	2/8/2019							7,304	560,071
	PSUs	2/8/2019				548	10,955	16,433		833,237
	Annual Cash Incentive Compensation		12,033	481,333	962,666
	Supplemental Bonus(5)		752	30,084	61,168

Jon Vander Ark	RSUs	2/8/2019							8,803	675,014
	PSUs	2/8/2019				929	18,584	27,876		1,413,502
	Annual Cash Incentive Compensation		16,875	675,000	1,350,000
	Supplemental Bonus(5)		938	37,500	75,000

(1)

All equity awards granted in 2019 were granted under the SIP. For all NEOs, the annual cash incentive award was granted under the Executive Incentive Plan. For further details regarding annual compensation, see “Executive Compensation — Components of Executive Compensation.” The RSU awards shown above are scheduled to vest in equal annual installments over four years, beginning on the first anniversary of the grant date. The PSU awards shown above are scheduled to vest at the end of the three-year performance period based on performance for the 2019-2021 period.

(2)

This column shows the annual cash incentive payouts that would have been earned if the minimum performance level were achieved. If at least the minimum level of performance was not achieved, no payout would be made.

(3)	If the maximum level of performance had been achieved under the annual cash incentive plan, the maximum payout would have been 200% of target.
(4)

Represents the potential number of shares earned based on achievement of performance criteria for PSU awards granted under our SIP. Except for Mr. Stuart, the earned number of shares is payable half in cash and half in shares for all NEOs. For Mr. Stuart, the earned number of shares is payable 100% in shares as he was granted performance shares prior to becoming an NEO. No exercise price or other consideration is paid by the NEOs with respect to PSU awards. The PSU award measurement period is the three-year period beginning January 1, 2019 and ending December 31, 2021. PSUs accrue dividend equivalents, which are paid out based on the number of shares actually earned, if any, at the end of the performance period. If at least the minimum level of performance is not achieved, no payout would be made. See “Executive Compensation — Components of Executive Compensation” for further details regarding PSUs.

(5)

In connection with their promotions in May 2019, Messrs. Stuart and Vander Ark were granted Supplemental Bonus awards to increase their target awards to account for their time in each of their respective roles during the 2019 annual performance period. For additional details, see “Executive Compensation — Employment Agreements and Post-Employment Compensation”.

                              72    |    Republic Services, Inc. 2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table reflects stock option, RSU and PSU awards granted to the NEOs that were outstanding as of December 31, 2019.

	STOCK OPTION AWARDS					STOCK AWARDS(1)(2)

NAME	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)

Donald W. Slager	2/7/2014	176,057		33.40	2/7/2021
						2/18/2016	15,420	1,382,095
						2/18/2017	22,606	2,026,176
						2/18/2018	32,169	2,883,307
						2/18/2018	90,552	8,116,176
						2/8/2019	37,020	3,318,103
						2/8/2019	78,006	6,991,678

Charles F. Serianni	8/22/2014	18,685		39.34	8/22/2021
						2/18/2016	3,115	279,197
						2/18/2017	4,781	428,521
						2/18/2018	7,388	662,186
						2/18/2018	14,295	1,281,261
						2/8/2019	8,197	734,697
						2/8/2019	11,900	1,066,597

Catharine D. Ellingsen						2/18/2016	504	45,174
						7/29/2016	522	46,787
						2/18/2017	3,046	273,013
						2/18/2018	4,765	427,087
						2/18/2018	7,946	712,200
						2/8/2019	6,611	592,544
						2/8/2019	8,593	770,191

Jeffrey A. Hughes						2/18/2016	2,966	265,843
						2/18/2017	4,348	389,711
						2/18/2017	4,348	389,711
						2/18/2018	5,957	533,926
						2/18/2018	9,529	854,084
						2/8/2019	6,611	592,544
						2/8/2019	8,593	770,191

Timothy E. Stuart						2/18/2016	2,817	252,488
						2/18/2017	4,565	409,161
						4/7/2017	50,189	4,498,440
						2/18/2018	6,255	560,636
						2/18/2018	12,313	1,103,614
						2/8/2019	7,406	663,800
						2/8/2019	11,106	995,431

Jon Vander Ark						2/18/2016	2,077	186,162
						2/18/2016	5,933	531,775
						2/18/2017	4,564	409,071
						4/7/2017	83,649	7,497,460
						2/18/2018	7,448	667,564
						2/18/2018	19,064	1,708,706
						2/8/2019	8,925	799,948
						2/8/2019	18,840	1,688,629

(1)	The values of the RSUs and PSUs are based on $89.63 per share, which was the closing price of Republic’s stock on December 31, 2019, the last trading day of our fiscal year.
(2)

Includes PSUs for the 2018-2020 and 2019-2021 performance periods. Subsequent to the end of a performance period, PSU payouts are generally made in February of the succeeding year after the Compensation Committee has determined the achievement of performance metrics. The PSUs for 2017-2019 performance period are not included in the table as they are considered vested as of December 31, 2019 for proxy statement disclosure purposes; instead, such PSUs are included in the “Option Exercises and Stock Vested In 2019” table.

Republic Services, Inc. 2020 Proxy Statement    |    73

The vesting dates and number of shares vesting for the RSUs and PSUs are shown in the following table.

	RSUs		PSUs

NAME	Vesting Date	Shares Vesting	Vesting Date	Shares Vesting

Donald W. Slager	2/8/2020	9,255	12/31/2020	90,552
	2/18/2020	15,420	12/31/2021	78,006
	2/18/2020	11,303
	2/18/2020	10,723
	2/8/2021	9,255
	2/18/2021	11,303
	2/18/2021	10,723
	2/8/2022	9,255
	2/18/2022	10,723
	2/8/2023	9,255

Charles F. Serianni	2/8/2020	2,049	12/31/2020	14,295
	2/18/2020	3,115	12/31/2021	11,900
	2/18/2020	2,390
	2/18/2020	2,462
	2/8/2021	2,049
	2/18/2021	2,391
	2/18/2021	2,463
	2/8/2022	2,049
	2/18/2022	2,463
	2/8/2023	2,050

Catharine D. Ellingsen	2/8/2020	1,652	12/31/2020	7,946
	2/18/2020	504	12/31/2021	8,593
	2/18/2020	1,523
	2/18/2020	1,588
	7/29/2020	522
	2/8/2021	1,653
	2/18/2021	1,523
	2/18/2021	1,588
	2/8/2022	1,653
	2/18/2022	1,589
	2/8/2023	1,653

Jeffrey A. Hughes	2/8/2020	1,652	12/31/2020	9,529
	2/18/2020	2,966	12/31/2021	8,593
	2/18/2020	2,174
	2/18/2020	1,985
	2/8/2021	1,653
	2/18/2021	2,174
	2/18/2021	4,348
	2/18/2021	1,986
	2/8/2022	1,653
	2/18/2022	1,986
	2/8/2023	1,653

                              74    |    Republic Services, Inc. 2020 Proxy Statement

	RSUs		PSUs

NAME	Vesting Date	Shares Vesting	Vesting Date	Shares Vesting

Timothy E. Stuart	2/8/2020	1,851	12/31/2020	12,313
	2/18/2020	2,817	12/31/2021	11,106
	2/18/2020	2,282
	2/18/2020	2,085
	2/8/2021	1,852
	2/18/2021	2,283
	2/18/2021	2,085
	2/8/2022	1,851
	2/18/2022	2,085
	4/7/2022	50,189
	2/8/2023	1,852

Jon Vander Ark	2/8/2020	2,231	12/31/2020	19,064
	2/18/2020	2,077	12/31/2021	18,840
	2/18/2020	5,933
	2/18/2020	2,282
	2/18/2020	2,482
	2/8/2021	2,231
	2/18/2021	2,282
	2/18/2021	2,483
	2/8/2022	2,231
	2/18/2022	2,483
	4/7/2022	83,649
	2/8/2023	2,232

Option Exercises and Stock Vested in 2019

The following table reflects stock options exercised and the vesting of previously granted RSUs and PSUs for each of the NEOs during the year ended December 31, 2019. The value realized upon exercise of the options and the shares represented by the vesting of the RSUs or PSUs is based on the closing price of our stock on the exercise date and the vesting date, respectively.

OPTION EXERCISES AND STOCK OR RSUs VESTED IN 2019

	OPTION AWARDS		STOCK AWARDS(1)

NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Donald W. Slager	190,253	11,202,097	152,693	13,963,820

Charles F. Serianni	9,500	486,211	24,953	2,229,781

Catharine D. Ellingsen	—	—	14,551	1,282,951

Jeffrey A. Hughes	—	—	20,423	1,787,814

Timothy E. Stuart	—	—	22,804	2,069,180

Jon Vander Ark	—	—	23,522	2,124,485

(1)

The amounts reflected in this table include the vesting in 2019 of PSUs granted for the 2017-2019 performance period. For Ms. Ellingsen and Messrs. Slager, Serianni and Hughes, upon vesting, 50% of the PSU awards settled in cash on February 11, 2020, and 50% of the PSU awards settled in shares on February 14, 2020. For Messrs. Stuart and Vander Ark, upon vesting, 100% of the PSU awards settle in shares on February 14, 2020.

Republic Services, Inc. 2020 Proxy Statement    |    75

Nonqualified Deferred Compensation in 2019

The following table reflects information concerning the participation of our NEOs in our nonqualified Deferred Compensation Plan and Mr. Slager’s Supplemental Retirement Benefit for the year ended December 31, 2019. For a description of that plan and his benefit, see “Executive Compensation — Compensation Discussion and Analysis — Components of Executive Compensation — Fixed Compensation and Benefits — Deferred Compensation Plan and Deferred Compensation Savings Program Contributions.”

NAME	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Donald W. Slager	2,188,777	420,981	1,497,182	—	14,814,406

Charles F. Serianni	1,294,651	97,357	1,532,048	—	9,421,019

Catharine D. Ellingsen	102,821	83,534	478,633	—	2,337,617

Jeffrey A. Hughes	243,637	91,715	1,428,778	—	8,889,896

Timothy E. Stuart	77,570	81,971	476,734	—	2,692,841

Jon Vander Ark	201,479	93,989	434,796	(663,518)	2,285,418

(1)

Executive contributions to DCP of base salary are included in the Salary column in the Summary Compensation Table, annual cash and long-term cash incentive compensation are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, and RSUs and PSUs are included in the Stock Awards column of the Summary Compensation Table. The following contributions are rounded to the nearest whole dollar and approximate: (i) cash deferred ($2,188,177 for Mr. Slager, $624,468 for Mr. Serianni, $73,710 for Ms. Ellingsen, $77,198 for Mr. Hughes, $33,942 for Mr. Stuart and $61,711 for Mr. Vander Ark); (ii) RSUs deferred ($29,111 for Ms. Ellingsen, $166,439 for Mr. Hughes, $43,628 for Mr. Stuart and $139,768 for Mr. Vander Ark); and (iii) stock-settled PSUs deferred ($670,183 for Mr. Serianni).

(2)

This column includes retirement contributions of $65,000 for each of Messrs. Hughes, Serianni, and Ms. Ellingsen that were made by Republic to the plan on behalf of the executive. These amounts vest in accordance with the terms of the plan described in the Compensation Discussion and Analysis. Per the provisions of his employment agreement, Mr. Slager will receive a benefit, payable to him following the 6-month anniversary of his termination of employment for any reason. This contractual payment is $2,287,972, increased at an annual rate of 6%, compounded annually from December 5, 2008 until the date of his termination. The amount set forth in the table above includes the annual increase to the payment. All other amounts in this column relate to matching contributions made by Republic during 2020 that are attributable to 2019 executive contributions.

(3)

For deferrals of RSUs, earnings are calculated based on the change in the price of our common stock during 2019. For cash deferrals, earnings are calculated based on the performance of the measurement funds selected by the participants.

(4)

Includes amounts reported in the 2019 Summary Compensation Table as compensation for 2019, 2018 or 2017: Mr. Slager: $456,056 in 2019, $781,669 in 2018, and $750,123 in 2017; Mr. Serianni: $251,021 in 2019, $544,791 in 2018, and $664,508 in 2017; Ms. Ellingsen: $109,244 in 2019, $159,186 in 2018, and $211,145 in 2017; Mr. Hughes: $168,913 in 2019, $166,690 in 2018, and $490,186 in 2017; Mr. Stuart: $99,862 in 2019; and Mr. Vander Ark: $116,391 in 2019 and $155,874 in 2018.

Employment Agreements and Post-Employment Compensation

Employment Agreements

We have employment agreements with Messrs. Slager and Hughes. These agreements, among other things, provide for consideration to be paid to the executive upon termination of employment, as described below. Each of these employment agreements contains post-termination restrictive covenants, including a covenant not to compete and not to solicit customers and employees. The post-termination restrictive covenants last for two years for Mr. Hughes. Mr. Slager’s restrictions also last two years, except that if his employment is terminated by us without cause or if he has a termination for good reason within six months before or two years after a change in control, his restrictions last three years. Each of these agreements provides for a minimum base salary and eligibility to participate in our performance-based annual and LTI plans. These employment agreements also provide for accelerated vesting of equity-based awards in certain circumstances and continued coverage under certain welfare plans for a specified period of time. We do not have employment agreements with Ms. Ellingsen or Messrs. Serianni, Stuart and Vander Ark.

                              76    |    Republic Services, Inc. 2020 Proxy Statement

Mr. Slager

Mr. Slager and Republic entered into an employment agreement on October 29, 2013, which was amended on December 23, 2014, by the First Amendment to the Employment Agreement (as so amended, the “Slager Agreement”). The Slager Agreement, together with the applicable plans and awards agreements, provide that Mr. Slager will be compensated as follows upon the occurrence of each respective scenario:

Death: Upon Mr. Slager’s death:

•	the Company will pay his base salary earned, but not yet paid, and unused vacation;

•	the Company will pay his Supplemental Retirement Benefit;

•	his annual cash incentive awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;

•	his vested but unexercised stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option, all unvested stock options and RSUs are forfeited, and his earned PSUs will vest on a prorated schedule; and

•	his family will receive continued coverage under certain welfare plans until eligible for benefits from another employer or the government.

Disability: If Mr. Slager’s employment is terminated due to disability:

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive his Supplemental Retirement Benefit;

•	his base salary will be continued for three years, mitigated to the extent payments are made to him pursuant to any disability insurance policies paid for by the Company;

•	his annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability will be payable following the end of the applicable performance period at the actual amount to be determined;

•	all outstanding equity awards will immediately vest, and his stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;

•	his earned PSUs will vest on a prorated schedule; and

•	he will continue to receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

Without Cause by the Company or by Mr. Slager for Good Reason: If Mr. Slager’s employment is terminated without cause or by Mr. Slager for good reason (as such terms are defined in the Slager Agreement):

•	the Company will pay his base salary earned, but not yet paid, and unused vacation;

•	the Company will pay his Supplemental Retirement Benefit;

•	he will continue to receive his base salary for three years;

•	he will receive outplacement services for up to one year, with such benefit not to exceed $50,000;

•	his annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;

•	his outstanding equity that would otherwise vest in the year of termination will vest immediately, and his stock options will remain exercisable for the lesser of three years from the termination date or the remaining term of the option;

•	his earned PSUs will vest on a prorated schedule; and

•	he will receive continued coverage under certain welfare plans until Mr. Slager becomes eligible for benefits from another employer or the government.

Without Cause by the Company or by Mr. Slager for Good Reason – Change in Control: If Mr. Slager’s employment is terminated without cause or by Mr. Slager for good reason in connection with a change in control:

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive his Supplemental Retirement Benefit;

•	he will receive outplacement services for up to one year, with such benefit not to exceed $50,000;

•	he will receive a lump sum payment equal to three times the sum of his base salary and annual cash and long-term incentive awards, based on the target award amounts for the performance periods ending in the year prior to the year of termination, payable within six months following his termination of employment;

•	all annual cash awards outstanding as of the change in control will vest and become payable at target no later than ten days following the change in control;

•	all annual cash incentive awards for performance periods commencing after the change in control will vest and become payable on a pro rata basis in an amount determined by the Compensation Committee, based on actual Company performance, payable not later than 60 days following the end of the performance period;

•	his outstanding equity will immediately vest and his vested options will continue to be exercisable for the lesser of three years from the termination date or the remaining term of the option, and all performance share awards outstanding as of his termination date will vest and become payable at target and without proration; and

•	he will receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

Republic Services, Inc. 2020 Proxy Statement    |    77

For Cause by the Company or by Mr. Slager Without Good Reason: If Mr. Slager is terminated for cause or terminates his employment without good reason:

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive payment of his Supplemental Retirement Benefit; and

•	for termination other than for cause, he will receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

In each circumstance above in which Mr. Slager is entitled to continued welfare coverage, the estimated value of the benefit was approximately $109,000 as of December 31, 2019. However, as noted above, the benefit continues only to the extent Mr. Slager does not become eligible for benefits from a third party. As a result, the actual benefit could be zero.

Mr. Hughes

Mr. Hughes entered into an employment agreement that was effective December 5, 2008 (the “Hughes Agreement”). The Hughes Agreement, together with the applicable plans and award agreements, provide that Mr. Hughes will be compensated as follows upon the occurrence of each respective scenario:

Death: Upon Mr. Hughes’ death:

•	the Company will pay his base salary earned, but not yet paid, and unused vacation;

•	the Company will pay the employer contributions to the DCP made on Mr. Hughes’ behalf and earnings on those amounts;

•	his annual cash incentive awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;

•	his outstanding equity awards will immediately vest, and his stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;

•	his earned PSUs will vest on a prorated schedule; and

•	he will receive continued coverage under certain welfare plans for a specified period of time in accordance with our benefit continuation policy under COBRA.

Disability: If Mr. Hughes’ employment is terminated due to disability:

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive the employer contributions to the DCP made on Mr. Hughes’ behalf and earnings on those amounts;

•	his annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability shall be payable following the end of the applicable performance period at the actual amount to be determined;

•	all outstanding equity awards will immediately vest, and his stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;

•	his earned PSUs will vest on a prorated schedule; and

•	he will receive continued coverage under certain welfare plans for a specified period of time in accordance with our benefit continuation policy under COBRA.

Without Cause by the Company: If Mr. Hughes’ employment is terminated without cause (as such term is defined in the Hughes Agreement):

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will continue to receive his base salary for one year;

•	he will receive the employer contributions to the DCP made on Mr. Hughes’ behalf and earnings on those amounts;

•	all annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;

•	his outstanding equity will continue to vest for up to one year following termination, and his vested stock options will remain exercisable for up to one year plus 90 days following termination, but not beyond the original term;

•	his earned PSUs will vest on a prorated schedule; and

•	he will receive continued coverage under certain welfare plans for up to one year.

                              78    |    Republic Services, Inc. 2020 Proxy Statement

Without Cause by the Company or by Mr. Hughes for Good Reason – Change in Control: If Mr. Hughes’ employment is terminated without cause or by Mr. Hughes for good reason in connection with a change in control (as such terms are defined in the Hughes Agreement):

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive the employer contributions to the DCP made on Mr. Hughes’ behalf and earnings on those amounts;

•	he will receive a lump sum payment in the amount of two times the sum of his current base salary and his target annual cash incentive award for the year in which termination occurs, payable within six months following termination;

•	all annual cash awards outstanding as of the change in control will vest and become payable at target no later than ten days following the change in control;

•	his outstanding equity will vest immediately and his vested options will continue to be exercisable for up to one year following termination, but not beyond the original term, and all performance share awards outstanding as of the termination date will vest and become payable at target and without proration; and

•	he will receive continued coverage under certain welfare plans for up to one year.

For Cause by the Company or if Mr. Hughes Resigns Without Good Reason: If Mr. Hughes is terminated for cause or resigns without good reason:

•	he will receive his base salary earned, but not yet paid, and unused vacation;

•	he will receive the employer contributions to the DCP made on his behalf and earnings on those amounts; and

•	he will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Executive Separation Policy

The Compensation Committee adopted our Executive Separation Policy (the “Separation Policy”) in 2010 to ensure we are able to attract and retain the most qualified and capable professionals to serve in key executive positions to maximize the value of Republic for the benefit of our shareholders. The Separation Policy is in effect for the CEO, President, Chief Operating Officer, CFO, Chief Legal Officer, and each Executive Vice President, Senior Vice President, Vice President and Area President who do not have an employment agreement with us. The Compensation Committee may, in its discretion, make the Separation Policy applicable to other members of management.

Ms. Ellingsen and Messrs. Serianni, Stuart and Vander Ark (collectively, the “Covered Executives”) are our NEOs that participate in our Separation Policy. Severance benefits under the Separation Policy are payable only if they: (1) sign an agreement containing non-solicitation, confidentiality and arbitration provisions and, if appropriate, a non-competition provision (which each has done); (2) execute a separation agreement containing a full release of legal claims; (3) refrain from disparaging Republic following their employment with us; and (4) provide reasonable cooperation and assistance concerning legal or business matters as requested by Republic following their employment.

Under the Separation Policy, together with the applicable plans and award agreements, the Covered Executive will receive the following compensation for each respective scenario:

Death: Upon the Covered Executive’s death:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;

•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;

•	the Covered Executive’s annual cash incentive awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;

•	for Messrs. Stuart and Vander Ark, the Supplemental Bonus awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;

•	the Covered Executive’s outstanding equity awards will immediately vest, and his or her stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;

•	the Covered Executive’s earned PSUs will vest on a prorated schedule;

•	for Mr. Vander Ark, the Supplemental LTIP award will vest on prorated schedule; and

•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Disability: If the Covered Executive’s employment is terminated due to disability:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;

•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;

•	the Covered Executive’s annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability will be payable following the end of the applicable performance period at the actual amount to be determined;

Republic Services, Inc. 2020 Proxy Statement    |    79

•	for Messrs. Stuart and Vander Ark, the Supplemental Bonus awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability will be payable following the end of the applicable performance period at the actual amount to be determined;

•	the Covered Executive’s outstanding equity awards will immediately vest, and his or her stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;

•	the Covered Executive’s earned PSUs will vest on a prorated schedule;

•	for Mr. Vander Ark, the Supplemental LTIP award will vest on prorated schedule; and

•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Without Cause by the Company: If the Covered Executive’s employment is terminated without cause (as such term is defined in the Separation Policy):

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;

•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;

•	the Covered Executive will receive continued base salary for two years;

•	all annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;

•	for Messrs. Stuart and Vander Ark, the Supplemental Bonus awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;

•	the Covered Executive’s outstanding equity awards will continue to vest for up to one year following termination, with the exception of Messrs. Stuart’s and Vander Ark’s retention RSU awards granted on April 7, 2017 that will vest on a prorated schedule, and his or her vested stock options will be exercisable for up to one year plus 90 days following termination, but not beyond the original term;

•	the Covered Executive’s earned PSUs will vest on a prorated schedule;

•	for Mr. Vander Ark, the Supplemental LTIP award will vest on prorated schedule; and

•	the Covered Executive will receive continued coverage under certain welfare plans for up to two years.

Without Cause by the Company or by the Covered Executive for Good Reason – Change in Control: If the Covered Executive’s employment is terminated without cause or by the Covered Executive for good reason (as such terms are defined in the Separation Policy) within one year after a change in control, then:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;

•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;

•	the Covered Executive will receive a lump sum payment in the amount of two times the sum of the current base salary and the target annual cash incentive award for the year in which termination occurs, payable within six months following termination;

•	all annual cash awards outstanding as of the change in control will vest and become payable at target no later than ten days following the change in control;

•	for Messrs. Stuart and Vander Ark, the Supplemental Bonus awards outstanding as of the change in control will vest and become payable at target no later than ten days following the change in control;

•	all PSUs outstanding as of the termination date will vest and become payable at target and without proration;

•	the Covered Executive’s outstanding equity will immediately vest and his or her vested options will continue to be exercisable for up to one year following termination, but not beyond the original term;

•	for Mr. Vander Ark, the Supplemental LTIP award outstanding as of the termination date will vest and become payable at target and without proration; and

•	the Covered Executive will receive continued coverage under certain welfare plans for up to two years.

For Cause by the Company or if the Covered Employee Resigns Without Good Reason: If the Covered Executive is terminated for cause by Republic or resigns without good reason:

•	the Covered Executive will receive all base salary earned, but not yet paid, and unused vacation;

•	the Covered Executive will receive the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts if the Covered Executive meets the definition of “retirement”, as defined by the DCP; and

•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

The Compensation Committee may use its discretion to make post-termination payments to executive officers that may not be required pursuant to the terms of their employment agreements or the Separation Policy if such payments are determined to be in Republic’s best interests.

                              80    |    Republic Services, Inc. 2020 Proxy Statement

Retirement

Upon satisfying Republic’s definition of “retirement” and providing proper notice to the Company:

•	the NEO will receive all base salary earned, but not yet paid, and unused vacation;

•	all annual cash awards will vest and become payable on a pro rata basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;

•	the NEO’s outstanding equity will immediately vest, and his or her stock options will remain exercisable for the lesser of three years from the retirement date or the remaining term of the option;

•	the NEO’s earned PSUs will vest in full; and

•	for Mr. Vander Ark, the earned Supplemental LTIP award will vest in full.

Additionally, for Mr. Slager, Republic will pay his Supplemental Retirement Benefit, and he will continue to receive coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government. For Ms. Ellingsen and Messrs. Serianni, Hughes, Stuart and Vander Ark, Republic will pay the employer contributions to the DCP made on the executive’s behalf and earnings on those amounts if the executive meets the definition of “retirement”, as defined by the DCP, and will provide continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Potential Payments upon Termination

Described below is the post-employment consideration payable to Messrs. Slager, Hughes, Serianni, Stuart and Vander Ark, and Ms. Ellingsen under their respective agreements or policies, as applicable, in the event of a covered termination, and assuming the specified events occurred on December 31, 2019. We have not quantified the estimated welfare benefits payable because we do not believe any estimates would be meaningful.

We can terminate an NEO’s employment without cause at any time. In general, Mr. Slager can terminate his employment for good reason at any time if: (a) his duties and responsibilities are materially reduced; (b) we breach the employment agreement and do not timely cure the breach; (c) we terminate or reduce his participation in one or more company-sponsored benefit plans and such termination or reduction does not apply to the other NEOs; (d) we relocate his office outside of Maricopa County, Arizona; (e) we terminate the continuation of his rolling employment period; or (f) he resigns from the Board or his term as a director expires, in either case only if such event occurs as a result of his failure to receive the required votes by our shareholders to be re-elected to the Board. Ms. Ellingsen and Messrs. Serianni, Hughes, Stuart and Vander Ark can terminate their employment for good reason during the one-year period following a change in control if we reduce their salary, bonus opportunity or title.

For purposes of the calculations in the following table related to our common stock, the value of RSUs and the value of PSUs for the 2018-2020 and 2019-2021 performance periods is based on a price of $89.63, the closing price of our stock on December 31, 2019, the last trading day of our 2019 fiscal year, and the value of stock options is based on the spread between that closing price and the exercise price of the options. Also, because actual payouts for the 2018-2020 and 2019-2021 PSUs performance periods have not yet been determined, calculations based on actual payouts of such performance periods assume that payouts will be at target. The balance of company contributions to the DCP that were not previously vested will become vested and payable in accordance with the terms of the DCP. The following table does not include amounts contributed by the executives into their DCP accounts.

Republic Services, Inc. 2020 Proxy Statement    |    81

POTENTIAL PAYMENTS UPON TERMINATION TABLE

NAME	DEATH		DISABILITY		COMPANY TERMINATION W/O CAUSE OR FOR GOOD REASON(7)		CHANGE IN CONTROL(11)		RETIREMENT(16)

Donald W. Slager

Severance	$—		$3,510,000	(4)	$3,510,000	(4)	$24,306,750	(12)	$—

Stock Awards	17,465,777	(1)	27,075,458	(5)	17,465,777	(8)	33,133,881	(13)	34,441,968	(17)

Non Equity Incentive Plan Comp	1,579,500	(2)	2,211,300	(6)	2,211,300	(6)	1,579,500	(14)	2,211,300	(18)

Deferred Compensation Payment	4,360,980	(3)	4,360,980	(3)	4,360,980	(3)	4,360,980	(3)	4,360,980	(3)

Other	—		—		50,000	(9)	50,000	(9)	—

TOTAL COMPENSATION PAYABLE	23,406,257		37,157,738		27,598,057		63,431,111		41,014,248

Charles F. Serianni

Severance	—		—		1,230,000	(10)	2,214,000	(15)	—

Stock Awards	4,664,806	(1)	4,664,806	(5)	3,457,938	(8)	5,621,235	(13)	5,802,958	(17)

Non Equity Incentive Plan Comp	492,000	(2)	688,800	(6)	688,800	(6)	492,000	(14)	688,800	(18)

Deferred Compensation Payment	1,142,953	(3)	1,142,953	(3)	1,142,953	(3)	1,142,953	(3)	1,142,953	(3)

TOTAL COMPENSATION PAYABLE	6,299,759		6,496,559		6,519,691		9,470,188		7,634,711

Catharine D. Ellingsen

Severance	—		—		1,030,000	(10)	1,854,000	(15)	—

Stock Awards	2,827,702	(1)	2,827,702	(5)	1,961,965	(8)	3,490,371	(13)	—

Non Equity Incentive Plan Comp	412,000	(2)	576,800	(6)	576,800	(6)	412,000	(14)	—

Deferred Compensation Payment	1,068,928	(3)	1,068,928	(3)	1,068,928	(3)	1,068,928	(3)	—

TOTAL COMPENSATION PAYABLE	4,308,630		4,473,430		4,637,693		6,825,299		—

Jeffrey A. Hughes

Severance	—		—		515,000	(10)	1,854,000	(15)	—

Stock Awards	3,976,225	(1)	3,976,225	(5)	2,591,173	(8)	4,653,052	(13)	4,384,669	(17)

Non Equity Incentive Plan Comp	412,000	(2)	576,800	(6)	576,800	(6)	412,000	(14)	576,800	(18)

Deferred Compensation Payment	939,832	(3)	939,832	(3)	939,832	(3)	939,832	(3)	939,832	(3)

TOTAL COMPENSATION PAYABLE	5,328,057		5,492,857		4,622,805		7,858,884		5,901,301

Timothy E. Stuart

Severance	—		—		1,250,000	(10)	2,272,833	(15)	—

Stock Awards	8,773,334	(1)	8,773,334	(5)	4,435,688	(8)	9,613,535	(13)	—

Non Equity Incentive Plan Comp	511,417	(2)	715,983	(6)	715,983	(6)	511,417	(14)	—

Deferred Compensation Payment	561,708	(3)	561,708	(3)	561,708	(3)	561,708	(3)	—

TOTAL COMPENSATION PAYABLE	9,846,459		10,051,025		6,963,379		12,959,493		—

Jon Vander Ark

Severance	—		—		1,550,000	(10)	2,975,000	(15)	—

Stock Awards	13,115,251	(1)	13,115,251	(5)	6,429,971	(8)	14,619,280	(13)	—

Non Equity Incentive Plan Comp	1,041,517	(2)	1,326,517	(6)	1,326,517	(6)	1,029,167	(14)	—

Deferred Compensation Payment	657,672	(3)	657,672	(3)	657,672	(3)	657,672	(3)	—

TOTAL COMPENSATION PAYABLE	14,814,440		15,099,440		9,964,160		19,281,119		—

(1)

For Ms. Ellingsen and Messrs. Slager, Serianni, Hughes, Stuart and Vander Ark, amounts include the prorated vesting in a portion of earned PSUs for the 2018-2020 and 2019-2021 performance periods (calculated using target for purposes of the table above) and the vesting in the full number of earned PSUs for the 2017-2019 performance period (based on the closing prices of our stock of $98.05 on February 11, 2020 for cash-settled PSUs and $100.43 on February 14, 2020 for stock-settled PSUs). For Ms. Ellingsen and Messrs. Serianni, Hughes, Stuart and Vander Ark, amounts also include the immediate vesting of outstanding RSUs.

                              82    |    Republic Services, Inc. 2020 Proxy Statement

(2)

For Ms. Ellingsen and Messrs. Slager, Serianni and Hughes, amounts reflect the target 2019 annual cash incentive award. For Mr. Stuart, amount reflects target 2019 annual cash incentive award and target 2019 Supplemental Bonus award. For Mr. Vander Ark, amount reflects target 2019 annual cash incentive award, target 2019 Supplemental Bonus award and actual Supplemental LTIP award for the 2017-2019 performance period.

(3)

For Mr. Slager, this includes a specified amount that will be payable as a Supplemental Retirement Benefit. For Ms. Ellingsen and Messrs. Serianni, Hughes, Stuart and Vander Ark, this includes the employer contributions to the DCP made on the executive’s behalf and earnings on those amounts. The amount will be paid to the executive’s beneficiary upon the executive’s death. This amount does not include amounts that have been previously earned and deferred by the executive, nor does it include any unvested RSUs or PSUs that the executive has elected to defer (the early vesting of which is reflected in the “Stock Awards” row for each respective executive).

(4)	For Mr. Slager, this amount reflects continuation of his base salary for three years.
(5)

For each of the NEOs, this amount reflects the prorated vesting in a portion of earned PSUs for the 2018-2020 and 2019-2021 performance periods (calculated using target for purposes of the table above), the vesting in the full number of earned PSUs for the 2017-2019 performance period (based on the closing price of our stock of $98.05 on February 11, 2020 for cash-settled PSUs and $100.43 on February 14, 2020 for stock-settled PSUs) and the immediate vesting of outstanding RSUs.

(6)

For Ms. Ellingsen and Messrs. Slager, Serianni and Hughes, amounts include the actual 2019 annual cash incentive award. For Mr. Stuart, amount reflects actual 2019 annual cash incentive award and actual 2019 Supplemental Bonus award. For Mr. Vander Ark, amount reflects actual 2019 annual cash incentive award, actual 2019 Supplemental Bonus award and actual Supplemental LTIP award for the 2017-2019 performance period.

(7)

Absent a change in control, no NEO other than Mr. Slager may terminate for “good reason”, and the consideration described in this column would only be provided in the event of a termination by the Company without cause.

(8)

Under his employment agreement, Mr. Slager would receive immediate vesting of outstanding RSUs that would otherwise vest in the year of termination. Because his termination is deemed to have occurred on December 31, 2019, for purposes of this table, no outstanding RSUs would vest in connection with such termination. For Ms. Ellingsen and Messrs. Serianni, Hughes, Stuart and Vander Ark, the table includes outstanding RSUs that will continue to vest for up to one year following termination, except for Messrs. Stuart’s and Vander Ark’s retention RSU awards granted on April 7, 2017 that will vest on a prorated schedule, and vested stock options will be exercisable for up to one year plus 90 days following termination, but not beyond the original term. For each of the NEOs, Stock Awards include amounts for the prorated vesting in a portion of earned PSUs for the 2018-2020 and 2019-2021 performance periods (calculated using target for purposes of the table above) and the vesting in the full number of earned PSUs for the 2017- 2019 performance period (based on the closing price of our stock of $98.05 on February 11, 2020 for cash-settled PSUs and $100.43 on February 14, 2020 for stock-settled PSUs).

(9)	The total compensation amount payable to Mr. Slager under this scenario includes $50,000 for outplacement services.
(10)	For Ms. Ellingsen and Messrs. Serianni, Stuart and Vander Ark, the amounts reflect continued base salary for two years. For Mr. Hughes, the amount reflects continued base salary for one year.
(11)	The payments set forth in this column assume a change in control and a termination without cause or a resignation for good reason occurring on December 31, 2019.
(12)

For Mr. Slager, the amount reflects a lump sum payment equal to three times the sum of his base salary and annual cash and long-term incentive awards, based on the target award amounts for the performance periods ending in the year prior to the year of termination, payable within six months following his termination of employment.

(13)	Amounts reflect target PSU awards for the 2017-2019, 2018-2020 and 2019-2021 performance periods and immediate vesting of outstanding RSU awards.
(14)

For Ms. Ellingsen and Messrs. Slager, Serianni and Hughes, amounts reflect target 2019 annual cash incentive award. For Mr. Stuart, amount reflects target 2019 annual cash incentive award and target 2019 Supplemental Bonus award. For Mr. Vander Ark, amount reflects target 2019 annual cash incentive award, target 2019 Supplemental Bonus award and target Supplemental LTIP award for the 2017-2019 performance period.

(15)

Amounts reflect a lump sum payment in the amount of two times the sum of current base salary and target annual cash incentive award for the year in which termination occurs, payable within six months following termination.

(16)

As of December 31, 2019, Messrs. Slager, Serianni and Hughes have met the age and service requirements to be eligible for retirement, but have not yet met the notice requirement to be eligible for retirement. The payments set forth in the table above assume that Messrs. Slager, Serianni and Hughes have met the notice requirement as of December 31, 2019.

(17)

Amounts reflect vesting in the full number of earned PSUs for the 2017-2019 performance period (based on the closing price of our stock of $98.05 on February 11, 2020 for cash-settled PSUs and $100.43 on February 14, 2020 for stock-settled PSUs), vesting in the full number of earned PSUs for the 2018-2020 and 2019-2021 performance periods (calculated using target for purposes of the table above) and the immediate vesting of outstanding RSUs upon retirement.

(18)	Amounts reflect actual 2019 annual cash incentive award for Messrs. Slager, Serianni and Hughes.

Republic Services, Inc. 2020 Proxy Statement    |    83

CEO Pay Ratio

As there has been no change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we are using the same median employee identified in 2018. In 2019, this employee’s annual total compensation was $63,899 and the annual total compensation of our CEO was $12,617,294. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our employees for 2019 was 197 to 1.

To identify our median employee in 2018, we made the following assumptions:

•	We included all individuals (excluding our CEO) employed on December 31, 2018;

•	Because we had an even number of employees for the calculation, our median employee fell between two employees. Of the two employees, we chose the employee who is most representative of our employee base; and

•	We utilized W-2, Box 5 payroll data for 2018 as our consistently applied compensation measure, annualizing pay for those individuals employed less than a full calendar year.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

I educate for Earth. Jeremy majored in environmental sustainably in college, with a minor in solar and renewable energy. He uses this knowledge to educate the public on the vital role recycling plays in conserving our planet. Jeremy conducts informative tours of recycling centers, leads important clean-up initiatives, and mobilizes people to help create a happier, healthier planet. Jeremy Community Relations Manager Southern Nevada

                              84    |    Republic Services, Inc. 2020 Proxy Statement

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under either of these Acts.

Management is responsible for our internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and for issuing its opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on the Board’s behalf.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm (Ernst & Young LLP). The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the Company’s independent registered public accounting firm’s independence, and discussed with them their independence from the Company and management. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the Audit Committee’s review of the matters noted above and its discussions with Ernst & Young LLP and our management, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee as of March 13, 2020:

Jennifer M. Kirk (Chair)

Tomago Collins

Ramon A. Rodriguez

Katharine B. Weymouth

                              88    |    Republic Services, Inc. 2020 Proxy Statement

Audit and Related Fees

Independent Registered Public Accounting Firm Fee Information

The following table discloses the fees for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2019 and 2018:

	2019	2018

Audit Fees(1)	$3,026,560	$2,695,794

Audit-Related Fees(2)	—	$ 57,000

Tax Fees(3)	$1,188,271	$ 816,248

All Other Fees	—	—

Total Fees	$4,214,831	$3,569,042

(1)

Audit Fees were primarily for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of documents filed with the SEC, consents, comfort letters and financial accounting and reporting consultations.

(2)

Audit-Related Fees for the fiscal year ended December 31, 2018 were for professional services related to the Company’s adoption of Accounting Standards Update (ASU) 2016-02, which created Topic 842, Leases.

(3)	Tax Fees were for professional services related to general tax consultation, federal and state tax planning, and state and local tax matters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the Audit Committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the pre-approved list of services must be separately approved by the Audit Committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically approved by the Audit Committee before the performance of the service. From time to time, the Audit Committee may delegate fee approval authority to the Audit Committee chair. All of the services performed by Ernst & Young LLP in 2019 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

At each regularly scheduled Audit Committee meeting, management updates the Committee on the scope and anticipated cost of (1) any service pre-approved by the chairman since the last committee meeting and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm that exceed the amount that has been pre-approved.

Republic Services, Inc. 2020 Proxy Statement    |    89

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSALS TO BE VOTED ON AT THE MEETING

Proposal 1: Election of Directors

The Board has nominated 10 directors (the “Nominees”) based on the recommendation of the Board’s Governance Committee. If elected, each director will hold office until our next annual meeting or until his or her successor is elected and qualified to serve on the Board. Each Nominee has consented to be named in this Proxy Statement and has agreed to serve as a director if elected.

The Board recommends a vote “FOR” the election of the 10 Nominees listed below:

DIRECTOR NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION

Manuel Kadre (Chairman)	54	2014	CEO, MBB Auto, LLC

Tomago Collins	48	2013	Vice President, Communications, Kroenke Sports & Entertainment

Thomas W. Handley	65	2016	Chief Operating Officer to William H. Gates III

Jennifer M. Kirk	45	2016	Senior Vice President, Integration and Value Capture, Occidental Petroleum Corporation

Michael Larson	60	2009	Chief Investment Officer to William H. Gates III

Kim S. Pegula	50	2017	President and CEO of Pegula Sports & Entertainment

Donald W. Slager (CEO)	58	2010	Chief Executive Officer, Republic Services, Inc.

James P. Snee	53	2018	Chairman, President and CEO, Hormel Foods Corporation

Sandra M. Volpe	52	2016	Senior Vice President, Strategic Planning, Communications and Business Development Solutions, FedEx Ground

Katharine B. Weymouth	53	2018	Chief Operating Officer, DineXpert

The Nominees who receive a majority of the votes cast by the holders of our common stock represented at the Annual Meeting, without giving effect to abstentions, will be elected directors. According to our Bylaws, “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election).

Under our Bylaws, the number of directors is fixed from time to time by Board resolution and shall be not more than 13 (the majority of whom must be independent of Republic for purposes of the NYSE rules). Our Board currently consists of 12 directors, including the nominees named above and Messrs. Rodriguez and Trani. Each of Messrs. Rodriguez and Trani is retiring from the Board and will not be standing for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of Nominees named in this Proxy Statement.

                              92    |    Republic Services, Inc. 2020 Proxy Statement

Proposal 2: Advisory Vote on Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking our shareholders to cast a vote to approve the compensation of our NEOs. This proposal, commonly referred to as a “say-on-pay” proposal, gives you the opportunity to approve, not approve, or abstain from voting on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation principles, policies, and practices described in this Proxy Statement. Section 14A requires that we submit a proposal to shareholders similar to this one at least every three years. Based on the recommendation of our shareholders, we intend to submit a proposal similar to this one to our shareholders every year.

In considering your vote, you should review with care the information regarding our NEOs’ compensation appearing under the caption “Executive Compensation” on pages 45 through 84, including the CD&A beginning on page 48.

We have designed our executive compensation program to attract and retain our executives and to motivate them to increase shareholder value on both an annual and long-term basis primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow. The Compensation Committee believes our executive compensation program reflects a strong pay-for-performance philosophy and drives the alignment of shareholder and management interests.

Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Republic approve, on an advisory basis, the compensation of Republic’s NEOs as disclosed in the proxy statement for the 2020 Annual Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables and narrative disclosures set forth thereunder.”

The affirmative vote of a majority of the holders represented at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions will have the effect of a vote against Proposal 2 and broker non-votes have no effect on the proposal. This vote is an advisory vote only, and the result will not be binding on us. Although the vote is non-binding, the Compensation Committee values shareholders’ opinions. Accordingly, the Compensation Committee will review the results of voting on this proposal, seek to determine the cause or causes of any significant negative voting results and consider those matters when making future NEO compensation decisions.

The Board recommends a vote “FOR” approval of the compensation of our NEOs.

Republic Services, Inc. 2020 Proxy Statement    |    93

Proposal 3: Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. This selection will be presented to the shareholders for ratification at the Annual Meeting. You may vote for, vote against, or abstain from voting with respect to this proposal. The affirmative vote of a majority of the holders represented at the Annual Meeting and entitled to vote is required to ratify the appointment. Abstentions will have the effect of a vote against Proposal 3 and broker non-votes have no effect on the proposal. If the shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee may reconsider the selection of our independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2020. Ernst & Young LLP has been retained as our independent registered public accounting firm continuously since June 2002. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and the chair of the Audit Committee are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

                              94    |    Republic Services, Inc. 2020 Proxy Statement

Proposal 4: Approval of the Republic Services, Inc. 2021 Stock Incentive Plan

The Board of Directors adopted the Republic Services, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) on February 11, 2020, subject to approval by our shareholders. The 2021 Plan restates the Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Prior Plan”), however we will continue making grants under the Prior Plan until the 2021 Plan takes effect. If approved, the 2021 Plan will take effect on January 1, 2021.

The Board of Directors believes the 2021 Plan will advance the long-term success of our company by encouraging stock ownership among key employees and members of our Board of Directors who are not employees. In addition, the Board believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholders’ interests. The 2021 Plan allows for several forms of awards based on the value of our common stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value. Key points include:

•	Discounted Stock Option and Stock Appreciation Rights Prohibited. The 2021 Plan prohibits stock appreciation rights or stock option awards with an exercise price less than the fair market value of our common stock on the date of grant.

•	Re-pricing Without Shareholder Approval Prohibited. Without shareholder approval, the 2021 Plan prohibits the re-pricing of options and stock appreciation rights, the cancellation of such awards in exchange for new awards with a lower exercise price or the repurchase of such awards, except in the event of stock splits, certain other recapitalizations and a change in control.

•	Inclusion of Minimum Vesting Provisions. With respect to awards that are subject only to a future service requirement, the 2021 Plan generally provides for a minimum one-year vesting schedule.

•	Awards Subject to Clawback Policy. In the event of certain types of misconduct or other events, and in accordance with applicable rules and regulations, the 2021 Plan subjects all awards to potential forfeiture or recoupment in accordance with the Company’s Clawback Policy.

•	Shares Terminated Under Prior Plan Will Increase the 2021 Plan Reserve. Shares subject to awards under the Prior Plan that are cancelled, forfeited, or terminated will be available for re-grant under the 2021 Plan.

•	Shares Surrendered to Pay Taxes or Exercise Price for Stock Options Will Not Increase the Plan Reserve. Shares tendered to us for taxes or to pay the exercise price will not provide us with additional shares for the 2021 Plan.

•	Stock Appreciation Rights Settled in Shares Will Not be Counted on a Net Basis. Each stock settled stock appreciation right will count as a full share against the 2021 Plan share reserve limit rather than the net gain realized upon exercise.

•	Dividend Equivalents Will Not be Permitted on Certain Awards That Have Not Vested. Except with respect to awards of restricted stock and performance shares and except as otherwise provided by the Compensation Committee in its sole and absolute discretion, dividend equivalents will not be permitted on options or awards.

•	Independent Plan Administrator. The 2021 Plan will be administered by the Compensation Committee, comprised exclusively of independent non-employee directors.

•	Fixed Plan Term. The 2021 Plan will expire upon the earlier of the date that all shares reserved for issuance have been awarded or February 11, 2030.

•	Limit on Stock Option Period. Stock appreciation rights and stock options will have a maximum term of seven years.

•	Share Usage. The 2021 Plan provides for a reserve of the number of shares remaining for grant and delivery under the Prior Plan on or after January 1, 2021, plus any shares that were subject to an award granted pursuant to the Prior Plan, which is forfeited, cancelled or otherwise terminates without delivery of shares after the effective date of the 2021 Plan. In managing the number of shares awarded annually under the 2021 Plan, or the run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2021 Plan. The number of shares repurchased under our share repurchase program will be factored into the Compensation Committee’s determination of awards under the 2021 Plan.

Republic Services, Inc. 2020 Proxy Statement    |    95

Description of the Plan

The text of the 2021 Plan is attached hereto in Annex B and is hereby incorporated by reference. The following summary of key provisions of the 2021 Plan is qualified in its entirety by reference to the attached 2021 Plan document.

Purpose of the Plan

The purpose of the 2021 Plan is to align shareholder and management interests through stock and performance-based awards linked to shareholder value and to give us a competitive advantage in attracting and retaining key employees and directors.

Eligibility and Participation

Officers, directors, and employees (including prospective employees) of our Company, its subsidiaries and affiliates will be eligible to participate in the 2021 Plan, as determined by the Compensation Committee. As of March 11, 2020, there were approximately 630 employees, of which six were named executive officers, and 11 non-employee directors who are eligible to participate in the 2021 Plan.

Administration of the Plan

The 2021 Plan will be administered by the Compensation Committee, comprised exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements and Rule 16b-3 under the Exchange Act. The Compensation Committee will have full authority to administer the 2021 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and 2021 Plan provisions and to amend the 2021 Plan and outstanding awards subject to certain limitations set forth in the 2021 Plan document.

Shares Reserved for Plan Awards

The number of shares remaining for grant and delivery under the Prior Plan on or after January 1, 2021, plus any shares that were subject to an award granted pursuant to the Prior Plan, which is forfeited, cancelled or otherwise terminates without delivery of shares after the effective date of the 2021 Plan, may be delivered under the 2021 Plan. If awards granted under the 2021 Plan are forfeited, cancelled or otherwise expire without delivery of shares, the shares reserved for issuance pursuant to any such terminated award will remain available for future awards. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.

Shares tendered to pay the exercise price for stock options or the tax withholding obligation for any award will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.

Individual Award Limits

The maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual participant in any one fiscal year is 2,500,000. The maximum number of shares subject to performance shares, restricted stock, restricted stock units or common stock awards that may be granted to an individual participant in any one fiscal year is 1,250,000. In addition, no individual participant may be granted performance units having a grant date fair value greater than $4,000,000 in any one fiscal year.

The aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

Stock Appreciation Rights and Stock Options

The 2021 Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Internal Revenue Code. The 2021 Plan specifically prohibits:

•	the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value on the date of grant); and

•	without shareholder approval, except in the event of a stock split, certain other recapitalizations or a change in control:

•	the re-pricing of stock appreciation and stock option awards;

•	the cancellation of such awards in exchange for new awards with a lower exercise price; or

•	the repurchase of such awards.

As of February 11, 2020, the market price of our common stock was $98.05 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder). Options that are subject only to a future service requirement shall have a vesting period of no less than 1 year. However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.

                              96    |    Republic Services, Inc. 2020 Proxy Statement

Restricted Stock, Performance Share and Performance Unit Awards

A restricted stock award is an award of shares of our common stock subject to a restriction on transferability. The restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is a right to receive a fixed number of shares of our common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals during a performance period. Generally, awards subject only to a future service requirement shall have a vesting period of no less than one year. However, awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. A recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends. A performance unit is a right to receive a designated dollar value, or shares of our common stock of the equivalent value, which is contingent on the achievement of performance goals. The holder of a performance unit award is generally not entitled to the rights of a holder of our common stock. Performance units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.

Change in Control and Other Events

The 2021 Plan requires the Compensation Committee to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding, unless an award agreement, employment agreement or other agreement provides otherwise. However, in the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the 2021 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

Upon a change in control, in the event the Company is not a surviving entity or the successor company does not continue awards following a change in control, and unless otherwise provided in an award agreement, employment agreement or other agreement, any stock option or stock appreciation right shall immediately vest, and any restriction or forfeiture condition that applies to a restricted stock or restricted stock unit shall lapse and the award will become fully vested. Any award that is subject to the achievement of performance goals will vest based on the achievement at target level immediately before the date of the change in control. The Compensation Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such change in control and during such reasonable period as the Compensation Committee in its sole discretion shall determine, to exercise awards in whole or in part, (ii) all awards shall terminate provided that participants shall be entitled to a cash payment equal to the change in control price with respect to shares subject to the award net of the exercise price thereof (if applicable), (iii) provide that, in connection with a liquidation or dissolution of our company, awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (iv) any combination of the foregoing shall apply; provided, however, that all awards shall be treated as immediately exercisable and vested.

However, if the Company is the surviving entity after a change in control and an award remains outstanding on the same terms and conditions that applied before the change in control, or the successor company assumes or substitutes the award, the award will not be subject to the accelerated vesting provisions.

Effective Date and Term

The 2021 Plan will be effective January 1, 2021 if approved at the Annual Meeting. The 2021 Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or February 11, 2030. No currently determinable benefits or amounts under the 2021 Plan will be received by or have been allocated to any of the individuals or groups identified in Item 10 of Schedule 14A, and no benefits or amounts would have been received by or allocated to such individuals in 2019 under the 2021 Plan if the 2021 Plan had been in effect in 2019 because any such benefits or amounts would have been granted under the Prior Plan.

Republic Services, Inc. 2020 Proxy Statement    |    97

Amendments

The 2021 Plan may be amended by the Board of Directors, and any award outstanding under the 2021 Plan may be amended by the Compensation Committee, provided that no amendment may materially impair the rights of award recipients with respect to existing awards and no amendment shall be made without approval of our shareholders to:

•	Change the class of individuals eligible to receive awards under the 2021 Plan;

•	Increase the number of shares that may be issued under the 2021 Plan;

•	Amend the 2021 Plan in a manner that requires shareholder approval under state or federal law or the rules of the New York Stock Exchange; or

•	Eliminate a requirement that shareholders approve an action under the 2021 Plan.

Transferability

Awards granted under the 2021 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members. Restricted stock, performance shares and performance units may not be transferred or disposed of until the applicable restrictions lapse or the underlying performance conditions are met.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to 2021 Plan awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Upon the exercise of a stock appreciation right, an award recipient will be subject to ordinary income tax, and wage and employment tax withholding equal to the excess of the fair market value of our common stock on the exercise date over the fair market value of our common stock on the date of grant. We will generally be entitled to a corresponding tax deduction equal to the amount of ordinary income that the recipient recognizes. Upon the sale of common stock acquired upon exercise of a stock appreciation right, the recipient will recognize long- or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price paid (the “spread”) will constitute compensation taxable to the recipient as ordinary income. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient. With respect to incentive stock options (“ISOs”), a recipient will not recognize taxable income upon the exercise of such option. If the recipient holds the shares for at least one year, the recipient will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We will not receive a tax deduction with respect to the exercise of an ISO if the one year ISO holding period is satisfied. Award recipients do not recognize any taxable income and we are not entitled to a tax deduction upon the grant of a stock appreciation right, a non-qualified option or an ISO.

The recipient of a performance share, performance unit, restricted stock, restricted stock unit, or other stock-based or performance-based award will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued service requirements or other conditions that must be satisfied before payment or delivery of shares can occur. The recipient will generally recognize ordinary income and be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed unless the cash to be paid or shares to be delivered are deferred until a date subsequent to the vesting date, in accordance with Section 409A of the Internal Revenue Code. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify provisions to applicable award agreements and establish sub-plans for the purpose of complying with legal or regulatory provisions of countries outside the United States.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2021 Plan because it is not yet effective. Because the number or size of the awards that a participant may receive under the 2021 Plan is at the discretion of the Compensation Committee, it is not possible to determine the benefits that will be received by participants if the 2021 Plan were to be approved by the shareholders. Please see the above description regarding the 2021 Plan’s limitations on the size of awards that may be granted to individual participants.

                              98    |    Republic Services, Inc. 2020 Proxy Statement

The following table sets forth certain information regarding equity compensation plans as of December 31, 2019 (number of securities in millions):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(b)	Weighted Average Exercise Price of Outstanding Options and Rights(c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(d)

Equity compensation plans approved by security holders(a)	2.6	$36.19	31.2

Equity compensation plans not approved by security holders	—	—	—

Total	2.6	$36.19	31.2

(a)	Includes our Republic Services, Inc. 2006 Incentive Stock Plan (2006 Plan), the 2007 Stock Incentive Plan and our 2018 Employee Stock Purchase Plan (ESPP).

(b)

Includes 0.4 million stock options, 1.5 million shares underlying restricted stock units, 0.7 million shares underlying performance shares, and less than 0.1 million shares underlying purchase rights that accrue under the ESPP. The weighted-average remaining contractual term for both stock options and restricted stock units is 0.9 years.

(c)	Excludes restricted stock units and performance shares as these awards do not have exercise prices.

(d)

Includes shares remaining available for future issuances of 12.8 million shares under our Amended and Restated 2007 Stock Incentive Plan and 2.8 million shares under our ESPP. This amount also includes 15.6 million shares under our 2006 Plan. No further awards will be made under the 2006 Plan.

The Board recommends a vote “FOR” the adoption of the Republic Services, Inc. 2021 Stock Incentive Plan.

Republic Services, Inc. 2020 Proxy Statement    |    99

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

Questions and Answers About the Annual Meeting

What is the record date and who may vote at the Annual Meeting?

Our only voting stock currently outstanding is our common stock. You may vote if you were a holder of record of Republic common stock as of the close of business on March 11, 2020 (the “Record Date”).

The trustee of our 401(k) Plan will vote shares held in each participant’s account in accordance with instructions provided by the participant on a completed proxy card. If a participant does not provide a completed proxy card, the trustee of the 401(k) Plan will vote the shares in a participant’s account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants or as otherwise required by applicable law.

What will I be voting on?

The following proposals will be considered at the Annual Meeting:

•	election of directors (Proposal 1);

•	advisory vote to approve our named executive officer compensation (Proposal 2);

•	ratification of the appointment of our independent registered public accounting firm for 2020 (Proposal 3); and

•	approval of the Republic Services, Inc. 2021 Stock Incentive Plan (Proposal 4).

How many votes do I have?

You will have one vote for every share of our common stock you owned as of the close of business on March 11, 2020.

What constitutes a quorum for the Annual Meeting?

As of the Record Date, 319,153,454 shares of our common stock were outstanding and entitled to vote. A quorum is at least a majority of the voting power represented by the shares of our common stock, or 159,576,728 shares. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter presented at the meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented. A quorum must be present or represented at the Annual Meeting for any action to be taken. If a quorum is not present or represented, the holders of a majority of the shares entitled to vote who are present or represented at the Annual Meeting, or the chairman of the meeting, may adjourn the Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How many votes are required to approve the proposals, assuming a quorum?

The affirmative vote of the majority of votes cast with respect to that director’s election at the Annual Meeting is required for the election of each director (Proposal 1). The affirmative vote of the holders of a majority of the voting power of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2, 3, and 4.

How do I vote?

To vote, you may:

VOTE ELECTRONICALLY

Via the internet or by telephone—to do so, please
follow the instructions shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card; to shareholders of record and beneficial owners who hold their shares in street name and who have obtained a valid proxy from their broker, bank or other nominee.

VOTE BY MAIL

If you received a paper proxy card or voting instruction card by mail, simply complete, sign, date, and return it in the envelope provided so that it is received before the Annual Meeting.

VOTE IN PERSON

We will pass out written ballots at the Annual Meeting. While we intend to hold the Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19), which may require us to make alternative arrangements. Please see details below and visit https://investor.republicservices.com/annual-meeting for updated information.

The internet and telephone voting procedures have been designed to verify shareholders’ identities and allow shareholders to confirm their voting instructions have been properly recorded. Shareholders whose shares are held for them by brokers, banks or other nominees should follow the instructions provided by the nominees.

Submitting your proxy or voting instructions before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank or other nominee to vote in person at the Annual Meeting.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19), and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for

                              102    |    Republic Services, Inc. 2020 Proxy Statement

the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at https://investor.republicservices.com/annual-meeting for updated information. If you are planning to attend our meeting, please check the website at least ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please ensure that your vote is counted.

What if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote on a particular matter, your shares will be voted in accordance with the Board’s recommendations on all matters presented in this Proxy Statement. Your shares will be voted as the proxy holders determine in their discretion regarding any matters not presented in this Proxy Statement that are properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank or other nominee with voting instructions, the nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, but do not have discretion to vote on “non-routine” matters. The ratification of the appointment of our independent registered public accounting firm for 2020 (Proposal 3) is a matter considered “routine” under applicable rules. The election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), and the approval of the Republic Services, Inc. 2021 Stock Incentive Plan (Proposal 4) are matters considered “non-routine” under applicable rules. Thus, there will likely be broker non-votes on Proposals 1, 2, and 4.

401(k) Plan Participants. If you are a participant in our 401(k) Plan and do not provide the trustee with voting instructions, the trustee will vote the shares in your account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants or as otherwise required by applicable law.

What are broker non-votes?

The NYSE permits brokers to vote their customers’ shares on “routine” matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares on “non-routine” matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are referred to as broker non-votes.

How are broker non-votes and abstentions counted?

Abstentions and broker non-votes will have no effect on Proposal 1, as the election is determined by counting the votes actually cast where abstentions and broker non-votes are not treated as votes cast. Abstentions will have the effect of a vote against Proposals 2, 3, and 4, as the standard for the approval of these proposals is a majority of shares present and entitled to vote, and broker non-votes have no effect on these proposals.

Can I change my vote?

Yes. If you have submitted your proxy, you may revoke your proxy at any time until it is voted at the Annual Meeting. If you are a shareholder of record, you may do this in one of three ways: (1) you can send us a written notice stating that you would like to revoke your proxy; (2) you can complete and submit a new proxy card, or cast a new vote by telephone or internet; or (3) you can attend the Annual Meeting and vote in person. Your attendance alone, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Do I need to attend the Annual Meeting in person?

No. Although you are welcome to attend, it is not necessary for you to attend the Annual Meeting to vote your shares.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

FOR FOR the election of the 10 nominees to the Board (Proposal 1)	FOR FOR approval of our named executive officer compensation (Proposal 2)	FOR FOR the ratification of the appointment of our independent registered public accounting firm for 2020 (Proposal 3)	FOR FOR the approval of the Republic Services, Inc. 2021 Stock Incentive Plan (Proposal 4)

Where can I find more information about Republic?

We file reports and other information with the SEC. This information is also available at our website at www.RepublicServices.com (click on “Investors”) and at the SEC’s website at www.sec.gov.

The information contained, or that may be accessed through, our website is not a part of, or incorporated by reference in this Proxy Statement.

Who can help answer my questions?

If you have questions about the Annual Meeting or the proposals, or need help voting your shares, you can call Georgeson LLC, which is the firm assisting us with our proxy solicitation, toll-free at (800) 248-3170.

Republic Services, Inc. 2020 Proxy Statement    |    103

Expenses of Solicitations

Republic will bear the cost of soliciting proxies. In addition to solicitations by mail, our regular employees may solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, we have engaged Georgeson LLC to help in the solicitation of proxies for a fee of approximately $10,000 plus associated costs and expenses.

Proxy Statement Mailing Information and Householding

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials to one address shared by two or more shareholders. This delivery method is referred to as “householding” and can result in cost savings for us. We deliver a single package containing Notices of Internet Availability of Proxy Materials to multiple shareholders who share an address. If you prefer to receive separate packages containing the Notices of Internet Availability of Proxy Materials, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one package containing future Notices of Internet Availability of Proxy Materials for your household, please contact Broadridge, toll free at 1-866-540-7095. You may also write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

As permitted by SEC rules, we are making our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 available in digital form online. On or about March 27, 2020, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and how to vote online. Shareholders who receive the notice will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Submission of Shareholder Proposals for Our 2021 Annual Meeting

Any shareholder who wishes to present a proposal for action at our next annual meeting of shareholders, presently scheduled for May 2021, or who wishes to nominate a candidate for our Board, must submit such proposal or nomination in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The proposal or nomination should comply with the time period and information requirements as set forth in our Bylaws relating to shareholder business or shareholder nominations, as applicable. Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2021 annual meeting of shareholders may do so by following the procedures prescribed in our Bylaws and in accordance with the applicable rules under the Exchange Act. Shareholder proposals must be received by our Corporate Secretary:

•	no later than November 24, 2020, if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act;

•	between January 8, 2021 and February 7, 2021, if the proposal is submitted under our bylaws, in which case we are not required to include the proposal in our proxy materials; or

•	between October 25, 2020 and November 24, 2020, if the proposal is submitted pursuant to our proxy access bylaw provision.

Miscellaneous Matters

Our Annual Report on Form 10-K covering the fiscal year ended December 31, 2019 is included with this Proxy Statement. It contains financial and other information about us, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge, to each shareholder of record as of the Record Date a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. Our Annual Report on Form 10-K and exhibits thereto also are available on our website at www.RepublicServices.com or at the SEC’s website at www.sec.gov.

You are again invited to attend the Annual Meeting. We will hold the Annual Meeting at 10:30 a.m., local time, on Friday, May 8, 2020 at the Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260. Directions to the hotel from the Phoenix Sky Harbor International Airport are as follows: Exit the airport east on Loop 202. Merge onto North Loop 101. Continue north to the Princess Exit, exit and turn left. Make a left onto Perimeter Drive and the hotel is on the right.

Other than the items described herein, management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the proxy shall vote the proxies in their discretion in the manner they believe to be in our best interest. We have prepared the accompanying form of proxy at the Board’s direction and provide it to you at the Board’s request. Your Board has designated the proxies named therein.

                              104    |    Republic Services, Inc. 2020 Proxy Statement

ANNEX

Annex A—CD&A APPENDIX

Reconciliation of GAAP to Non-GAAP Financial Measures

ADJUSTED DILUTED EARNINGS PER SHARE	FY 2017	FY 2018	FY 2019

Diluted earnings per share—as reported	$ 3.77	$ 3.16	$ 3.33

Bridgeton insurance recovery, net	—	(0.07)	(0.03)

Restructuring charges	0.03	0.07	0.03

Gain on disposition of assets and asset impairments, net	(0.03)	(0.08)	(0.03)

Acquisition integration and deal costs	—	—	0.02

Fire damage related costs	—	—	0.02

Adoption of 2017 tax reform	(1.36)	—	—

Incremental contract startup costs—large municipal contract	0.02	0.01	—

Diluted earnings per share—as adjusted	$ 2.43	$ 3.09	$ 3.34

Calculation of Actual Results for Annual Bonus Performance Measures and GAAP Reconciliation

EARNINGS PER SHARE MEASURE	FY 2017	FY 2018	FY 2019

Diluted earnings per share—as reported	$ 3.77	$ 3.16	$ 3.33

Restructuring charges	0.03	0.05	0.03

Gain on disposition of assets and asset impairments, net	(0.03)	(0.08)	(0.03)

Adoption of 2017 tax reform	(1.36)	—	—

Earnings per share measure	$ 2.41	$ 3.13	$ 3.33

FREE CASH FLOW MEASURE (IN MILLIONS)	FY 2017	FY 2018	FY 2019

Cash provided by operating activities	$ 1,910.7	$ 2,242.8	$ 2,352.1

Property and equipment received	(1,006.0)	(1,157.7)	(1,215.8)

Proceeds from sales of property and equipment	6.1	31.6	21.7

Divestiture related tax payments	11.6	20.2	7.8

Restructuring payments, net of tax	11.3	15.3	7.0

Free cash flow measure	$ 933.7	$ 1,152.2	$ 1,172.8

                              108    |    Republic Services, Inc. 2020 Proxy Statement

Calculation of Actual Results for 2017-2019 PSU Performance Measures*

THREE YEAR CASH FLOW VALUE CREATION MEASURE (IN MILLIONS)	FY 2017	FY 2018	FY 2019

Net Income per LTI definition	$ 807	$ 1,013	$ 1,065

Add: after tax interest expense per LTI definition	233	303	321

Add: DD&A and accretion	1,116	1,114	1,122

Operating cash flow	2,156	2,430	2,508

Less: capital charge	(1,228)	(1,281)	(1,308)

Cash flow value creation	$ 928	$ 1,149	$ 1,200

Three year cash flow value creation measure			$ 3,277

THREE YEAR RETURN ON INVESTED CAPITAL MEASURE (IN MILLIONS EXCEPT WHERE NOTED AS A PERCENTAGE)	FY 2017	FY 2018	FY 2019

Net Income per LTI definition	$ 807	$ 1,013	$ 1,065

Add: after tax interest expense per LTI definition	233	303	321

Adjusted net income	1,040	1,316	$ 1,386

Average net assets per LTI definition	$15,339	$16,019	$16,348

Return on Invested Capital	6.8%	8.2%	8.5%

Sum of three year adjusted net income			$ 3,742

Sum of three year average net assets			$47,706

Three year return on invested capital			7.8%

*

CFVC and ROIC are adjusted to exclude gains or losses on divestitures, losses recorded on the extinguishment of debt instruments, and costs associated with withdrawal from or termination of multi-employer pension plans.

Republic Services, Inc. 2020 Proxy Statement    |    109

Annex B

REPUBLIC SERVICES, INC. 2021 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, RESTATEMENT, EFFECTIVE DATE AND TERM

Republic Services, Inc., a Delaware corporation hereby establishes the Republic Services, Inc. 2021 Stock Incentive Plan (the “Plan”) effective January 1, 2021. The Plan was approved and adopted by the Board on February 11, 2020 and was approved by the stockholders of Republic on May     , 2020. Unless earlier terminated pursuant to Section 17(k) hereof, the Plan shall terminate on the tenth anniversary of the date set forth above on which the Plan was approved and adopted by the Board.

2. PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Republic and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of Republic.

3. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means any Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Common Stock granted as a bonus or in lieu of another Award or Dividend Equivalent, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means a written agreement entered into by Republic and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

(c) “Board” means the board of directors of Republic.

(d) “Cause” means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause or the Participant is covered under the Company’s Executive Separation Policy, the term Cause shall be defined in accordance with such agreement or policy, as amended from time to time and as applicable, with respect to any Award granted to the Participant on or after the effective date of the respective agreement or policy. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(e) “Change in Control” means the occurrence of any of the following:

(i) an acquisition (other than directly from Republic) of any voting securities of Republic (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding common stock of Republic (“Shares”) or the combined voting power of Republic’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this subsection (i), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” means an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) Republic or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Republic (for purposes of this definition, a “Related Entity”), (B) Republic or any Related Entity, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) the individuals who are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger Event (as defined in Paragraph (iii)(A) below) which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation (as defined in Paragraph (iii)(A)(1) below); provided, however, that if the election, or nomination for election by Republic’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director will be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle a Proxy Contest; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization with or into Republic or in which securities of Republic are issued (a “Merger Event”), unless such Merger Event is a “Non-Control Transaction.” A “Non-Control Transaction” means a Merger Event where:

(1) the stockholders of Republic immediately before such Merger Event own directly or indirectly immediately following such Merger Event at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger Event (the “Surviving Corporation”) if fifty percent (50%) or more of the combined

                              110    |    Republic Services, Inc. 2020 Proxy Statement

voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger Event constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(3) no Person other than (w) Republic, (x) any Related Entity, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger Event was maintained by Republic or any Related Entity, or (z) any Person who, immediately prior to such Merger Event had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (I) the Surviving Corporation, if there is no Parent Corporation, or (II) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(B) a complete liquidation or dissolution of Republic; or

(C) the sale or other disposition of all or substantially all of the assets of Republic to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger Event for this purpose or the distribution to Republic’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by Republic which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by Republic, and after such share acquisition by Republic, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change of Control will occur.

In addition, a Change in Control will not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event,” as such term is defined in Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) Independent. The failure of the Committee to be so comprised shall not invalidate any such Award that otherwise satisfies the terms of the Plan. If no Committee exists, or for any other reason determined by the Board, then the Board shall serve as the Committee. Notwithstanding the foregoing, with respect to the grant of Awards to Non-Employee Directors, the Committee shall be the Board.

(h) “Common Stock” means the common stock, $.01 par value per share, of Republic.

(i) “Company” means Republic and all entities whose financial statements are required to be consolidated with the financial statements of Republic pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

(j) “Covered Individual” means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Sections 5(b) or 5(c), excluding any individual who is a professional service provider, legal counsel, consultant, or agent designated or employed by the Committee in accordance with Section 5(c).

(k) “Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant’s employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant’s Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or

Republic Services, Inc. 2020 Proxy Statement    |    111

business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company; provided, however that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant’s employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the Chief Legal Officer of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

(l) “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement or the Participant is covered under the Company’s Executive Separation Policy, Disability shall be defined pursuant to the definition in such agreement or policy, as applicable, with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement or policy. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

(m) “Disparagement” means making any comments or statements to the press, the Company’s employees or any individual or entity with whom the Company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

(n) “Dividend Equivalent” means a right to receive cash, shares of Common Stock, or other property equal in value to dividends paid with respect to one share of Common Stock subject to an Award granted to a Participant pursuant to Section 12 of the Plan.

(o) “Effective Date” of the Plan shall mean January 1, 2021, following adoption and approval by the Board and approval by the stockholders of Republic.

(p) “Eligible Individual” means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

(q) “Employee Debt” has the meaning set forth in Section 16(c).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Executive Separation Policy” means the Republic Executive Separation Policy as amended through October 30, 2012, and as further amended from time to time.

(t) “Exercise Price” means the purchase price of each share of Common Stock subject to an Award.

(u) “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on such date (i) as reported by the national securities exchange in the United States on which it is then traded or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

(v) “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

(w) “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

(x) “Independent”, when referring to members of the Committee, shall have the same meanings as used in the rules of the New York Stock Exchange or any other national securities exchange on which any equity securities of Republic are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(y) “Non-Employee Director” means a director of Republic who is not an active employee of the Company.

(z) “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

(aa) “Option” means an option to purchase Common Stock granted pursuant to Section 7 of the Plan.

(bb) “Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options granted under the Plan or the Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise.

                              112    |    Republic Services, Inc. 2020 Proxy Statement

With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid in shares of Common Stock.

(cc) “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

(dd) “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

(ee) “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award.

(ff) “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

(gg) “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

(hh) “Person” shall mean, except as otherwise defined and used for purposes of Section 3(e), any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

(ii) “Plan” means the Republic Services, Inc. 2021 Stock Incentive Plan, as set forth herein, and as may be hereafter from time to time amended.

(jj) “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

(kk) “Republic” means Republic Services, Inc., a Delaware corporation.

(ll) “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 9 hereunder.

(mm) “Restricted Stock Unit” means the right to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 9 hereunder.

(nn) “Section 424 Employee” means an employee of Republic or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

(oo) “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 8 hereunder.

(pp) “Substitute Awards” means Awards granted or shares of Common Stock issued by Republic in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by Republic or any Related Entity (as defined in Section 3(e)(i)), (ii) which becomes a Related Entity after the Effective Date, or (iii) with which Republic or any Related Entity combines.

(qq) “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

4. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of his or her importance to the business of the Company pursuant to the terms of the Plan.

5. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee shall have authority to issue Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of an Award may include (in addition to those contained in this Plan) such conditions and limitations as the Committee may consider appropriate in its sole discretion for the protection of the interests of the Company and its stockholders, including, without limitation, restrictions on exercisability, vesting or transferability, forfeiture provisions, and requirements for the disgorgement of gain. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

Republic Services, Inc. 2020 Proxy Statement    |    113

(b) Committee Delegation. The Committee may delegate to officers or managers of the Company, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Any such delegations shall be set forth in a written instrument that specifies the persons authorized to act thereunder and the terms and limitations of such authority, which writing shall be delivered to the Company’s Chief Financial Officer and Chief Legal Officer before any authority may be exercised.

(c) Advisors to Committee. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan. The Committee may grant authority to the Chief Executive Officer of the Company or any other employee of the Company to execute agreements or other documents on behalf of the Committee in connection with the grant of an Award or the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any communication received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Republic, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and advance amounts to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation or Bylaws of Republic. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

6. COMMON STOCK

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan on or after the Effective Date shall be the number of shares of Common Stock remaining for grant and delivery under the Republic Amended and Restated 2007 Stock Incentive Plan on the Effective Date.

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Million Five Hundred Thousand (2,500,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year.

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Two Hundred Fifty Thousand (1,250,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year, subject to Section 13.

(iii) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be four million dollars ($4,000,000).

(b) Reduction of Shares Available for Awards. Except as otherwise provided in Section 6(c) hereof, upon the granting of an Award on or after the Effective Date, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Award that is settled in Common Stock, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option, Stock Appreciation Right or other Award.

(ii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(c) Availability of Common Stock Not Delivered Under Awards.

(i) If any Awards (including those granted prior to the Effective Date) are forfeited, expire or otherwise terminate without the issuance of shares of Common Stock, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, the shares of Common Stock to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant and delivery with respect to Awards.

                              114    |    Republic Services, Inc. 2020 Proxy Statement

(ii) In the event that any Option or other Award granted hereunder (including those granted prior to the Effective Date) is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then only the number of shares of Common Stock issued to the Participant net of the shares of Common Stock so tendered or withheld shall be counted for purposes of determining the maximum number of shares of Common Stock available for grant and delivery under the Plan.

(iii) Shares of Common Stock reacquired by the Company on the open market using Option Proceeds shall be available for Awards. The increase in shares of Common Stock available pursuant to the repurchase of shares of Common Stock with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a share of Common Stock on the date of exercise of the Option giving rise to such Option Proceeds.

(iv) Substitute Awards shall not reduce the shares of Common Stock available for grant and delivery under the Plan or available for grant and delivery to a Participant in any period. Additionally, in the event that a company acquired by Republic or any Related Entity (as defined in Section 3(e)(i)) or with which Republic or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for grant and delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the shares of Common Stock available for grant and delivery under the Plan, in each case if and to the extent that the use of such shares of Common Stock would not require approval of Republic’s stockholders under the rules of the New York Stock Exchange or any other securities exchange on which any securities of Republic are listed for trading.

(d) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Republic or other increase or decrease in such shares effected without receipt of consideration by Republic occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan; (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Individual in any one fiscal year; (iv) the calculation of the reduction of shares of Common Stock available under the Plan; (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards; (vi) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan and/or (vii) number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 13. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 6(d), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 6(d) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

(e) No Further Awards Under Prior Plans. In light of the adoption of the Plan, no further awards shall be made under the Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan or the Republic Services, Inc. 2006 Incentive Stock Plan (f/n/a/ Allied Waste Industries, Inc. 2006 Incentive Stock Plan) after the Effective Date.

(f) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such an Award exceeds the number of shares of Common Stock remaining available for delivery under the Plan, minus the number of shares of Common Stock deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares of Common Stock previously counted in connection with an Award.

(g) Incentive Stock Options. Notwithstanding anything in this Section 6 to the contrary, but subject to adjustment as provided in Section 6(d) hereof, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be the number of shares of Common Stock remaining for grant and delivery under the Republic Amended and Restated 2007 Stock Incentive Plan on or after the Effective Date.

7. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

Republic Services, Inc. 2020 Proxy Statement    |    115

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option (other than in connection with Substitute Awards) may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing. Unless such action is approved by the stockholders of Republic in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price per share that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 14); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefor (other than in connection with Substitute Awards) new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 14); (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current Fair Market Value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 14); and (iv) the Committee may not take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange or any other securities exchange on which any securities of Republic are listed for trading.

(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan (other than in connection with Substitute Awards) and all rights to purchase Common Stock thereunder shall terminate no later than the seventh anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the seventh anniversary of the Grant Date (or such other date applicable to Substitute Awards), the Committee may in its sole discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the seventh anniversary of the Grant Date thereof (or such other date applicable to Substitute Awards).

(f) No Reload of Stock Options. The Plan does not permit an additional automatic grant of an Option to a Participant who exercises an Option by surrendering other shares of Common Stock (“reload stock option”).

(g) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan and except for Substitute Awards for Incentive Stock Options if permitted under Code Section 424, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000 (or such other amount as specified under Section 422 of the Code). Options granted to such individual in excess of the $100,000 limitation (or such other specified amount), and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% the Fair Market Value of such share of Common Stock as of the Grant Date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Republic, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(h) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided in connection with Substitute Awards and in Sections 7(k), 13, 14 and 15 of the Plan, Options subject solely to a future service requirement shall have a vesting period of not less than one year from the Grant Date.

(i) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Republic a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Republic at its principal office and addressed to the attention of Stock Option Administrator, Republic Services, Inc., 18500 N. Allied Way, Phoenix, AZ 85054. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(j) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods: (i) by cash, certified or cashier’s check, bank draft or money order; or (ii) through the delivery to Republic of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Republic’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the

                              116    |    Republic Services, Inc. 2020 Proxy Statement

Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Republic incurring any liability under Section 16(b) of the Exchange Act; or (iii) by any other method which the Committee in its sole and absolute discretion and to the extent permitted by applicable law, may permit including, but not limited to, a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Republic out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to Republic to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(k) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause, or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

8. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 7 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Republic, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee at the date of grant in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

Republic Services, Inc. 2020 Proxy Statement    |    117

9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and/or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock and/or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time based vesting restrictions, or the attainment of Performance Goals. Except for certain limited situations (including death, disability, retirement, termination without Cause or for good reason to the extent provided in an employment or consulting agreement or the Company’s Executive Separation Policy, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Shares or Performance Units or other incentive compensation, Substitute Awards, or grants to Non-Employee Directors): (i) Restricted Stock and Restricted Stock Units, (A) that are not subject to performance-based vesting requirements shall vest over a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); (B) that are subject to performance-based vesting requirements shall vest over a period of not less than one year; and (ii) the Committee shall not waive the vesting requirements set forth in the foregoing clause (i).

The limitations set forth in this Section 9(b) shall not apply with respect to up to One Million (1,000,000) of the shares of Common Stock available under the Plan (subject to adjustment as provided in Section 6(d) hereof). Shares of Restricted Stock and Restricted Stock Units that are subject to the attainment of Performance Goals will be released from the applicable restrictions only after the Committee has confirmed that such Performance Goals have been satisfied.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions, as well as any applicable securities law restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Republic Services, Inc. 2021 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Republic Services, Inc. (the “Company”), dated                 (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan or applicable law, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e) Stockholder Rights. Unless otherwise provided in an Award Agreement and until the expiration of all restrictions applicable to the Award, the following provisions shall apply with respect to the Restricted Stock and Restricted Stock Units granted pursuant to the Plan.

(i) Restricted Stock. With respect to Restricted Stock, the following provisions apply:

(1) the Restricted Stock shall be treated as outstanding,

(2) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and

(3) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. Notwithstanding anything to the contrary, all such dividends and distributions with respect to Restricted Stock that is subject to performance-based vesting requirements shall be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(ii) Restricted Stock Units. With respect to Restricted Stock Units, the following provisions apply:

(1) prior to settlement of the Restricted Stock Unit with shares of Common Stock, the Restricted Stock Unit carries no voting or dividend or other rights associated with the ownership of Common Stock and the shares of Common Stock to which the Restricted Stock Units relate shall not be treated as outstanding, and

(2) unless otherwise provided in the Award Agreement, any Dividend Equivalents that are granted with respect to any Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Unit at the dividend payment date in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall provide in the Award Agreement (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock Units have lapsed. Notwithstanding anything to the contrary, any Dividend Equivalents that are granted with respect to a Restricted Stock Unit that is subject to performance-based vesting requirements shall be subject to the provisions set forth in the foregoing clause 2(B).

                              118    |    Republic Services, Inc. 2020 Proxy Statement

(f) Termination of Service. Unless otherwise provided in an Award Agreement and subject to the provisions of Section 9(b), if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and unvested Restricted Stock Units held by the Participant and any dividends, distributions or Dividend Equivalents, held in escrow by Republic with respect to such Restricted Stock or Restricted Stock Units shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be subject to the provisions of Section 9(b) and treated pursuant to the terms and conditions that would have been applicable under Section 10(d) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares. Notwithstanding anything in the Plan to the contrary other than the provisions of Section 9(b), the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

10. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, and on such terms and conditions the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b) Performance Goals. Performance Goals for Awards granted to an Eligible Individual will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion and will be subject to the provisions of this Section 10(b): (i) the attainment of certain target levels of, or a specified increase in, Republic’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a specified increase in, Republic’s after-tax or pre-tax profits, or a component thereof, including, without limitation, that attributable to Republic’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Republic’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Republic’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of bank debt or other of Republic’s long-term or short-term public or private debt or other similar financial obligations of Republic, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a certain target level of, or specified increase in, earnings per share or earnings per share from Republic’s continuing operations, or a component thereof; (vii) the attainment of certain target levels of, or a specified increase in, Republic’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Republic’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a specified increase in, Republic’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of Republic’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before interest, taxes, depreciation, depletion, amortization and accretion). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Republic of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Republic (or a subsidiary, division or other operational unit of Republic) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. Performance Goals shall be objective and generally shall be established not later than 90 days after the beginning of any Performance Period applicable to the Award.

(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period (which shall not be shorter than twelve (12) months nor longer than five (5) years) and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. The Performance Goals shall be based upon the criteria set forth in Section 10(b), or, in the case of an Award that the Committee determines shall not be subject to Section 10(b), any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a stockholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 9 above if the Performance Shares were Restricted Stock. A holder of Performance Units is not entitled to the rights of a holder of our Common Stock.

(d) Determination and Payment of Performance Units or Performance Shares Earned, As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or

Republic Services, Inc. 2020 Proxy Statement    |    119

Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e) Termination of Employment. Unless otherwise provided in an Award Agreement, and subject to the provisions of Section 9(b), if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable), shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service occurs, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as determined by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

11. BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS

The Committee is authorized to grant shares of Common Stock to any Eligible Individual as a bonus, or to grant shares of Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Individuals subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares of Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12. DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents in connection with another Award granted to any Eligible Individual entitling the Eligible Individual to receive cash, Common Stock, other Awards, or other property equal in value to the dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in the Plan and subject to Section 17, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

13. AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

Notwithstanding any minimum vesting provisions contained in the Plan, any Award granted to a Non-Employee Director shall not be required to be subject to any minimum vesting requirements.

14. CHANGE IN CONTROL

(a) Effect of “Change in Control.” Unless otherwise provided in an Award Agreement, any employment or other agreement between the Participant and the Company, or in the Company’s Executive Separation Policy, upon a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 16(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to Restricted Stock or Restricted Stock Units subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 16(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of Performance Goals and conditions under the Plan, such Award shall vest based on achievement at target level immediately prior to the effective date of the Change in Control.

(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless otherwise provided in any employment or other agreement between the Participant and the Company or the Company’s Executive Separation Policy, each outstanding Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit shall not be accelerated as described in Sections 14(a)(i), (ii) and (iii), if either (A) Republic is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit continues to be outstanding after the Change in Control on substantially the same

                              120    |    Republic Services, Inc. 2020 Proxy Statement

terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award. For the purposes of this Section 14(a)(iv), an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to the Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting the Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, for each share of Common Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 14(a)(i), (ii) and (iii) above.

(b) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which Republic does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with, subject to the provisions of Section 14(a), in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by Republic, if Republic is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 14(a)(iv), the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a share of Common Stock exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).

(c) Notice of Change in Control. The Committee shall give written notice of any proposed transaction referred to in Section 14(b) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

15. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by Republic or any entity that is a part of the Company immediately after such event.

16. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have

Republic Services, Inc. 2020 Proxy Statement    |    121

been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding for Taxes; Set-Off for Debt. Whenever the Company proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a Participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its sole discretion, provide that at the Participant’s election, the tax withholding obligation shall be satisfied by the Company’s withholding a portion of the shares otherwise distributable to the Participant, such shares being valued at their Fair Market Value at the date of exercise, or by the Participant’s delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their Fair Market Value as of the date of delivery of such shares by the Participant to the Company.

In addition, the Company shall have the right of set-off for debt to the Company (“Employee Debt”) incurred by a Participant whose employment has terminated but who exercises Options subject to the Plan. In such instance, the Company may withhold payment or portion of the shares otherwise distributable to the Participant, such shares being valued at their fair market value at the date of the exercise, in an amount equal to such Employee Debt (which may include, but is not limited to, amounts owed the Company for breaches of any security agreement, relocation expense agreement or other indebtedness).

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

17. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions, as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents. A Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, or Dividend Equivalents, on shares of Common Stock covered by (i) an Option or Stock Appreciation Right or (ii) any other Award which has not vested and is subject to performance-based vesting requirements. The Committee in its absolute and sole discretion may credit a Participant’s Award that is subject to performance-based vesting with Dividend Equivalents with respect to such Awards (other than an Option or a Stock Appreciation Right); provided that such Dividend Equivalents shall be subject to the same restrictions on forfeitability as applicable to the underlying Award until all restrictions on the respective Award have lapsed. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Republic determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; Stockholder’s Rights. Republic shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

                              122    |    Republic Services, Inc. 2020 Proxy Statement

(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award without value to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non- Qualified Stock Option. A transfer for value shall not be deemed to occur where an Award is transferred by a Participant pursuant to a domestic resolutions order or for bona-fide estate planning purposes.

(h) Buyout and Settlement Provisions. Except as prohibited in Section 7(d) of the Plan, the Committee may at any time on behalf of Republic offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds. The proceeds received by Republic from the issuance of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Republic.

(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award except as otherwise provided in the Plan. Notwithstanding the foregoing, without the approval of the stockholders of Republic, an Option or a Stock Appreciation Right may not be modified as described in Section 7(d) provided that (i) the foregoing shall not apply to Substitute Awards and adjustments or substitutions in accordance with Section 6 or Section 14, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of Republic in accordance with applicable law and the Certificate of Incorporation and Bylaws of Republic shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 6 or Section 14 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of Republic must approve an action to be undertaken under the Plan. Except as permitted under Section 6 or Section 14 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 17(l)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (1) the Participant’s “separation from service”, (2) the date the Participant becomes “disabled”, (3) the Participant’s death, (4) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (5) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (6) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

Republic Services, Inc. 2020 Proxy Statement    |    123

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant for any tax, additional tax, interest or penalties that the Participant may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(m) Notification of 83(b) Election. If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days after filing such election with the Internal Revenue Service.

(n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 17(n) if the Participant engages in any Detrimental Activity or if otherwise so required under applicable law. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 17(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above. In addition to the foregoing, the Committee may, in its sole discretion, include in an Award Agreement that the Award may be cancelled and/or that amounts received under the Award may be recovered from the Participant in certain situations such as financial restatements or committing any act that is detrimental to the Company.

(o) Clawback/Recovery. All Awards granted under the Plan will be subject to potential forfeiture, recoupment or other action in accordance with the terms of the Republic Services, Inc. Clawback Policy, as it may be amended or restated from time to time, or in accordance with any rules or regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 10D of the Securities Exchange Act of 1934 or other applicable law.

(p) Disclaimer of Rights. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(q) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(r) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole discretion determines desirable.

(s) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(t) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                              124    |    Republic Services, Inc. 2020 Proxy Statement

(u) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(v) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(w) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(x) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Republic, to its principal place of business, attention: Chief Legal Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

Republic Services, Inc. 2020 Proxy Statement    |    125

PRINTED WITH SOY INK

MIX
Paper from responsible sources
FSC® C132107
FSC
www.fsc.org

REPUBLIC SERVICES

We'll handle it from here.®

REPUBLIC SERVICES We'll handle it from here. 18500 N. Allied Way Phoenix, Arizona 85054 480-627-2700 RepublicServices.com

REPUBLIC SERVICES, INC. ATTN: INVESTOR RELATIONS 18500 NORTH ALLIED WAY PHOENIX, AZ 85054

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 7, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 7, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 5, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E98778-P31955 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REPUBLIC SERVICES, INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain

1a.    Manuel Kadre

1b.    Tomago Collins

1c.    Thomas W. Handley

1d.    Jennifer M. Kirk

1e.    Michael Larson

1f.    Kim S. Pegula

1g.   Donald W. Slager

1h.    James P. Snee

For address changes and/or comments, please check this box and write them on the back where indicated.

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		1i. Sandra M. Volpe 1j. Katharine B. Weymouth	For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
						The Board of Directors recommends you vote FOR the following proposals: 2. Advisory vote to approve our named executive officer compensation.		☐	☐	☐
						3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.	☐	☐	☐

						4.	Proposal to approve the Republic Services, Inc. 2021 Stock Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

E98779-P31955

PROXY

REPUBLIC SERVICES, INC.

This proxy is solicited on behalf of the Board of Directors

Donald W. Slager and Catharine D. Ellingsen, or either of them, with the power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Republic Services, Inc. to be held at 10:30 a.m., local time, on May 8, 2020 at the Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260 or any postponements or adjournments of the meeting, as indicated hereon.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR each of the nominees for director listed herein; FOR approval of the compensation of our named executive officers; FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and FOR the approval of the Republic Services, Inc. 2021 Stock Incentive Plan. As to any other matters, the Proxies shall vote in accordance with their discretion.

The undersigned hereby acknowledges receipt of the Notice of the 2020 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued on reverse side